Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

February 22, 2016,

among

MELLANOX TECHNOLOGIES, LTD.,
as the Israeli Borrower,

MELLANOX TECHNOLOGIES, INC.,
as the U.S. Borrower,

The LENDERS Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A., CITIBANK, N.A.,
BANK HAPOALIM B.M. and BANK LEUMI LE-ISRAEL B.M.
as Joint Lead Arrangers and Joint Bookrunners

i

SECTION 9.17.	Non-Public Information	136
SECTION 9.18.	Judgment Currency	137
SECTION 9.19.	Lender Representation	137
SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	137

SCHEDULES:

Schedule 1.01(a)   –                   Commitments

Schedule 3.06    –                                 Litigation

Schedule 3.12    –                                 Subsidiaries

Schedule 3.13    –                                 Insurance

Schedule 5.17    –                                 Post-Closing Actions

Schedule 6.01    –                                 Existing Indebtedness

Schedule 6.02    –                                 Existing Liens

Schedule 6.04    –                                 Existing Investments

Schedule 6.10    –                                 Existing Restrictions

EXHIBITS:

Exhibit A                             –                                 Form of Assignment and Assumption

Exhibit B                             –                                 Form of Borrowing Request

Exhibit C                             –                                 Form of U.S. Collateral Agreement

Exhibit D                             –                                 Form of Compliance Certificate

Exhibit E                              –                                 Form of Interest Election Request

Exhibit F                               –                                 Form of Perfection Certificate

Exhibit G                             –                                 Form of Supplemental Perfection Certificate

Exhibit H                            –                                 Form of Solvency Certificate

Exhibit I-1                      –                                 Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-2                      –                                 Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-3                      –                                 Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-4                      –                                 Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit J                                 –                                 Form of Closing Certificates

Exhibit K                             –                                 Form of Guarantee Agreement

Exhibit L                              –                                 Form of Intercompany Note

CREDIT AGREEMENT dated as of February 22, 2016, among MELLANOX TECHNOLOGIES, LTD., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), MELLANOX TECHNOLOGIES, INC., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” has the meaning set forth in Section 2.21(a).

“Acquisition” means the acquisition by the Company (directly or indirectly) of all the outstanding Equity Interests in EZ Chip pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement of Merger, entered into as of September 30, 2015, by and among the Company, Mondial Europe Sub Ltd., a private company and a wholly-owned Subsidiary of the Company, and EZ Chip, as amended on November 17, 2015, together with all exhibits, schedules and disclosure letters thereto.

“Adjusted LIBO Rate” means with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Adjustment Date” has the meaning set forth in the Applicable Pricing Grid.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning set forth in Section 2.21(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as the same may be modified, amended or supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in U.S. Dollars with a maturity of one month plus 1%.  For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum determined in accordance with the definition of “LIBO Rate” herein, as the screen or quoted rate at approximately 11:00 a.m., London time, on such day for deposits in U.S. Dollars with a maturity of one month.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning set forth in Section 9.18(b).

“Applicable Funding Account” means the applicable account of the applicable Borrower that shall be specified in a written notice signed by a Financial Officer and delivered to (and, in the case of any account located outside the United States or the State of Israel, reasonably approved by) the Administrative Agent.

“Applicable Pricing Grid” means the table set forth below:

Pricing Level	Total Net Leverage Ratio	Applicable Rate for Eurocurrency Loans	Applicable Rate for ABR Loans
I	> 2.00:1.00	2.00%	1.00%
II	> 1.50:1 and < 2.00:1.00	1.75%	0.75%
III	> 1.00:1 and < 1.50:1.00	1.625%	0.625%
IV	> 0.50:1 and < 1.00:1.00	1.50%	0.50%
V	< 0.50:1.00	1.25%	0.25%

For the purposes of the Applicable Pricing Grid, changes in the Applicable Rate resulting from changes in the Total Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 5.01(d) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any Compliance Certificate referred to above is not delivered within the time period specified in Section 5.01(d), then, until the date that is three Business Days after the date on which such Compliance Certificate is delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply.  In addition, at all times while an Event of Default under clauses (a), (b), (h) or (i) of Article VII shall have occurred and be continuing, the highest rate set forth in each column of the Applicable

Pricing Grid shall apply.  Each determination of the Total Net Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.13(a).

“Applicable Rate” means, for any day, (a) with respect to any ABR Loan or Eurocurrency Loan that is an Initial Term Loan, 0.625% per annum and 1.625% per annum, respectively; provided that on and after the first Adjustment Date occurring after the delivery of a Compliance Certificate for the full fiscal quarter of the Company after the Closing Date, the Applicable Margin with respect to the Initial Term Loans will be determined pursuant to the Applicable Pricing Grid and (b) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Amendment establishing the Incremental Term Commitments of such Series.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of JPMorgan Chase Bank, N.A., Citibank, N.A., Bank Hapoalim B.M. and Bank Leumi le-Israel B.M. in its capacity as a joint lead arranger and joint bookrunner for the Initial Term Loan Commitments and Initial Term Loans.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrowers.

“Authorized Officer” means the chief executive officer, president or chief financial officer of the Company or the U.S. Borrower or any other officer of the Company or the U.S. Borrower designated by it for such purpose.

“Available Amount” means, as of any time, the excess, if any, of:

(a)                                 $15,000,000; plus

(b)                                 the amount (which amount shall not be less than zero) equal to 50% of Cumulative Consolidated Net Income as of such time; plus

(c)                                  the sum of (i) the Net Proceeds received by the Company in respect of sales and issuances of its Qualified Equity Interests or capital contributions (other than the issuance of Equity Interests to officers, directors or employees of the Company or any Subsidiary pursuant to employee benefit or incentive plans or other similar arrangements, the issuance of Equity Interests to any Subsidiary, and the issuance of Qualified Equity Interests that are used to make Investments pursuant to Section 6.04(t)), plus (ii) the Net Proceeds of Indebtedness and Disqualified Equity Interests of the Company, in each case incurred or issued after the Closing Date, which have been exchanged or converted into Qualified Equity Interests of the Company, plus (iii) the Net Proceeds of Dispositions of

Investments made using the Available Amount (in an amount, together with amounts added pursuant to clause (iv) below, not to exceed the amount of such Investment made using the Available Amount), plus (iv) returns, profits, distributions and similar amounts received in cash or Permitted Investments on Investments made using the Available Amount (in an amount, together with amounts added pursuant to clause (iii) above, not to exceed the amount of such Investments made using the Available Amount), plus (v) the Investments made using the Available Amount of the Company and its Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Subsidiary or that has been merged or consolidated into the Company or any of its Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to the Company or any of its Subsidiaries in an amount not to exceed the amount of the Investment of the Company and its Subsidiaries in such Unrestricted Subsidiary made using the Available Amount; over

(d)                                 the sum of all Investments made prior to such time in reliance on Section 6.04(s)(ii), plus all Restricted Payments made prior to such time in reliance on Section 6.08(a)(vii), plus all expenditures in respect of Indebtedness made prior to such time in reliance on Section 6.08(b)(v), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Investment, Restricted Payment or expenditure.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of reorganization process (‘Havraa’) or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment.

“Base Incremental Amount” means, as of any date, an amount equal to (a) $100,000,000 less (b) the aggregate principal amount of all Incremental Term Loans made prior to such date in reliance on the Base Incremental Amount.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Representative” has the meaning set forth in Section 2.22.

“Borrowers” has the meaning set forth in the preamble hereto.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $500,000.

“Borrowing Multiple” means $250,000.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York or Tel Aviv, Israel are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in U.S. Dollars in the London interbank market.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures constituting Permitted Acquisitions or any other acquisition of all the Equity Interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person and related costs and expenses and (iii) any such expenditures in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Company and its Subsidiaries, and (b) such portion of principal payments on Capital Lease Obligations made by the Company and its Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (without giving effect to any subsequent changes in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, or a substantially similar pronouncement).  The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.  For purposes of Section 6.02, a Capital

Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash Management Agreement” means an agreement pursuant to which a bank or other financial institution provides Cash Management Services.

“Cash Management Services” means (a) treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Company or any Subsidiary and (b) commercial credit card and purchasing card services provided to the Company or any Subsidiary.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of Section 975 of the Code and (b) each Subsidiary of any such controlled foreign corporation.

“CFC Holding Company” means a Subsidiary, substantially all of the assets of which consist of Equity Interests or Indebtedness of (a) one or more CFCs or (b) one or more CFC Holding Companies.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of such Person or its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan unless such plan is party of a group) of Equity Interests in the Company representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company, (b) the U.S. Borrower shall cease to be a wholly-owned direct Subsidiary of the Company or another Loan Party or (c) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement or (ii) nominated or appointed by the board of directors of the Company.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, including the entry into any agreement with such Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“Chief Scientist Rights” means all the rights, powers and privileges of the Research Committee by virtue of the Research Law and/or any instrument of approval granted by the Chief Scientist of the Israel Ministry of Economy, pursuant to the Chief Scientist’s powers under the Research Law.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or Incremental Term Loans of any Series, (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment or an Incremental Term Commitment of any Series, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.  Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.19, 2.20 and 2.21.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02) and the Initial Term Loans are funded.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreements” means the Israeli Collateral Agreements and the U.S. Collateral Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Administrative Agent shall have received from each Borrower and each Designated Subsidiary either (i) counterparts of the Guarantee Agreement and each applicable Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a supplement to the Guarantee Agreement and each applicable Collateral Agreement, substantially in the form specified therein (or as otherwise agreed by the Administrative Agent), duly executed and delivered on behalf of such Person, together with documents of the type referred to in paragraph (e) of Section 4.01 and, to the extent reasonably requested by the Administrative Agent, opinions of the type referred to in paragraph (d) of Section 4.01, with respect to such Designated Subsidiary;

(b)                                 (i) all outstanding Equity Interests in any Significant Subsidiary (other than Excluded Equity Interests), in each case directly owned by any Loan Party, shall have been pledged pursuant to a Collateral Agreement and (ii) the Administrative Agent shall, to the extent required by such Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, and, with respect to Equity Interests of Persons formed in Israel, irrevocable instructions in relation to payments while an Event of Default shall have occurred and be continuing;

(c)                                  all (i) Indebtedness of the Company and each Subsidiary that is owing to any Loan Party in an aggregate principal amount in excess of $7,500,000 shall be evidenced by the Intercompany Note or a promissory note and shall have been pledged pursuant to a Collateral Agreement or a supplement to a Collateral Agreement, and the Administrative Agent shall have received all such Intercompany Notes or promissory notes, as applicable, together with undated instruments of transfer with respect thereto endorsed in blank, except that Indebtedness of the Company and each Subsidiary that is owing to any Loan Party and is incurred from time to time in the ordinary course of business shall not be required to be evidenced by an Intercompany Note or promissory note and the ancillary documentation referred to above (irrespective of the amount of such Indebtedness), to the extent that such Indebtedness is repaid or reduced to or below the aforementioned $7,500,000, in each case, within 45 days of the date incurred;

(d)                                 all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to evidence the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)                                  the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the Loan Party that is the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements and affirmative coverage as the Administrative Agent may reasonably request, (iii) if the Company is in receipt of a Standard Flood Hazard Determination that shows that a Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the Company shall (prior to the delivery of a counterpart to the Mortgage for such Mortgaged Property) deliver to the Administrative Agent evidence of such flood insurance as may be required under applicable law or regulations, including the Flood Insurance Regulations, and in any event in form, substance and amount reasonably satisfactory to the Administrative Agent, (v) any surveys as may exist at such time with respect to any such Mortgaged Property and (vi) legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage and with respect to the Loan Party’s execution of such Mortgage.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the Loan Parties shall have the time periods specified in (x) Section 5.17 to satisfy the Collateral and Guarantee Requirement with respect to the items specified in Schedule 5.17 and (y) Section 5.11 to satisfy the Collateral and Collateral Requirement with respect to Designated Subsidiaries newly acquired or formed (or which first become Designated Subsidiaries) after the Closing Date and with respect to assets acquired after the Closing Date that do not automatically constitute Collateral under a Collateral Agreement, (b) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, in each case as to which the Administrative Agent and the Borrowers reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Company and the Subsidiaries (including, without limitation, the imposition of withholding or other material taxes or as the result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction)), shall be excessive in relation to the benefits to be obtained by the Lenders therefrom, (c) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Company, (d) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may, without the consent of any Lender, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the Closing Date and the time periods set forth in Schedule 5.17 or in connection with assets acquired, or Designated Subsidiaries formed or acquired, after the Closing Date) if it and the Company reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.  In addition, in no event shall (a) control agreements or control or similar arrangements be required with respect to cash deposit or securities accounts, (b) notice be required to be sent to account debtors or other contractual third parties prior to the occurrence and absent the continuance of an Event of Default, (c) landlord lien waivers, estoppels or collateral access letters be required to be delivered, (d) perfection be required with respect to letter of credit rights and commercial tort claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements, registration with the Company Registrar or analogous filings in the jurisdiction of the applicable Loan Party) or (e) security documents governed by the laws of a jurisdiction other than Israel and the United States or any State thereof or the District of Columbia be required (it being understood and agreed that, notwithstanding anything herein to the contrary, security interests in any Intellectual Property (including any know-how) that was developed in connection with any funding from the Office of the Chief Scientist of the Israeli Ministry of Economy or any successor governmental body (“OCS”) and any rights derived therefrom, including under the standard OCS program, the Magnet program and/or the Magneton program (“OCS-Funded Know-How”) shall be subject to the immediately following paragraph and shall be granted solely under security documents governed by Israeli law and subject to the exclusive jurisdiction of Israeli courts).

The Secured Parties hereby acknowledge that any security interest in any OCS-Funded Know-How, to the extent applicable, and the realization thereof is subject to the

Research Law.  In addition, the Secured Parties hereby acknowledge that (a) the grant of the security interest in any OCS-Funded Know-How will require and will be subject to the approval of the OCS and to the execution and delivery by the Administrative Agent, on behalf of itself and the other Secured Parties, of an undertaking towards the OCS, in form and substance required by the OCS, prior to the creation of such security interest, (b) any realization of a security interest in OCS-Funded Know-How, including the sale, assignment or license of the OCS-Funded Know-How and its transfer within the framework of realization procedures under the Loan Documents will require and be subject to the approval of the OCS and to the conditions of the OCS Undertakings, the terms of the program pursuant to which grants were provided to the applicable Loan Party and of the Research Law. In addition, any realization of the OCS-Funded-Know-How will be subject to receiving an undertaking of the grantee, potential buyer or any other transferee to assume the applicable obligations in respect of such OCS-Funded Know-How in accordance with the Research Law (including, for the sake of clarity, according to Sections 19, 19A, 19B and 21 thereof and any additional approval or payment as required therein) (the “OCS Undertaking”).  This paragraph is referred to herein as the “OCS Provision”.  The Secured Parties hereby authorize the Administrative Agent to take, or refrain from taking, any actions or to enter into any necessary undertakings or agreements on behalf of the Secured Parties that the Administrative Agent shall determine in its sole discretion are necessary to comply with the OCS Provision or any other requirements of the OCS with respect to OCS-Funded Know-How and any ancillary or related property.

“Commitment” means with respect to any Lender, such Lender’s Initial Term Loan Commitment, Incremental Term Commitment of any Series or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning set forth in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated October 2015, relating to the credit facilities provided for herein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(a)                                 (i)                                     consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations),

(ii)                                  provision for taxes based on income, profits or losses, including foreign withholding taxes, and for corporate franchise, capital stock, net worth and value-added taxes, in each case during such period,

(iii)                               all amounts attributable to depreciation, depletion and amortization for such period (excluding amortization expense attributable to a prepaid cash expense that was paid in a prior period),

(iv)                              any extraordinary, unusual or non-recurring losses or charges for such period, determined on a consolidated basis in accordance with GAAP,

(v)                                 any Non-Cash Charges for such period; provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a)(v) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made,

(vi)                              any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement,

(vii)                           any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,

(viii)                        proceeds of business interruption insurance (to the extent actually received),

(ix)                              charges, losses or expenses to the extent indemnified, reimbursable or insured (to the extent covered by contractual indemnifications or reimbursement agreements and actually reimbursed or otherwise paid) or reimbursed by a third party,

(x)                                 accruals and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions or issuances of debt or equity permitted under the Loan Documents, whether or not consummated, plus

(b)                                 Pro Forma Adjustments in connection with Permitted Acquisitions (including the Acquisition) and other Specified Transactions consummated during such period (or, for purposes of determining whether such Permitted Acquisition and any related Investment or incurrence of Indebtedness or Lien is permitted, after the end of such period); provided that (i) such Pro Forma Adjustments shall be calculated net of the amount of actual benefits realized and (ii) the aggregate amount of all amounts under this clause (b) that increase Consolidated EBITDA in any Test Period shall not exceed, and shall be limited to, 15 % of Consolidated EBITDA in respect of such Test Period (calculated after giving effect to such adjustments and all other adjustments to Consolidated EBITDA and after giving effect to all adjustments in connection with the Acquisition); and minus

(c)                                  without duplication and to the extent included in determining such Consolidated Net Income:

(i)                                     any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP,

(ii)                                  any non-cash gains for such period, including with respect to write-ups of assets or goodwill, determined on a consolidated basis in accordance with GAAP,

(iii)                               any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement, determined on a consolidated basis in accordance with GAAP, and

(iv)                              any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements.

provided further that, Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) non-cash foreign translation gains and losses.  For purposes of calculating Consolidated EBITDA for any period to determine the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Interest Coverage Ratio, if during such period the Company or any Subsidiary shall have consummated a Specified Transaction or any Unrestricted Subsidiary shall have been re-designated as a Subsidiary, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(c).  For purposes of determining the Total Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio with respect to any period including a fiscal quarter ended on or prior to the Closing Date, Consolidated EBITDA will (subject to Section 1.04(c) with respect to any Specified Transaction or Subsidiary Designation after the Closing Date) be deemed to be equal to (i) for the fiscal quarter ended December 31, 2014, $117,055,000, (ii) for the fiscal quarter ended March 31, 2015, $141,848,000, (iii) for the fiscal quarter ended June 30, 2015, $180,612,000 and (iv) for the fiscal quarter ended September 30, 2015, $203,209,000.

“Consolidated Interest Expense” means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding, however, any amounts referred to in Section 2.10 payable to the Administrative Agent and Lenders on or before the Closing Date.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to the Company or, subject to clauses (b) and (c) of this proviso, any consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) of this proviso paid to any Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other cash distributions have been legally and effectively waived; provided that the foregoing provisions of this clause (b) shall not result in the net income or loss of EZ Chip and its consolidated Subsidiaries being excluded from the calculation of Consolidated Net Income for any period, and (c) the income or loss of, and any amounts referred to in clause (a) of this proviso paid to, any consolidated Subsidiary that is not wholly-owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.  Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by the Company or the Subsidiaries during any such period shall be included, without duplication and subject to clauses (b) and (c) of the proviso in the immediately preceding sentence, in the calculation of Consolidated Net Income for such period.  For purposes of calculating Consolidated Net Income for any period to determine the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Interest Coverage Ratio, if during such period the Company or any Subsidiary shall have consummated a Specified Transaction or a Subsidiary Designation, Consolidated Net Income for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(c).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent and each Lender.

“Cumulative Consolidated Net Income” means, as of any date of determination, the cumulative amount of Consolidated Net Income for the period (taken as one accounting period) commencing on April 1, 2016 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrowers or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such written certification, (d) has become the subject of a (A) Bankruptcy Event or (B) a Bail-In Action or (e) has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or its Lender Parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18) upon delivery of written notice of such determination to the Borrowers and each Lender.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disposition” has the meaning set forth in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)                                 matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)                                 is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)                                  is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Closing Date, the Closing Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institutions” means (a) any persons that are engaged as principals primarily in private equity, mezzanine financing or venture capital and certain banks, financial institutions, other institutional lenders and other entities, in each case, that have been specified by name to the Arrangers by the Borrower Representative from time to time in writing, subject to the written consent of the Arrangers (not to be unreasonably withheld or delayed) and (b) competitors of the Borrowers, EZ Chip and their respective Subsidiaries in each case identified by name in writing by the Borrower Representative to the Administrative Agent from time to time and (c) as to any entity referenced in each case of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates readily identifiable by name, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.  For the avoidance of doubt the Administrative Agent shall, and shall be permitted to, provide such list of Disqualified Institutions to the Lenders.  In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Institution or have any liability with respect to any assignment made to a Disqualified Institution.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Time” has the meaning set forth in the Acquisition Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person or (ii) the Company, any Subsidiary or any other Affiliate of the Company, in each case other than any Disqualified Institution.

“Environmental Laws” means all Requirements of Law relating to pollution or the protection of the environment or natural resources (or, as it relates to exposure to hazardous or toxic substances, human health and safety matters).

“Environmental Liability” means any liability, obligation, loss, claim, lawsuit or order, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities) directly or indirectly resulting or arising from (a) the violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials, (d) exposure to any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization issued or required under Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) the existence, with respect to any Plan of the Company, of a non-exempt Prohibited Transaction; (b) any Reportable Event; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the

Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (f) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (g) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (i) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or terminated (within the meaning of Section 4041A of ERISA); (j) the failure by the Company or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; or (k) a Foreign Plan Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $7,500,000 and all leasehold interests; (b) motor vehicles and other assets subject to certificates of title (other than to the extent a security interest in such assets can be perfected by filing a Uniform Commercial Code financing statement or a similar filing in a non-U.S. jurisdiction); (c) any assets if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited by any Requirements of Law; provided that such asset shall cease to be an Excluded Asset at such time as such prohibition ceases to be in effect; (d) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or any Subsidiary), in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such prohibition or right of termination; (e) (A) any asset to the extent that a grant of a security interest therein would require the consent (other than a consent that has been obtained and other than with respect to OCS-Funded Know-How, which shall be subject to the OCS Provision) of a third Person (other than the Company or any Subsidiary) in each case pursuant to an agreement relating to secured Indebtedness permitted by clause (b), (f), (g), (i), (j), (k), (l), (n), (o) and (p) of Section 6.01 so long as such consent requirement applies only to the assets securing such Indebtedness and (B) any lease, license or other agreement which requires the consent (other than a consent that has been obtained and other than with respect to OCS-Funded Know-How, which shall be subject to the OCS Provision) of a third Person (other than the Company or any Subsidiary) in order for such lease, license or other agreement (or rights thereunder) to be part of the Collateral, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such consent requirement; (f) those assets as to which the Administrative Agent and the Company reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (g) “intent-to-use” trademark applications, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application; (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or require governmental approval or consent (other than an approval or consent that has been obtained and, to the extent relevant, other than with respect to OCS-Funded Know-How, which shall be subject to the OCS Provision), in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such prohibition, restriction or consent requirement, (i) any Excluded Equity Interests, (j) other customary exclusions under applicable local law or in applicable local jurisdictions as mutually agreed by the Administrative Agent and the Company, (k) margin stock, (l) assets to the extent a security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the IRS Code or any similar law or regulation in any applicable jurisdiction) or material adverse regulatory consequences, in each case, as reasonably determined by the Borrowers and the Administrative Agent; (m) any payroll accounts, employee wage and benefit accounts, tax accounts, escrow accounts, or fiduciary or trust accounts and (n) at the Borrowers’ discretion, cash or other assets restricted for relationship banks that are subject to Liens permitted under Section 6.02(m).

“Excluded Equity Interests” means (a) any Equity Interests that consist of voting stock of a Subsidiary that is a CFC or a CFC Holding Company in excess of 65% of the outstanding voting stock (or 65% of the outstanding Equity Interests in the case of an entity that is not a corporation for U.S. tax purposes) of such Subsidiary, (b) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited by any Requirements of Law; provided that such Equity Interest shall cease to be an

Excluded Equity Interest at such time as such prohibition ceases to be in effect, (c) Equity Interests in any Person that is not a wholly owned Subsidiary directly owned by a Loan Party (including, for the avoidance of doubt, Equity Interests in the Subsidiaries of EZ Chip); provided that such Equity Interest shall cease to be an Excluded Equity Interest if such Person becomes a wholly owned Subsidiary directly owned by a Loan Party and (d) Equity Interests in MFS to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is prohibited or restricted by a Proxy Agreement, or would require the approval or consent of the relevant United States of America Governmental Authority; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibitions, restrictions and approval or consent requirements cease to be in effect.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Significant Subsidiary, (b) any Subsidiary (other than the U.S. Borrower) that is a CFC or a CFC Holding Company (and accordingly, in no event shall a CFC or a CFC Holding Company be required to enter into any Security Document or pledge any assets hereunder), (c) EZ Chip and its Subsidiaries, only for so long as a Guarantee of the Loan Document Obligations and grant of Liens as security for the Loan Document Obligations by EZ Chip and its Subsidiaries would result in material adverse tax consequences or material adverse regulatory consequences or would be prohibited by Requirements of Law, in each case, as reasonably determined in good faith by the Borrowers, (d) any Subsidiary set forth on Schedule 5.17, (e) MFS, for so long as a Guarantee of the Loan Document Obligations and grant of Liens as security for the Loan Document Obligations by MFS is prohibited or restricted by a Proxy Agreement, would require the approval or consent of the relevant United States of America Governmental Authority or is prohibited by Requirements of Law and (f) any Subsidiary formed or acquired after the Closing Date that is prohibited by Requirements of Law from Guaranteeing the Loan Document Obligations; provided that any Subsidiary shall cease to be an Excluded Subsidiary at such time as none of foregoing clauses apply to such Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, and only for so long as, the Guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Loan Party and any and all applicable guarantees of such Loan Party’s swap obligations by the other Loan Parties) by virtue of Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant by any Loan Party of a security interest, as applicable, becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.17(b)) or (ii) such Lender changes its lending or branch office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending or branch office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any Taxes imposed under FATCA.

“EZ Chip” means EZchip Semiconductor Ltd., a public company formed under the laws of the State of Israel.

“EZ Chip Material Adverse Effect” means a Material Adverse Effect (as defined in the Acquisition Agreement) on the Acquired Companies (as defined in the Acquisition Agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), and (d) the Flood Insurance Reform Act of 2004, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), program or agreement that is not subject to US law and is maintained or contributed to by, or entered into with, the Company, any Affiliate, or any other entity to the extent the Company could have any liability in respect of its current or former employees, other than any employee benefit plan, program or agreement that is sponsored or maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any contributions or payments required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable Governmental Authorities of any such Foreign Plan required to be registered with such Governmental Authorities; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, Israel, any other nation or government, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Bank of Israel, the Commissioner of Capital Markets, Insurance and Savings Department in the Israeli Ministry of Finance and including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term

“Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Company)).  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement among the Borrowers, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit K.

“Hazardous Materials” means petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, mercury, lime solids, radon gas and all other substances, wastes or other pollutants (including explosive, radioactive, hazardous or toxic substances or wastes) that are regulated pursuant to, or the Release of or exposure to which could give rise to liability under, any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Impacted Interest Period” has the meaning set forth in the definition of LIBO Rate.

“Incremental Acquisition Term Facility” means Incremental Term Commitments designated as an “Incremental Acquisition Term Facility” by the Borrowers, the Administrative Agent and the applicable Incremental Term Lenders in the applicable Incremental Facility Amendment, the making of which is conditioned upon the consummation of, and the proceeds of which will be used to finance, a Permitted Acquisition or other acquisition or Investment permitted hereunder (including the refinancing of Indebtedness in connection therewith (to the extent required in connection with such Permitted Acquisition, acquisition or Investment) and the payment of related fees and expenses).

“Incremental Facility Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Term Lenders, establishing Incremental

Term Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.19.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.19, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Facility” means an incremental facility established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Term Commitments.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan (which shall be a term loan “A” having scheduled amortization payments that are greater than 1.00% per annum) made by an Incremental Term Lender to the Borrowers pursuant to Section 2.19.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding, for the avoidance of doubt, trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable, deferred compensation arrangements for employees, directors and officers and other accrued obligations, in each case in the ordinary course of business), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount that would be available for drawing under all letters of credit issued for the account of such Person, together without duplication, the amount of all honored but unpaid drawings and/or unreimbursed payments thereunder and all obligations, contingent or otherwise, of such Person as an account party in respect of letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (x) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (y) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable incurred in the ordinary course of business; (iii) obligations in respect of non-competes and similar agreements; (iv) Hedging Obligations; (v) obligations in respect of Cash Management Services; and (vi) licenses and operating leases. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Initial Lenders” means each of JPMorgan Chase Bank, N.A., Citibank, N.A., Bank Hapoalim B.M. and Bank Leumi le-Israel B.M.

“Initial Term Loan” means a Loan made pursuant to Section 2.01.

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan on the Closing Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Initial Term Loan Commitment is set forth in Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Term Loan Commitment, as applicable.  The initial aggregate amount of the Lenders’ Initial Term Loan Commitments is $280,000,000.

“Intellectual Property” has the meaning set forth in the U.S. Collateral Agreement.

“Intercompany Note” means an Intercompany Note among the Loan Parties and the Subsidiaries party thereto, substantially in the form of Exhibit L or any other form approved by the Administrative Agent.

“Intercreditor Agreement” means (a) in respect of Indebtedness intended to be secured by some or all of the Collateral on a pari passu basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Company, and (b) in respect of Indebtedness intended to be secured by some or all of the Collateral on a junior priority basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Company (including, without limitation, a customary standstill provision and a customary waiver by the junior priority creditors of any right to object to the manner in which the Administrative Agent or the Secured Parties enforce or collect the Obligations or the liens granted on any of the Collateral).

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Election Request” means a request by the Borrowers to convert or continue a Term Loan Borrowing in accordance with Section 2.05, which shall be, in the case of any such written request, substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed by all Lenders of the Class participating therein, twelve months thereafter or any other period acceptable to the Administrative Agent), as the Borrower Representative may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) the initial Interest Period for the Initial Term Loans shall commence on the Closing Date and shall end on March 31, 2016.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available for U.S. Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for U.S. Dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period.  When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for U.S. Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investment” means, with respect to a specified Person, (a) any Equity Interests, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness of or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of another Person or assets constituting a business unit, line of business, division or product line of such other Person.  The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date (excluding any portion thereof representing paid-in-kind interest or principal accretion), without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the Company in accordance with GAAP) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received in cash, or other property that has been converted into cash or is readily marketable for cash, by such specified Person representing a return of capital of such Investment, but without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (v) any Investment (other than any Investment referred to in clause (i), (ii), (iii) or (iv) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests at the time of the issuance thereof.  For purposes of Section 6.04, if an

Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer of the Company.  Any basket in this Agreement used to make an Investment by any Loan Party on or after the Closing Date in any Person that is not a Loan Party on the date such Investment is made but subsequently becomes a Loan Party in accordance with the terms of this Agreement shall be refreshed by the amount of the Investment so made on the date such Person so becomes a Loan Party.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Israeli Borrower” has the meaning set forth in the preamble hereto.

“Israeli Collateral Agreements” means any pledge, charge, security and/or collateral agreements, assignments or other documents securing the Obligations, among the Company and the other Loan Parties organized in Israel or that own Collateral located in Israel and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Judgment Currency” has the meaning set forth in Section 9.18(b).

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including in respect of any Incremental Term Facility and including any Maturity Date that has been extended from time to time in accordance with this Agreement.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a Subsidiary.

“Lenders” means the Persons listed in Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to U.S. Dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of pledge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means any acquisition by the Company or one or more of its Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing and which is designated as a Limited Condition Acquisition by the Company or such Subsidiary in writing to the Administrative Agent.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, the Guarantee Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Loan Modification Agreement, the Collateral Agreements, the other Security Documents, and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.07(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Borrowers and the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Loan Modification Offer” has the meaning set forth in Section 2.21(a).

“Loan Parties” means each Borrower and each Designated Subsidiary that is a party to the Guarantee Agreement.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“Local Time” means New York City time.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders other than Defaulting Lenders holding outstanding Loans of such Class representing more than 50% of the aggregate principal amount of all Loans of such Class outstanding at such time (other than Loans of Defaulting Lenders).

“Material Adverse Effect” means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries, in each case, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents) or Hedging Obligations of any one or more of the Company and the Subsidiaries in an aggregate principal amount of $20,000,000 or more.  For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time.

“Maturity Date” means the Term Maturity Date or the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series, and any extended maturity date with respect to all or a portion of any Class of Loans or Commitments hereunder pursuant to a Refinancing Facility Agreement or a Loan Modification Agreement, as the context requires.

“Maximum Incremental Amount” means an amount represented by Incremental Term Loans to be incurred pursuant to Section 2.19 that would not, immediately after giving effect to the incurrence thereof (excluding from such pro forma calculation the Net Proceeds of such Incremental Term Loans (if any) and assuming, in the case of any delayed draw Incremental Term Facility, that the full amount thereof is drawn), cause the Secured Net Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, to exceed 2.25 to 1.00.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MFS” means Mellanox Federal Systems LLC.

“Minimum Extension Condition” has the meaning set forth in Section 2.21(a).

“MNPI” means material information concerning the Company, EZ Chip, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.  For purposes of this definition, “material information” means information concerning the Company, EZ Chip, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and State securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, trust deed or other similar security document granting a Lien on any Mortgaged Property to secure the Obligations.  Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party, and the improvements thereto, that is required to be encumbered pursuant to Section 5.14 hereof, subject to the limitations in the definition of the term “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds (which term, for purposes of this definition, shall include Permitted Investments) (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Company and the Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans, any Permitted First Priority Refinancing Indebtedness, any Permitted Second Priority Refinancing Indebtedness and any Permitted Unsecured Refinancing Indebtedness) secured by such asset, (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this subclause (B)) attributable to minority interests and not available for distribution to or for the account of the Company and the Subsidiaries as a result thereof, and (C) the amount of any liabilities directly associated with such asset and retained by the Company or any Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries (including any taxes paid or payable in connection with transferring or distributing any such amounts to the Company or any other Loan Party), and the amount of any reserves established by the Company and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout, holdback or similar obligations) reasonably estimated to be payable, that in each case are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer of the Company).  For purposes of this definition, in the event any taxes estimated to be payable with respect to any event as described in clause (b)(iii) above are determined by the Company or the applicable Subsidiary not to be payable or any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, in an aggregate amount equal to or greater than $500,000, the amount of such estimated taxes not payable or reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such determination or reduction, of cash proceeds in respect of such event.

“Non-Cash Charges” means any non-cash charges, including (a) any write-off for impairment of long lived assets (including goodwill, intangible assets and fixed assets such as property, plant and equipment), or of deferred financing fees or investments in debt and equity securities, in each case, pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Company or any Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or (ii) investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable, (d) the non-cash impact of accounting changes or restatements and (e) non-cash charges and expenses resulting from pension adjustments.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(c).

“Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Hedging Obligations.

“OCS” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“OCS-Funded Know-How” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“OCS Provision” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Organizational Documents”  means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Company or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person will be or become a Loan Party or (b) in the case of any purchase or other acquisition of assets other than Equity Interests, such assets will be owned by a Loan Party; provided that, in each case, (i) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (ii) with respect to each such purchase or other acquisition, all actions required to be taken (if any) with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall be taken within the required time periods for satisfaction of such requirements set forth therein and (iii) at the time of the entry into the definitive documentation with respect to such purchase or acquisition, no Event of Default shall have occurred and be continuing, in each case, immediately after giving Pro Forma Effect to such purchase or other acquisition as if it were consummated on such date, including the incurrence of Indebtedness in connection therewith.  For the avoidance of doubt, the Acquisition shall be deemed to be a Permitted Acquisition for all purposes under this Agreement.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.21, providing for an extension of the Maturity Date and/or amortization applicable to the Loans and/or Commitments of the Accepting Lenders of a relevant Class and, in connection therewith, may also provide for (a)(i) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders subject to such Permitted Amendment and/or (ii) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders in respect of such Loans and/or Commitments, (b) changes to any prepayment premiums with respect to the applicable Loans and Commitments of a relevant Class, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (d) additional amendments to the terms of this Agreement applicable only to the applicable Loans and/or Commitments of the Accepting Lenders that either are (i) less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments or (ii) only apply after the Latest Maturity Date in effect immediately prior to giving effect to such Permitted Amendments and, in each case, that are reasonably acceptable to the Administrative Agent.

“Permitted Amount” means, as of any date, (a) $25,000,000 less (b) the sum of, without duplication, (i) the aggregate outstanding principal amount of Indebtedness incurred under Section 6.01(n) as of such date, (ii) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties outstanding under Section 6.04(d) as of such date, (iii) the aggregate outstanding amount of loans or advances made by Loan Parties to Subsidiaries that are not Loan Parties under Section 6.04(e) as of such date, (iv) the aggregate outstanding amount of Indebtedness of Subsidiaries that are not Loan Parties guaranteed by Loan Parties under Section 6.04(f) as of such date, (v) the aggregate amount of Investments by the Company and the Subsidiaries in Unrestricted Subsidiaries outstanding under Section 6.04(p) as of such date and (vi) the aggregate amount of Dispositions by Loan Parties to Subsidiaries that are not Loan Parties under Section 6.05(b)(ii) as of such date.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for Taxes that are not yet due or delinquent, or are being contested in compliance with Section 5.05;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code or any analogous laws), arising in the ordinary course of business that (x) do not, in the aggregate, relate to an amount in excess of $250,000 and, to the extent such amount is exceeded, are not overdue for a period of more than 60 days after receipt of notice that payment is due or (y) are being contested in compliance with Section 5.05;

(c)                                  (i) Liens (including pledges and deposits) arising in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations and (ii) pledges and deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;

(d)                                 pledges and deposits made (i) to secure the performance of bids, trade and commercial contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above;

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)                                   encroachments, easements, zoning restrictions, rights-of-way and similar encumbrances on real property, and other minor title imperfections and defects with respect to real property, that in any case do not secure any monetary obligations and do not materially interfere with the use, occupancy or ordinary conduct of business of the Company or any Subsidiary at such real property;

(g)                                  Liens deemed to arise from repurchase agreements that constitute Permitted Investments;

(h)                                 Liens arising solely by virtue of any contractual, statutory or common law provisions, banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i)                                     Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;

(j)                                    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon (or similar provisions under applicable law);

(k)                                 Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the personal property subject to any lease, license or sublicense or concession agreement, in each case which are entered into in the ordinary course of business;

(l)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)                             Liens that are contractual rights of set-off;

(n)                                 with respect to any Mortgaged Property, such exceptions appearing in Schedule B to the title insurance policies delivered to the Administrative Agent pursuant to the terms of this Agreement, all of which exceptions must be acceptable to the Administrative Agent or expressly permitted pursuant to the terms of this Agreement; and

(o)                                 the Chief Scientist Rights;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit, bank guarantees or similar instruments.

“Permitted First Priority Refinancing Indebtedness” means Indebtedness of the Company or any other Loan Party in the form of bonds, debentures, notes or similar instruments (but not loans) (a) that is secured by Liens on the Collateral on a pari passu basis (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations and any other Permitted First Priority Refinancing Indebtedness and is not secured by any property or assets of the Company or any of the Subsidiaries other than the Collateral (or property or assets that substantially concurrently become Collateral), (b) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class; provided that the principal amount of such Permitted First Priority Refinancing Indebtedness shall not exceed the amount of the Term Loan Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith), (c) that does not mature earlier than the Latest Maturity Date then in effect, and has a weighted average life to maturity no shorter than the Class of Term Loans with the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (d) that contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more restrictive with respect to the Company or any Subsidiary than those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Permitted First Priority Refinancing Indebtedness); provided that such Permitted First Priority Refinancing Indebtedness may contain financial maintenance covenants, so long as any such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenants set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of the Lenders); provided further that a certificate of a Financial Officer of the Company delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the

Company of its reasonable objection within three Business Days after receipt of such certificate together with a reasonable description of the basis upon which it objects, (e) the security agreements relating to which are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (f) that is not guaranteed by any Persons other than the Loan Parties and (g) in respect of which a trustee, collateral agent, security agent or similar Person, acting on behalf of the holders thereof, shall have become party to an Intercreditor Agreement.  Permitted First Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Investments” means:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P;

(c)                                  investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 365 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)                                 repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)                                  “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (ii) with (A) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (B) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (iii) have portfolio assets of at least $5,000,000,000;

(f)                                   investments in Indebtedness that is (x) issued by Persons with (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (i) and (ii) with maturities not more than 12 months after the date of acquisition and (y) of a type customarily used by companies for cash management purposes;

(g)                                  investments in accordance with the Company’s cash management and investment policy or guidelines as provided to the Administrative Agent and as in effect on the Closing Date (as may be modified by the Company after the Closing Date in a manner reasonably satisfactory to the Administrative Agent); and

(h)                                 in the case of the Company or any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Ratio Indebtedness” means Indebtedness of the Company or any Subsidiary (a) that is unsecured or subordinated to the Loan Document Obligations, (b) that does not mature earlier than the date that is 91 days after the Latest Maturity Date then in effect, and has a weighted average life to maturity no shorter than the Class of Term Loans with the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) that, in the case of such Indebtedness in the form of bonds, debentures, notes or similar instrument, does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control or fundamental change and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the date that is the Latest Maturity Date and (d) that contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall not include any financial maintenance covenants and that applicable negative covenants shall be incurrence-based to the extent customary for similar Indebtedness) and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more favorable to the lenders or investors providing such Permitted Ratio Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect); provided that a certificate of a Financial Officer of the Company delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive.

“Permitted Second Priority Refinancing Indebtedness” means Indebtedness of the Company or any other Loan Party in the form of term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Term Loans under this Agreement) or bonds, debentures, notes or similar instruments (a) that is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Obligations and any Permitted First Priority Refinancing Indebtedness and is not secured by any property or assets of the Company or any of the Subsidiaries other than the Collateral (or property or assets that substantially concurrently become Collateral), (b) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class; provided that the principal amount of such Permitted Second Priority Refinancing Indebtedness shall not exceed the amount of the Term Loan Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan

Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith), (c) that does not mature earlier than the Latest Maturity Date then in effect, and has a weighted average life to maturity no shorter than the Class of Term Loans with the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (d) that contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more restrictive with respect to the Company or any Subsidiary than those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Permitted Second Priority Refinancing Indebtedness); provided that such Permitted Second Priority Refinancing Indebtedness may contain financial maintenance covenants, so long as any such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenants set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of the Lenders); provided further that a certificate of a Financial Officer of the Company delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Company of its reasonable objection within three Business Days after receipt of such certificate together with a reasonable description of the basis upon which it objects, (e) the security agreements relating to which are substantially the same as the Security Documents (with such differences as are satisfactory to the Administrative Agent), (f) that is not guaranteed by any Persons other than the Loan Parties and (g) in respect of which a trustee, collateral agent, security agent or similar Person, acting on behalf of the holders thereof, shall have become party to an Intercreditor Agreement.  Permitted Second Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Indebtedness” means Indebtedness of the Company or any other Loan Party in the form of unsecured term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Term Loans under this Agreement) or unsecured bonds, debentures, notes or similar instruments (a) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class; provided that the principal amount of such Permitted Unsecured Refinancing Indebtedness shall not exceed the amount of the Term Loan Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith), (b) that does not mature earlier than the Latest Maturity Date then in effect, and has a weighted average life to maturity no shorter than the Class of Term Loans with the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) that contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more restrictive with respect to the Company or any Subsidiary than those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Permitted Unsecured Refinancing Indebtedness); provided that such Permitted Unsecured Refinancing Indebtedness may contain financial maintenance covenants, so long as any such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenants set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of the Lenders); provided further that a certificate of a Financial Officer of the Company delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Company of its reasonable objection within three Business Days after receipt of such certificate, together with a reasonable description of the basis upon which it objects and (d) that is not guaranteed by any Persons other than the Loan Parties.  Permitted Unsecured Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the four full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a)                                 any Disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a) through (k) and (m) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) $1,000,000 in the case of any single disposition or series of related dispositions and (B) together with the Net Proceeds excluded pursuant to clause (b) below during such fiscal year, $5,000,000 for all such dispositions during any fiscal year of the Company;

(b)                                 any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (for purposes of this defined term, collectively, “casualty events”), any asset of the Company or any Subsidiary, other than casualty events resulting in aggregate Net Proceeds not exceeding (i) $1,000,000 in the case of any single casualty event or series of related casualty events and (ii) together with the Net Proceeds excluded pursuant to clause (a)(ii) above during such fiscal year, $5,000,000 for all such casualty events during any fiscal year of the Company; or

(c)                                  the incurrence by the Company or any Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred under Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Adjustment” means, with respect to any Specified Transaction, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, the pro forma increase or decrease (for the avoidance of doubt, net of any such increase or decrease actually realized) in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) from cost savings, operating expense reductions, business optimization projects and other synergies (in each case net of amounts actually realized and costs incurred to achieve the same), in each case, related to such Specified Transaction, restructurings, business optimization activities, cost savings initiatives and other similar initiatives (including restructuring charges and any charges and expenses incurred in connection with Capital Expenditures for future expansion and business optimization projects) that are reasonably identifiable, factually supportable and projected by Company in good faith (as certified by a Financial Officer of the Company) to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Company) within 18 months after such Specified Transaction, restructuring, business optimization activities, cost savings initiative or other initiative, including those in connection with the Acquisition; provided that, so long as such actions are taken or expected to be taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, the cost savings and synergies related to such actions or such additional costs, as applicable, may be assumed, for purposes of projecting such pro forma increase or decrease to such Consolidated EBITDA to be realized on a “run-rate” basis during the entirety, or, in the case of, additional costs, as applicable, to be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings, synergies or additional costs already included in Consolidated EBITDA for such Test Period.

“Pro Forma Basis” and “Pro Forma Compliance” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made (subject, for the avoidance of doubt, to the limitations set forth in clause (b) of the definition of Consolidated EBITDA) and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant:  (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary or any division, product line, or facility used for operations of the Company or any of the Subsidiaries or the designation of a Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (B) in the case of an acquisition or Investment described in the definition of “Specified Transaction” or designation of an Unrestricted Subsidiary as a Subsidiary, shall be included, (ii) any prepayment, repayment, retirement, redemption or satisfaction of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Company or any of the Subsidiaries in connection therewith; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with (and subject to applicable limitations included in) the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Prohibition on Money Laundering Law” means the Prohibition on Money Laundering Law 5760-2000 and the regulations, rules, circulars and guidelines promulgated or published thereunder.

“Proposed Change” has the meaning set forth in Section 9.02(c).

“Proxy Agreement” means a proxy agreement entered into between MFS and the relevant United States of America Governmental Authority.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.

“Quotation Day” means with respect to any Eurocurrency Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.

“Recipient” means the Administrative Agent and any Lender, or any combination thereof (as the context requires).

“Refinancing” means the repayment, redemption, defeasance, discharge, refinancing, replacement or termination of existing third party indebtedness for borrowed money of the Company and its Subsidiaries (or the delivery of notice for the repayment or redemption thereof to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full the obligations under any related indentures or notes) and the termination of all commitments and the release of all liens securing the obligations thereunder, other than (A) ordinary course capital leases, purchase money indebtedness, equipment financings, customer financings and related guarantees, hedging contracts, other ordinary short term working capital facilities, bank guarantees and letters of credit, (B) indebtedness of the Company or any of its Subsidiaries permitted to remain outstanding or be incurred prior to the Closing Date under the Acquisition Agreement, (C) intercompany Indebtedness permitted pursuant to Section 6.01(c) and (D) other Indebtedness permitted pursuant to Section 6.01(b).

“Refinancing Commitment” means a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Borrowers, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premiums and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of the Class of Term Loans remaining as of the date of such extension, renewal or refinancing with the latest Maturity Date; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original

Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of either Borrower if such Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of such Borrower only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated in right of payment or otherwise to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Refinancing Lenders” means the Refinancing Term Lenders.

“Refinancing Loans” means the Refinancing Term Loans.

“Refinancing Term Lender” has the meaning set forth in Section 2.20(a).

“Refinancing Term Loan” has the meaning set forth in Section 2.20(a).

“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.20(a).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Registrar of Companies” means the Israeli Companies Registrar.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Reg. § 4043.

“Required Financials” has the meaning set forth in Section 3.04(a).

“Required Lenders” means, at any time, Lenders having Term Loans and unused Commitments representing more than 50% of the sum of the aggregate outstanding Term Loans and unused Commitments at such time (excluding for purposes of any such calculation Defaulting Lenders).

“Requirements of Law” means, with respect to any Person, (a) the Organizational Documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, code, judgment, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Research Committee” means the Israeli Ministry of Economy Industrial Research and Development Committee.

“Research Law” means the Israeli Encouragement of Research and Development Law, 5744-1984 and the regulations, rules, circulars and guidelines promulgated or published thereunder.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Company or any Subsidiary.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained or provided by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Minister of Finance of the State of Israel or under the Trading with the Enemy Ordinance 1939, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the State of Israel pursuant to the Trading with the Enemy Ordinance 1939 or (c) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person that is not the Company or any Subsidiary and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Screen Rate” has the meaning set forth in the definition of LIBO Rate.

“SEC” means the United States Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed pursuant to a Cash Management Agreement in effect on the Closing Date, entered into with a party that was a Lender as of the Closing Date or an Affiliate thereof, or (b) are owed pursuant to a Cash Management Agreement entered into after the Closing Date with a party that was a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case at the time such Cash Management Agreement was entered into, and, in the case of any such Cash Management Agreement referred to in clause (a) or (b) above, has been designated by the Company in a written notice given to the Administrative Agent as a Cash Management Agreement the obligations under which are to constitute Secured Cash Management Obligations for purposes of the Loan Documents.

“Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary arising under each Hedging Agreement that (a) was in effect on the Closing Date with a counterparty that was a Lender as of the Closing Date or an Affiliate thereof, or (b) is entered into after the Closing Date with a counterparty that was a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case at the time such Hedging Agreement was entered into, and, in the case of any such Hedging Agreement referred to in clause (a) or (b) above has been designated by the Company in a written notice given to the Administrative Agent as a Hedging Agreement the obligations under which are to constitute Secured Hedging Obligations for purposes of the Loan Documents.

“Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to (x) Total Secured Indebtedness as of the last day of the Test Period most recently ended on or prior to such date less (y) Unrestricted Cash of the Company and its Subsidiaries in excess of $100,000,000, but not to exceed $40,000,000 in the aggregate, and net of the amount of any taxes that would have been required to be paid if such Unrestricted Cash had been used to repay Indebtedness constituting Total Secured Indebtedness to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Arrangers, (d) each provider of Cash Management Services under a Cash

Management Agreement the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03, 5.11 or 5.17 or the requirements of the Collateral and Guarantee Requirement to secure the Obligations.

“Series” has the meaning set forth in Section 2.19(b).

“Significant Subsidiary” means (a) each Subsidiary (i) with total assets (including the value of Equity Interests of its Subsidiaries and excluding intercompany assets), on any date of determination, equal to or greater than $20,000,000 and/or (ii) the gross revenues (net of payroll, taxes, benefits and other deductions permitted under GAAP and excluding intercompany gross revenues) of which, for the Test Period most recently ended, are equal to or greater than $20,000,000, in each case calculated in accordance with GAAP and (b) each Subsidiary that owns any Equity Interests of any Subsidiary that would be deemed a Significant Subsidiary under clause (a)(i) or (a)(ii) above; provided that if at the end of any Test Period during the term of this Agreement, the combined aggregate amount of total assets (excluding intercompany assets) as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues (excluding intercompany gross revenues) for the Test Period most recently ended of all Subsidiaries that are not Significant Subsidiaries shall have exceeded 10.0% of the Total Assets (excluding intercompany assets) of the Company and its subsidiaries or 10.0% of the consolidated gross revenues (excluding intercompany gross revenues) of the Company and its subsidiaries for the Test Period most recently ended, then one or more of the Subsidiaries that are not Significant Subsidiaries shall be designated by the Company in writing to the Administrative Agent as a Significant Subsidiary until such excess has been eliminated (it being understood that no Subsidiary that is not wholly-owned or is otherwise an Excluded Subsidiary pursuant to the operation of clauses (b) — (e) of the definition thereof shall be designated a Significant Subsidiary pursuant to this proviso).

“Specified Acquisition Agreement Representations” means such of the representations and warranties made by, or with respect to, EZ Chip and its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its applicable affiliates) has the right to terminate its (or their) obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of any one or more of such representations and warranties in the Acquisition Agreement.

“Specified Permitted Acquisition Agreement Representations” means, with respect to any Permitted Acquisition or other acquisition or Investment permitted hereunder, such of the representations and warranties made by, or with respect to, the applicable entity to be acquired and its Subsidiaries in the applicable acquisition or investment agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its affiliates) have the right to terminate its (or their) obligations under such agreement or to decline to consummate such transaction as a result of a breach of any one or more of such representations and warranties in such agreement.

“Specified Representations” means the representations and warranties made in Sections 3.01 (as it relates solely to the Loan Parties), 3.02, 3.03(b) (as it relates to the entering into and the performance of the Loan Documents and the incurrence of the Loans and granting of Liens hereunder), 3.09, 3.14, 3.16 (after giving effect to the second to last paragraph of Section 4.01), 3.17, 3.18, 3.19 and 3.20.

“Specified Time” means 11:00 a.m., London time.

“Specified Transaction” means, with respect to any period, any Investment, acquisition, Disposition, incurrence, assumption or repayment of Indebtedness (including the incurrence of Incremental Term Facilities), Restricted Payment, designation of a Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Subsidiary or other event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.

“Subsidiary Designation” has the meaning set forth in Section 1.04(c).

“Supplemental Perfection Certificate” means a certificate substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any Swap.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means an Initial Term Loan Commitment or an Incremental Term Commitment of any Series.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means an Initial Term Loan or an Incremental Term Loan of any Series.

“Term Maturity Date” means the date that is three years after the Closing Date.

“Test Period” means each period of four consecutive fiscal quarters of the Company.

“Total Assets” means, as of any date, the total assets of the Company and its subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its subsidiaries, determined on a pro forma basis.

“Total Indebtedness” means, on any date, the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness).

“Total Net Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to (x) Total Indebtedness as of the last day of the Test Period most recently ended on or prior to such date less (y) Unrestricted Cash of the Company and its Subsidiaries in excess of $100,000,000, but not to exceed $40,000,000 in the aggregate, and net of the amount of any taxes that would have been required to be paid if such Unrestricted Cash had been used to repay Indebtedness constituting Total Indebtedness to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Total Secured Indebtedness” means, as of any date, the aggregate amount of Total Indebtedness as of such date that is secured by a Lien on any property or assets of the Company and the Subsidiaries (but only, for the avoidance of doubt, to the extent so secured).

“Transaction Costs” means the (i) consideration in connection with the Acquisition, (ii) the fees, costs and expenses incurred in connection with the Transactions and (iii) the Refinancing.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, (b) the creation and perfection of the security interests provided for in the Security Documents, (c) the consummation of the Acquisition, (d) the Refinancing and (e) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash” means cash and Permitted Investments of the Company and its Subsidiaries which are not subject to any Liens (other than Permitted Encumbrances of the type described in clause (a) or (h) of the definition thereof and Liens permitted by Sections 6.02(a) or (l)).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary by the Company pursuant to Section 5.16 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Borrower” has the meaning set forth in the preamble hereto.

“U.S. Collateral Agreement” means the Collateral Agreement among the Borrowers, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

“U.S. Dollars”, “US$” or “$” refers to lawful money of the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly-owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned Subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.           Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan” or “Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term Loan” or “Eurocurrency Term Borrowing”).

SECTION 1.03.           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words

“herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

SECTION 1.04.           Accounting Terms; GAAP; Pro Forma Calculations.  (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein and (B) any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  For purposes of the foregoing, any change by the Company in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP.

(b)                                 Notwithstanding any change in GAAP after the Closing Date that would require obligations that would be classified and accounted for as an operating lease under GAAP as existing on the Closing Date to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Company and its Subsidiaries, such obligations shall continue to be treated as operating leases for all purposes under this Agreement.

(c)                                  For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs or during which any designation of any Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Subsidiary in accordance with the definition of “Unrestricted Subsidiary” occurs (a “Subsidiary Designation”), or for purposes of determining whether any Specified Transaction or Subsidiary Designation is permitted hereunder, Consolidated EBITDA, the Total Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period on a Pro Forma Basis, giving effect to such Specified Transaction or Subsidiary Designation.

(d)                                 Notwithstanding anything to the contrary in this Agreement, Unrestricted Subsidiaries may be included in the calculation of Consolidated EBITDA, Consolidated Net Income, Total Indebtedness, Total Secured Indebtedness and Consolidated Interest Expense for purposes of calculating the Total Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio so long as the combined aggregate amount of total assets as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues for the Test Period most recently ended in each case of all Unrestricted Subsidiaries but excluding intercompany assets and intercompany gross revenues does not exceed 5% of the Total Assets of the Company and its subsidiaries or 5% of the consolidated gross revenues of the Company and its subsidiaries, in each case, excluding intercompany assets and intercompany gross revenues for the Test Period most recently ended.

SECTION 1.05.           Excluded Swap Obligations.  Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Obligation that, as to such Loan Party, is an Excluded Swap Obligation.  In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

SECTION 1.06.           Limited Condition Acquisitions.  In connection with the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of unsecured Indebtedness or Subordinated Indebtedness, Dispositions or fundamental changes or the designation of any Subsidiaries or Unrestricted Subsidiaries, in each case, in connection with a Limited Condition Acquisition (any of the foregoing, an “LCA Action” and collectively, the “LCA Actions”), for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result from any such LCA Action, as applicable, such condition shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed satisfied, so long as no Default or Event of Default exists on the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”).  For the avoidance of doubt, if the Company has exercised the LCA Election, and any Default or Event of Default occurs following the LCA Test Date and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

(a)                                 In connection with the incurrence of any LCA Action, for purposes of:

(i)                                     determining compliance with any provision of this Agreement which requires the calculation of the Total Net Leverage Ratio,  the Secured Net Leverage Ratio or the Interest Coverage Ratio; or

(ii)                                  testing baskets set forth in this Agreement;

in each case, upon the LCA Election, the date of determination of whether any such action is permitted hereunder, shall be the LCA Test Date, and if, after giving effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Company are available, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.  For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.  If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of unsecured Indebtedness or Subordinated Indebtedness, Dispositions or fundamental changes or the designation of any Subsidiaries or Unrestricted Subsidiaries, in each case on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.  The Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any Consolidated Net Income of or attributable to the target Person or assets associated with any such Limited Condition Acquisition for usages other than in connection with the applicable transaction pertaining to such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

ARTICLE II

THE CREDITS

SECTION 2.01.           Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan in U.S. Dollars to the Borrowers on the

Closing Date in a principal amount not exceeding its Initial Term Loan Commitment.  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.           Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing made by the Lenders ratably in accordance with their Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.12, each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrowers may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03.           Requests for Borrowings.  To request a Term Loan Borrowing, the Borrower Representative shall notify the Administrative Agent of such request by delivery of an executed written Borrowing Request in accordance with the notice provisions set forth in Section 9.01 (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days (or, in the case of the Term Loan Borrowing to be made on the Closing Date, one Business Day) before the date of the proposed Borrowing (or such shorter period of time as may be agreed to by the Administrative Agent and the Lenders) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the day of the proposed Borrowing (or, in the case of the Term Loan Borrowing to be made on the Closing Date, one Business Day before the date of the proposed Borrowing (or such shorter period of time as may be agreed to by the Administrative Agent and the Lenders).  Each such Borrowing Request shall be irrevocable.  Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     whether the requested Borrowing is to be a Term Loan Borrowing or an Incremental Term Loan Borrowing of a particular Series;

(ii)                                  the aggregate amount of such Borrowing;

(iii)                               the date of such Borrowing, which shall be a Business Day;

(iv)                              whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)                                 in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)                              the Applicable Funding Account.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of three months’ duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.           Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in U.S. Dollars by 2:00 p.m. (or in the case of the Loans to be made on the Closing Date, 9:00 a.m.), Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrowers by promptly remitting the amounts so received, in like funds, to the Applicable Funding Account.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance on such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to ABR Term Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05.           Interest Elections.  (a)  Each Term Loan Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the Borrower Representative may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05.  The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section 2.05, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative was requesting a Term Loan Borrowing of the Type resulting from such election to be made on the effective date of such election (it being understood and agreed that such an election may be made prior to the Closing Date).  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of an executed written Interest Election Request in accordance with the notice provisions set forth in Section 9.01.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)                              if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower Representative shall be deemed to have selected an Interest Period of three months duration.

(c)                                  Promptly following receipt of an Interest Election Request in accordance with this Section 2.05, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)                                 If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing for an additional Interest Period of three months.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Company or the U.S. Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06.           Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Initial Term Loan Commitments shall automatically terminate on the earlier of (x) the Closing Date (upon funding of the Initial Term Loans) and (y) 11:59 p.m., New York City time, on April 16, 2016.

(b)                                 The Borrowers may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c)                                  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.06 at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each notice delivered by the Company pursuant to this Section 2.06 shall be irrevocable.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.  A notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities being funded, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

SECTION 2.07.           Repayment of Loans; Evidence of Debt.  (a)  The Borrowers hereby unconditionally promise to pay, jointly and severally, (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Initial Term Loan of such Lender as provided in Section 2.08 and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Incremental Term Loan of such Lender on the Maturity Date applicable to such Incremental Term Loans.

(b)                                 The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers in respect of Loans, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c)                                  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.08.           Amortization of Term Loans.  (a)  The Borrowers shall, jointly and severally, repay Initial Term Loan Borrowings on the last Business Day of each March, June, September and December, commencing on June 30, 2016 and ending with the last such Business Day to occur prior to the Term Maturity Date, in an aggregate principal amount for each such date equal to the percentage set forth below opposite the applicable date of the aggregate principal amount of the Initial Term Loan Borrowings outstanding on the Closing Date (as such amount shall be adjusted pursuant to paragraph (c) of this Section 2.08).

Repayment Date – Last Business Day of the Applicable Month	Repayment Percentage
June 2016	2.50%
September 2016	2.50%
December 2016	2.50%
March 2017	2.50%
June 2017	3.75%
September 2017	3.75%
December 2017	3.75%
March 2018	3.75%
June 2018	6.25%
September 2018	6.25%

Repayment Date – Last Business Day of the Applicable Month	Repayment Percentage
December 2018	6.25%
Term Maturity Date	All outstanding amounts, as set forth in clause (b) below

The Borrowers shall, jointly and severally, repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Amendment establishing the Incremental Term Commitments of such Series (as such amount shall be adjusted pursuant to paragraph (c) of this Section 2.08 or pursuant to such Incremental Facility Amendment).

(b)                                 To the extent not previously paid, (i) all Initial Term Loans shall be due and payable on the Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the applicable Incremental Term Maturity Date.

(c)                                  Any optional prepayment of Term Loans of any Class pursuant to Section 2.09(a) shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section 2.08 as directed by the Borrowers (and absent such direction, in direct order of maturity thereof) and may be applied to the Initial Term Loans or any Incremental Term Loans, in any case, as directed by the Borrowers (and absent such direction, in direct order of maturity thereof).  All mandatory prepayments of Term Loans pursuant to Section 2.09(b) shall be applied to reduce the subsequent scheduled repayments of the Term Loans to be made pursuant to this Section 2.08 first to the scheduled installments thereof occurring within the next twelve months of such mandatory prepayment date in direct order of maturity and second ratably to the remaining respective installments thereof.

(d)                                 Repayments of Term Loans shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.09.           Prepayment of Loans.  (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.09.

(b)                                 In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, not later than the fifth Business Day following the day such Net Proceeds are received, prepay Term Loan Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that the Company may use a portion of such Net Proceeds to prepay or repurchase Permitted First Priority Refinancing Indebtedness to the extent any applicable credit agreement, indenture or other agreement governing such Permitted First

Priority Refinancing Indebtedness so requires, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted First Priority Refinancing Indebtedness and the denominator of which is the sum of the outstanding principal amount of such Permitted First Priority Refinancing Indebtedness and the outstanding principal amount of Term Loans; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Company shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Company to the effect that the Company or applicable Subsidiary intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds to acquire assets to be used or useful in the business of the Company or the Subsidiaries, or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) or other Investment permitted hereunder, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Company or one or more Subsidiaries shall have entered into an agreement with a third party to acquire such assets, or to consummate such Permitted Acquisition or other Investment, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(c)                                  Prior to any optional or mandatory prepayment of Borrowings under this Section 2.09, the Borrowers shall, subject the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section 2.09.  In the event of any mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class are outstanding, the Borrowers shall select Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Loan Borrowings as provided in the applicable Incremental Facility Amendment.

(d)                                 The Borrowers shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Local Time, one Business Day (or two Business Days, in the case of a mandatory prepayment) before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment of Term Loans pursuant to paragraph (a) of this Section 2.09 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

(e)                                  Notwithstanding any other provisions of this Section 2.09, to the extent that any of or all the Net Proceeds of any Disposition by a Subsidiary (other than the U.S. Borrower) or of any casualty event (as defined in the definition of Prepayment Event) from a Subsidiary (other than the U.S. Borrower) in each case giving rise to a Prepayment Event either (A) is prohibited or delayed by applicable local law from being repatriated to the United States or the State of Israel, as applicable or (B) would, in the good faith judgment of the Company, result in a material adverse tax consequence to the Company or any of its Subsidiaries if applied to repay the Term Loans, in each case, the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.09(b). Instead, such amounts may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States or the State of Israel, as applicable (the Company hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation as long as such repatriation does not create a material adverse tax consequence) or, in the good faith judgment of the Company, a material adverse tax consequence to the Company or any of its Subsidiaries would result if such Net Proceeds are applied to repay the Term Loans, and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law and, in the good faith judgment of the Company, no material adverse tax consequence to the Company or any of its Subsidiaries would result if such Net Proceeds are applied to repay the Term Loans, such repatriation will be promptly effected and such Net Proceeds will be promptly (and in any event not later than five (5) Business Days) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.09 to the extent provided herein.

SECTION 2.10.           Fees.

(a)                                 The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(b)                                 All fees payable hereunder shall be paid in U.S. Dollars on the dates due, in immediately available funds, to the Administrative Agent.  Fees paid shall not be refundable under any circumstances.

SECTION 2.11.           Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Term Loans as provided in paragraph (a) of this Section 2.11.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  All interest shall be payable in U.S. Dollars.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.           Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)                                 the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate or the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrowers and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrowers and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, and (ii) any Borrowing Request for a Eurocurrency Borrowing of such Class denominated in U.S. Dollars shall be treated as a request for an ABR Borrowing.

SECTION 2.13.           Increased Costs.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)                                  impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender; or

(iii)                               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, the Borrowers will pay, jointly and severally, to such Lender such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered.

(b)                                 If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Borrowers will pay, jointly and severally, to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14.           Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrowers (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.17 or 9.02(c), then, in any such event, the Borrowers shall, jointly and severally, compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender delivered to the Borrowers and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.15.           Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Evidence of Payment.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B), (ii)(D) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that either Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), copies of executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 copies of executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a

“U.S. Tax Compliance Certificate”) and (y) copies of executed originals of IRS Form W-8BEN or Form W-8BEN-E; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, copies of executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), copies of executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)                               Each non-Israeli Lender shall deliver to the Company, upon request from time to time, executed originals of State of Israel Ministry of Finance form A/114 (or any form that will replace it from time to time). Each Israeli Lender shall deliver to the Company, upon request from time to time, a certificate of exemption from withholding tax issued by the Israeli Tax Authority.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 2.16.           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees, or otherwise) in U.S. Dollars prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without any setoff or counterclaim.  All such payments in U.S. Dollars shall be made to the Administrative Agent at its designated office, except payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  Any amounts received after the time required to be received hereunder on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Each Lender at its option may change its branch office for purposes of such distribution of payments hereunder to any domestic or foreign branch of such Lender by providing written notice of such change to the Administrative Agent no later than the date that is three (3) Business Days prior to the date of the applicable payment; provided that such Lender shall have delivered to the Administrative Agent and the Company properly completed and executed documentation as will permit such payments to be made to such branch office without deduction or withholding for any Tax in excess of the deduction or withholding for any Tax that would be imposed if the Lender did not change its branch office.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments required to be made by any Loan Party under any Loan Document shall be made in U.S. Dollars except that any amounts payable under Section 2.13, 2.14 or 9.03 (or any indemnification or expense reimbursement provision of any other Loan Document) that are invoiced in a currency other than U.S. Dollars shall be payable in the currency so invoiced.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                                  Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including non-Defaulting Lenders as opposed to Defaulting Lenders or in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Term Loans at different times as a result of Refinancing Agreements pursuant to Section 2.20), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Person that is an Eligible Assignee (as such term is defined from time to time).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. Notwithstanding the foregoing, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(a), 2.15(e), 2.16(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.17.           Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.13, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower Representative) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay, jointly and severally, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)                                 If (i) any Lender requests compensation under Section 2.13, (ii) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or (iii) any Lender has become a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or 2.15) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including, for all such Lenders other than Defaulting Lenders, any amounts under Section 2.14) payable to it hereunder and under the other Loan Documents (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments and (D) such assignment does not conflict with applicable law.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation have ceased to apply.

SECTION 2.18.           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)                                 Waivers and Amendments.  The Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

(b)                                 Defaulting Lender Cure.  If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.19.           Incremental Term Facilities.  (a)  The Borrowers may on one or more occasions after the Closing Date, by written notice to the Administrative Agent, request the establishment of Incremental Term Commitments; provided that the aggregate amount of the Incremental Term Loans incurred under this Section 2.19 on any date shall not exceed the greater of (x) an amount equal to the Base Incremental Amount in effect on such date, (y) an amount subject to the Maximum Incremental Amount as of such date and (z) an amount equal to the aggregate amount of all optional prepayments of Term Loans (except prepayments made with the proceeds of any long-term Indebtedness) (it being understood that the Borrowers shall be deemed to have used amounts under clause (x) and clause (z) above prior to utilization of amounts under clause (y) above).  Each such notice shall specify (A) the date on which the Borrowers propose that the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental

Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment and (y) any Person that the Borrowers propose to become an Incremental Term Lender, if such Person is not then a Lender, must be an Eligible Assignee).

(b)                                 The terms and conditions of any Incremental Term Facility and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Amendment, substantially consistent to those of the Term Commitments and the Term Loans and, to the extent such terms and conditions are not substantially consistent with the terms and conditions applicable to the Term Commitments and the Term Loans, such terms and conditions shall not be more favorable, taken as a whole, to the Incremental Term Lenders providing such Incremental Term Facility than the terms of the existing Term Commitments and the Term Loans, as applicable (other than with respect to terms and conditions applicable only after the Latest Maturity Date then in effect); provided that (i) the upfront fees, interest rates and amortization schedule applicable to any Incremental Term Facility and Incremental Term Loans shall be determined by the Borrowers and the Incremental Term Lenders providing the relevant Incremental Term Commitments, (ii) except in the case of an Incremental Term Facility effected as an increase to an existing Class of Term Loans, the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Terms Loans with the latest Maturity Date, (iii) no Incremental Term Maturity Date shall be earlier than the Term Maturity Date and (iv) any Incremental Term Facility, for purposes of prepayments (either mandatory or optional), shall be treated substantially the same as (and in any event no more favorably than) the Term Loans.  Any Incremental Term Commitments established pursuant to an Incremental Facility Amendment that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.  Each Incremental Term Facility and all extensions of credit thereunder shall be secured by the same Collateral securing the other Loan Document Obligations on a pari passu basis with the Liens on the Collateral securing the other Loan Document Obligations and shall be Guaranteed by the same Loan Parties that Guarantee the other Loan Document Obligations.

(c)                                  The Incremental Term Commitments and Incremental Term Facilities relating thereto shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by the Borrowers, each Incremental Term Lender providing such Incremental Term Commitments and the Administrative Agent; provided that no Incremental Term Commitments shall become effective unless (i) no Event of Default (or, in the case of any Incremental Acquisition Term Facility if agreed by all applicable Incremental Term Lenders, no Event of Default under clause (a), (b), (h) or (i) of Article VII) shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments (and assuming that the full amount of such Incremental Term Commitments shall have been funded as Loans on such date), (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents (or, in the case of any Incremental Acquisition Term Facility if agreed by all applicable Incremental Term Lenders, the Specified Representations and the Specified Permitted Acquisition Agreement Representations) shall be true and correct (A) in the case of such representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Company shall be in compliance on a Pro Forma Basis with each of the financial maintenance covenants set forth in Section 6.13, (iv) the Borrowers shall make any payments required to be made pursuant to Section 2.14 in connection with such Incremental Term Commitments and the related transactions under this Section 2.19 and (v) the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction.  Each Incremental Facility Amendment may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.19.

(d)                                 Upon the effectiveness of an Incremental Term Commitment of any Incremental Term Lender, such Incremental Term Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e)                                  Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Amendment, each Lender holding an Incremental Term Commitment of any Series shall make an Incremental Term Loan to the Borrowers in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Amendment.

(f)                                   The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrowers referred to in Section 2.19(a) and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof.

SECTION 2.20.           Refinancing Facilities.  (a)  The Borrowers may, on one or more occasions after the Closing Date, by written notice to the Administrative Agent and with the consent of the Borrowers, the Refinancing Term Lenders and, to the extent that the rights, duties or privileges of the Administrative Agent are affected, the Administrative Agent (not to be unreasonably withheld or delayed), request the establishment hereunder of one or more additional Classes of term loan “A” commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrowers (the “Refinancing Term Loans”); provided that each Refinancing Term Loan Lender shall be an Eligible Assignee and shall otherwise be reasonably acceptable to the Administrative Agent to the extent that the Administrative Agent’s consent would be required in connection with an assignment to such Refinancing Term Loan Lender pursuant to Section 9.04.

(b)                                 The Refinancing Term Loan Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrowers, each Refinancing Term Lender providing such Refinancing Term Loan Commitments and the Administrative Agent; provided that no Refinancing Term Loan Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (iv) substantially concurrently with the effectiveness thereof, the Borrowers shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of one or more Classes in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments; provided that the principal amount of such Refinancing Term Loans shall not exceed the amount of the Term Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith).  The Borrowers shall determine the amount of such prepayments allocated to each Class of outstanding Term Loans, and any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.08(a) as directed by the Borrowers.

(c)                                  The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof:  (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof (provided that with the consent of the Administrative Agent, any Refinancing Commitments and Refinancing Loans may be treated as a single “Class” with any then-outstanding existing Commitments or Loans), (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class, provided that (A) such stated termination and maturity dates shall not be earlier than the Maturity Date applicable to the Class of Term Loans so refinanced and (B) any Refinancing Term Loans shall not have a weighted average life to maturity shorter than the Class of Term Loans so refinanced, (iii) any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans (provided that such Refinancing Term Loans shall have scheduled amortization payments that are greater than 1.00% per annum), (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitments or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class (which prepayment requirements, in the case of any

Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial maintenance covenant with which the Company shall be required to comply (provided that if any Refinancing Term Loans have a financial maintenance covenant at any time prior to the Latest Maturity Date in effect hereunder at the time of incurrence of such Refinancing Term Loans, such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenants set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of all Lenders)).  Except as contemplated by the preceding sentence, the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the existing Term Commitments and the existing Term Loans and in any event no more restrictive, taken as a whole, with respect to the Company or any Subsidiary than those set forth in the Loan Documents with respect to the existing Term Commitments and the existing Term Loans (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Refinancing Term Loan Commitments and Refinancing Term Loans).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.  Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.20, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder.

SECTION 2.21.           Loan Modification Offers.  (a)  The Borrowers may on one or more occasions after the Closing Date, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all (and not fewer than all) the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers.  Such notice shall set forth (i) the terms and conditions of the requested Loan Modification Offer and (ii) the date on which such Loan Modification Offer is requested to become effective.  Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.  With respect to all Permitted Amendments consummated by the Borrowers pursuant to this Section 2.21, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.09 and (ii) any Loan Modification Offer, unless contemplating a Maturity Date already in effect hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion); provided that the Borrowers may at their election specify as a condition (a

“Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrowers’ sole discretion and which may be waived by the Borrowers) of Commitments or Loans of any or all Affected Classes be extended.  If the aggregate principal amount of Commitments or Loans of any Affected Class in respect of which Lenders shall have accepted the relevant Loan Modification Offer shall exceed the maximum aggregate principal amount of Commitments or Loans of such Affected Class offered to be extended by the Borrowers pursuant to such Loan Modification Offer, then the Commitments and Loans of such Lenders shall be extended ratably up to such maximum amount based on the relative principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Loan Modification Offer.

(b)                                 A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrowers, each Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrowers shall have delivered, or agreed to deliver by a date following the effectiveness of such Permitted Amendment reasonably acceptable to the Administrative Agent, to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to Mortgages or other Security Documents, in each case to the extent applicable) as shall reasonably be requested by the Administrative Agent in connection therewith and (iv) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Borrower).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.21, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new Class of loans and/or commitments hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that all Borrowings, all prepayments of Loans and all reductions of Commitments shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Commitments (i.e., both extended and non-extended), until the repayment of the Loans attributable to the non-extended Commitments (and the termination of the non-extended Commitments) on the relevant Maturity Date.  The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.21.  This Section 2.21 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.

SECTION 2.22.           Borrower Representative. Each of the Israeli Borrower and the U.S. Borrower hereby irrevocably appoints and designates the Israeli Borrower (the “Borrower Representative”) as its representative and agent for all purposes under this Agreement and the other Loan Documents, including requests for Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Lenders and/or the Administrative Agent.  The Borrower Representative hereby irrevocably accepts such appointment.  Each of the Lenders and the Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by the Borrower Representative on behalf of the Israeli Borrower and/or the U.S. Borrower.  Each of the Lenders and/or the Administrative Agent may give any notice or communication to the Borrowers (or any one or more of them) hereunder to the Borrower Representative on behalf of the Borrowers (or any one of them).  Each of the Lenders and/or the Administrative Agent shall have the right, in its discretion, to deal exclusively with the Borrower Representative for any or all purposes under the Loan Documents.  Each of the Israeli Borrower and the U.S. Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Representative shall be binding upon and enforceable against it.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company and the U.S. Borrower represent and warrant to the Lenders that:

SECTION 3.01.           Organization; Powers.  The Company and each Subsidiary (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right (i) to carry on its business as now conducted and as proposed to be conducted and (ii) to execute, deliver and perform its obligations under each Loan Document (with respect to each Loan Party) to which it is a party and to effect the Transactions and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.           Authorization; Enforceability.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation by each Loan Party of the Transactions to which it is a party, has been duly authorized by all necessary corporate or other organizational action.  This Agreement has been duly executed and delivered by the Company and the U.S. Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company, the U.S. Borrower or such other Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.           Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as contemplated by the definition of “Collateral and Guarantee Requirement”, (ii) such as have been obtained or made and are in full force and effect and (iii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Company or any Subsidiary, except to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture or agreement governing any Indebtedness, any material agreement or any other material instrument binding upon the Company or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Company or any Subsidiary, except Liens created under the Loan Documents.

SECTION 3.04.           Financial Condition; No Material Adverse Change.  (a)  The Company has heretofore furnished to the Lenders (i) (x) the audited consolidated balance sheets of the Company and its subsidiaries on a consolidated basis, and related statements of income, changes in equity and cash flows of the Company and its subsidiaries on a consolidated basis for the periods ended December 31, 2012, December 31, 2013 and December 31, 2014, audited by and accompanied by the opinion of Pricewaterhouse Coopers LLP, independent registered public accounting firm, and the related unaudited consolidating financial statements and (y) unaudited consolidated and consolidating balance sheets and related statements of income, changes in equity and cash flows of the Company and its subsidiaries for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (the financial statements set forth in this clause (a)(i)(x) and (y), the “Company Required Financials”) and (ii) (x) the audited consolidated balance sheets of EZ Chip and its subsidiaries and related statements of income, changes in equity and cash flows of EZ Chip and its subsidiaries for the periods ended December 31, 2012, December 31, 2013 and December 31, 2014, audited by and accompanied by the opinion of Kost Forer Gabbay & Kasierer, independent registered public accounting firm, and the related unaudited consolidating financial statements and (y) unaudited consolidated and consolidating balance sheets and related statements of income, changes in equity and cash flows of the EZ Chip and its subsidiaries for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (the financial statements set forth in this clause (a)(ii)(x) and (y), the “EZ Chip Required Financials”, and together with the Company Required Financials, the “Required Financials”).  The Required Financials present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries and EZ Chip and its subsidiaries, respectively, as of such date and for such period in conformity with GAAP, subject, with respect to any quarterly financial statements, to the absence of footnotes and to normal year-end audit adjustments and, in respect of the EZ Chip Required Financials, subject to the knowledge of the Company based on the representations in the Acquisition Agreement.

(b)                                 Except as disclosed by the Company in reports filed with or furnished to the SEC prior to the Closing Date (it being understood the preceding shall not apply to disclosure set forth in risk factors, forward looking statements and other similar prospective statements contained therein), since December 31, 2014  there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

(c)                                  As of the balance sheet date of the most recent financial statements referred to in this Section 3.04, none of the Company or any of its Subsidiaries has any Guarantee obligations, contingent liabilities, or any long-term leases or unusual forward or long-term commitments (including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives), in each case that is material to the Company and its subsidiaries on a consolidated basis, that are not reflected in the most recent financial statements referred to in this Section 3.04, as required by GAAP.

SECTION 3.05.           Properties.  (a)  As of the Closing Date, neither the Company or any Subsidiary owns fee simple title to any real property.  The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including Mortgaged Properties, if any), except as could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Company and each Subsidiary owns, or is licensed to use, all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries, and the use thereof and the conduct of their business by the Company or any Subsidiary does not infringe in any respect upon the rights of any other Person, except in each case for any such infringements that, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect, and provided that the foregoing representations are made to the knowledge of the Company with respect to infringement of patents owned by third parties.  The Company or its Subsidiaries have made all maintenance payments and taken all other actions necessary to maintain in full force and effect all registrations and applications for Intellectual Property owned by the Company and each of its Subsidiaries that are material to the business of the Company or any Subsidiary. Each such registration and application is subsisting and, to the knowledge of the Company or any Subsidiary, valid and enforceable. No claim, litigation or proceeding is pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary in which any Person is alleging that the Company or any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any Person in any respect, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company or any Subsidiary, no Person is infringing the Intellectual Property owned by the Company or any of its Subsidiaries, except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.           Litigation.  Except as disclosed on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or any Loan Party, threatened in writing against or affecting the Company or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.07.           Environmental Matters. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (a) there are no actions, suits or proceedings with respect to any Environmental Liability by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting the Company or any Subsidiary; and (b) none of the Company or any Subsidiary (i) has violated any Environmental Law or is subject to any Environmental Liability, (ii) has failed to obtain, maintain or comply with any Environmental Permit required for the Company or any Subsidiary to operate as currently operated or as planned, or knows of any reason such Environmental Permit may be revoked, not renewed, or adversely modified, (iii) has used, handled, stored or disposed of Hazardous Materials in a manner that would reasonably be expected to result in Environmental Liability, (iv) has received notice of any claim alleging the Company or any Subsidiary is responsible for any Environmental Liability, (v) knows of any basis for, or is subject to any judgment or consent order pertaining to, any Environmental Liability of the Company or any Subsidiary or (vi) has contractually assumed any liability or obligation under or relating to Environmental Laws.

SECTION 3.08.           Compliance with Laws and Agreements.  The Company and each Subsidiary is in compliance with (i) all Requirements of Law and (ii) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Company is not a “Company in Violation” under Section 362A of the Israeli Companies Law 5759-1999.

SECTION 3.09.           Investment Company Status.  None of the Company or any other Loan Party is required to be registered as an “investment company” under the Investment Company Act.

SECTION 3.10.           Taxes.  The Company and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where (i)(x) the validity or amount thereof is being contested in good faith by appropriate proceedings and (y) the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto to the extent required by GAAP, or (ii) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.           ERISA and Labor Matters.  (a)  No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)                                 Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts, work stoppages or similar labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company or any Subsidiary, threatened, (ii) hours worked by and payment made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (iii) all payments due from the Company or any Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company or relevant Subsidiary.

SECTION 3.12.           Subsidiaries.  Schedule 3.12 sets forth the name and jurisdiction of organization of, and the ownership interest of the Company and each Subsidiary in, each Subsidiary and each class of Equity Interest of each Loan Party and each direct Subsidiary thereof and identifies each Subsidiary that is a Loan Party or an Excluded Subsidiary, in each case as of the Closing Date.  The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by the Company, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents and Liens permitted by Section 6.02).  Except as set forth in Schedule 3.12, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.13.           Insurance.  Schedule 3.13 sets forth a description of all material insurance maintained by or on behalf of the Company and the Subsidiaries as of the Closing Date.

SECTION 3.14.           Solvency.  Immediately after giving effect to the Transactions on the Closing Date, the Company and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured, (d) would not be deemed by a court to be insolvent or unable to pay their debts when due  and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

SECTION 3.15.           Disclosure.  No written reports, financial statements, certificates or other written information (taken as a whole) furnished by or on behalf of any Loan Party to any Arranger, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts and projected financial information, the Company and the U.S. Borrower represent only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so prepared and, if such projected financial information was furnished prior to the Closing Date, as of the Closing Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

SECTION 3.16.           Collateral Matters.  Subject to the Collateral and Guarantee Requirement:

(a)                                 Each Collateral Agreement (other than any Israeli Collateral Agreement relating to Israeli Patents (as defined below)), upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, under the laws of the jurisdiction governing such Collateral Agreement, a valid and enforceable security interest in the Collateral (as defined therein, or if applicable, the analogous term in any Israeli Collateral Agreement) and (i) when the Collateral (as defined in the U.S. Collateral Agreement) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent in the State of New York, together with instruments of transfer duly endorsed in blank and, in relation to the Loan Parties organized in Israel, also upon the filing of the U.S. Collateral Agreement (by way of a Hebrew language debenture) with the Israeli Companies Registrar within 21 days of execution thereof, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral to the extent such security interest may be perfected by delivery of certificated securities, prior and superior in right to any other Person (other than Permitted Encumbrances that by operation of law or contract would have priority over the Obligations), (ii) when financing statements in appropriate form are filed in the applicable filing offices and, in relation to the Loan Parties organized in Israel, also upon the filing of the U.S. Collateral Agreement (by way of a Hebrew language debenture) with the Israeli Companies Registrar within 21 days of execution thereof, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person (other than Liens permitted under Section 6.02), (iii) with respect to Israeli Collateral Agreements, relating to patents registered with the applicable Governmental Authority in the State of Israel (“Israeli Patents”), upon execution and delivery thereof by the parties thereto and registration with the applicable Governmental Authority within 21 days of execution thereof, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, under Israeli law, a valid and enforceable security interest in the Collateral (as defined therein), and will constitute a fully perfected security interest in all right, title and interest of the pledgors in such Collateral and (iv) with respect to Israeli Collateral Agreements other than in relation to Israeli Patents, when filed with the applicable Governmental Authority, will constitute a fully perfected security interest in all right, title and interest of the pledgers thereunder  in the Collateral (as defined therein), if filed within 21 days of execution thereof.

(b)                                 Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable lien on, or security interest in, as applicable, all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a valid first priority lien on, or fully perfected security interest in, as applicable, all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, other than Liens permitted under Section 6.02.

(c)                                  Upon the recordation of the U.S. Collateral Agreement (or an IP Security Agreement, as defined in the U.S. Collateral Agreement, in form and substance reasonably satisfactory to the Company and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section 3.16, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing or recording in the United States of America, in each case prior and superior in right to any other Person, other than Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office will be necessary to perfect a security interest in such Intellectual Property applied for, acquired or developed by the applicable Loan Parties after the Closing Date).

(d)                                 Each Security Document, upon execution and delivery thereof by the parties thereto and the making of the filings and registrations with the applicable Governmental Authorities and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

SECTION 3.17.           Federal Reserve Regulations.  None of the Company, the U.S. Borrower or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.  Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock (within the meaning of Regulation U of the Board of Governors).

SECTION 3.18.           Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person.  None (a) of the Company, any Subsidiary or any of their respective directors, officers or employees is a Sanctioned Person or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.19.           Use of Proceeds.  The Borrowers will use the proceeds of the Term Loans in compliance with Section 5.10.

SECTION 3.20.           USA PATRIOT Act.  The Company and its Subsidiaries are in compliance in all material respects with the USA PATRIOT Act and the Prohibition on Money Laundering Law.

ARTICLE IV

CONDITIONS

SECTION 4.01.           Closing Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)                                 The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart of this Agreement.

(b)                                 The Administrative Agent and the Arrangers shall have received at least three Business Days prior to the Closing Date all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten Business Days prior to the Closing Date by the Administrative Agent or the Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Prohibition on Money Laundering Law.

(c)                                  The Administrative Agent shall have received a certificate relating to the organization, existence and good standing (or an extract from the Companies Registrar in Israel together with a certificate of incorporation with respect to the Israeli Borrower) of each Borrower, the authorization of the Transactions and other legal matters (including confirmation of the Israeli Borrower in accordance with Sections 256(d) and 282 of the Israeli Companies Law 5759-1999 that all required authorizations and corporate approvals have been obtained) relating to the Borrowers, the Loan Documents or the Transactions (as applicable), substantially in the form attached hereto as Exhibit J.

(d)                                 The Administrative Agent shall have received a customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Latham & Watkins LLP, special New York and California counsel for the Loan Parties and (ii) Herzog Fox & Neeman, special Israeli counsel for the Loan Parties, in each case reasonably satisfactory to the Administrative Agent.

(e)                                  The Administrative Agent shall have received certificates relating to the organization, existence and good standing (or an extract from the Companies Registrar in Israel together with certificates of incorporation with respect to Loan Parties organized in Israel or equivalent certificate of the applicable Governmental Authority with respect to Loan Parties organized in non-US and non-Israeli jurisdictions) of each Loan Party (other than the Borrowers), the authorization of the Transactions and other legal matters (including confirmation of Loan Parties organized under the laws of the State of Israel in accordance with Sections 256(d) and 282 of the Israeli Companies Law 5759-1999 that all required authorizations and corporate approvals have been obtained) relating to the Loan Parties (other than the Borrowers), the Loan Documents or the Transactions (as applicable), substantially in the form attached hereto as Exhibit J.

(f)                                   The Administrative Agent shall have received a certificate, dated the Closing Date and signed by an Authorized Officer of the Company, confirming compliance with the conditions set forth in each of paragraphs (l), (m) and (n) of this Section 4.01.

(g)                                  The Administrative Agent shall have received (including, if requested by the Borrower Representative, by way of off-set against the proceeds of the Loans) all fees and other reasonable out-of-pocket amounts required to be paid on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, payment or reimbursement of all fees and reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party on or prior to the Closing Date.

(h)                                 The Collateral and Guarantee Requirement shall have been satisfied (subject to the penultimate sentence of this Section 4.01).  The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by an Authorized Officer of the Company, together with all attachments contemplated thereby, including the IP Security Agreements and the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search.

(i)                                     The Administrative Agent shall have received reasonably satisfactory evidence that the insurance required by Section 5.07 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured or loss payee thereunder to the extent required under Section 5.07.

(j)                                    [Reserved]

(k)                                 The Administrative Agent shall have received (i) a certificate in the form attached hereto as Exhibit H, dated the Closing Date and signed by the chief financial officer of the Company, as to the solvency of the Company and the Subsidiaries on a consolidated basis after giving effect to the Transactions and (ii) a duly completed and executed Borrowing Request from the Borrower Representative.

(l)                                     The Closing (as defined in the Acquisition Agreement) shall have occurred, or shall occur substantially simultaneously with the funding of the Initial Term Loans, in all material respects in accordance with the Acquisition Agreement, without giving effect to any amendments, consents or waivers thereto that are materially adverse to the Arrangers or the Lenders, without the prior consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (i) any amendment to the definition of “Material Adverse Effect” or to the “Xerox” provisions in Section 10.13 of the Acquisition Agreement is materially adverse to the interests of the Arrangers and the Lenders and (ii) any reduction or increase in the purchase price in connection with the Acquisition shall not be deemed to be material and adverse to the interests of the Arrangers or the Lenders to the extent that it is less than 8% of the purchase price); provided that the Borrowers shall use commercially reasonable efforts to ensure that the Effective Time occurs on the Closing Date.  It is understood and agreed that the determination of whether the Closing (as defined in the Acquisition Agreement) has occurred in accordance with the terms of the Acquisition Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel (in each case, without regard to the principles of conflict of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction).

(m)                             The Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (a) to the extent such representation relates to EZ Chip and its Subsidiaries, the definition thereof shall be the definition of “EZ Chip Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (b) the same shall be true and correct in all respects.  The Specified Acquisition Agreement Representations shall be true and correct as of the Closing Date.

(n)                                 There shall not have occurred any EZ Chip Material Adverse Effect since September 30, 2015.

(o)                                 The Administrative Agent shall have received (i) the Required Financials and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company as of and for the twelve-month period ending September 30, 2015, prepared after giving effect to the Transactions as if the

Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income.

(p)                                 The Administrative Agent shall have received in Israel the following documents, executed by the parties thereto: (i) all Israeli Collateral Agreements and (ii) a Form 10 in form for filing with the Registrar of Companies with respect thereto, a pledge notice for filing with the Israeli Registrar of Pledges and with the Israeli Registrar of Patents, together with such other applications and ancillary documentation as detailed in the Israeli Collateral Agreements.

(q)                                 The making of the Initial Term Loans by a Lender subject to the Bank of Israel or Supervisor of Capital Markets, Insurance and Savings Department guidelines and directives shall not result in such Lender exceeding the limits under Bank of Israel guidelines and directives and/or the guidelines and directives of the Supervisor of Capital Markets, Insurance and Savings Department with respect to single borrowers (“Loveh Boded”), groups of borrowers (“Kvutzat Lovim”), connected persons (“Anashim Kshurim”) or any other limit or limitations imposed thereunder.

Notwithstanding the foregoing, but subject to the requirement to execute and deliver the items referred to in clause (p) above, if the Company and the U.S. Borrower shall have used commercially reasonable efforts to deliver any document or take any action, without undue burden or expense, but shall nevertheless be unable to deliver such document or take such action, that is required to be delivered or taken in order to satisfy the Collateral and Guarantee Requirement, such delivery or action (other than the pledge and perfection of the security interest in (A) the Equity Interests of the Loan Parties’ direct wholly-owned Significant Subsidiaries (other than EZ Chip) that are not Excluded Equity Interests, (B) other assets pursuant to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code and (C) other assets pursuant to which a Lien may be perfected by registration with the Company Registrar, the Pledges Registrar or the Patent Registrar in Israel (provided that (w) the Company shall use best efforts to have all floating charges duly registered by the Companies Registrar on the Closing Date, (x) the Company shall use best efforts to ensure that all other filings to be made with the Companies Registrar (excluding the pledge over the equity securities of EZ Chip, which is subject to the following proviso) shall be filed and bear the stamp of the Companies Registrar on the Closing Date, (y) the Company shall use best efforts to have all debentures creating pledges over patents be filed and bear the stamp of the Patent Registrar on the Closing Date and (z) the Company shall use best efforts to have all pledges created by non-Israeli entities over Israeli assets be registered by the Pledges Registrar), and provided further that (1) any required approvals from the Office of the Chief Scientist of the Israel Ministry of Economy, or any successor governmental body, shall be received prior to the Closing Date, (2) the Company shall use best efforts to ensure that filings with the Companies Registrar of the pledge over the Equity Interests of EZ Chip and delivery of stock certificates for EZ Chip shall be completed on the same day as the occurrence of the Effective Time and (3) to the extent that any registration or filing, as applicable, required by clauses (w) through (z) above or clause (2) of this proviso cannot be completed on the Closing Date (or, with respect to the pledge over the equity securities of the EZ Chip, the Effective Time) after use of best efforts, the applicable documents shall be filed and bear the stamp of the Companies Registrar, the Patent Registrar or the Pledges Registrar, as applicable, no later than one Business Day (which, for this purpose, shall also exclude any days on which such registrar is not open for business) after the Closing Date (or, with respect to the pledge over the equity securities of EZ Chip, the Effective Time)) shall not be a condition precedent to the obligations of the Lenders hereunder on the Closing Date, but shall be required to be accomplished as provided in Section 5.17.

The Administrative Agent shall promptly notify the Lenders of the Closing Date, and such notice shall be conclusive and binding.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

SECTION 5.01.           Financial Statements and Other Information.  The Company will furnish to the Administrative Agent, on behalf of each Lender (or in the case of clause (h) below, conduct):

(a)                                 within 90 days after the end of each fiscal year of the Company (or, for so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on From 10 K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such forms), its audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Pricewaterhouse Coopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any such exception or explanatory paragraph (but not qualification) that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date of the credit facilities hereunder occurring within one year from the time such report is delivered)) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and its subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year in reasonable form and detail;

(b)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, with respect to the first fiscal quarter ending after the Closing Date, within 60 days after the end of such fiscal quarter), its unaudited consolidated balance sheet and unaudited statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter in reasonable form and detail;

(c)                                  if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Company and its Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Company or accounted for on the basis of the equity method but rather account for an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail; provided that the financial statements pursuant to this clause (c) shall not be required to be delivered so long as the combined aggregate amount of total assets as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues for the Test Period most recently ended in each case of all Unrestricted Subsidiaries but excluding intercompany assets and revenues does not exceed 10% of the Total Assets of the Company and its subsidiaries or 10% of the consolidated gross revenues of the Company and its subsidiaries, in each case, excluding intercompany assets and revenues for the Test Period most recently ended.

(d)                                 not later than the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with the financial covenants contained in Section 6.13 by calculation thereof as of the end of the fiscal period covered by such financial statements, (iii) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.12 or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, (iv) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that is required to be disclosed in the financial statements that are delivered concurrently with such Compliance Certificate, stating the occurrence of such change in GAAP or in the  application thereof; provided that the requirement in this clause (iv) may be satisfied by referencing in the Compliance Certificate the specific notes to the financial statements containing such disclosure and (v) in the case of the Compliance Certificate relating to annual financial statements delivered pursuant to clause (a) above, setting forth the amounts of the Available Amount utilized during the most recent fiscal year included in such financial statements, specifying each such use and the amount thereof;

(e)                                  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(f)                                   not later than the fifth Business Day after receipt thereof (to the extent delivered by the Company’s accountants) copies of all accountants’ letters in connection with a qualification to the audited financials or similar issue;

(g)                                  promptly following any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request;

(h)                                 a quarterly conference call (each such call to be at a time and date to be agreed by the Company and the Administrative Agent), among senior management of the Company and the Lenders, it being understood that this clause (h) shall be deemed satisfied by the occurrence of the Company’s quarterly public conference call with its equity holders to the extent the dial-in details of such call are made publicly available by the Company or its Subsidiaries prior to the occurrence of such call; and

(i)                                     promptly upon effectiveness thereof, copies of any Proxy Agreement and any foreign ownership, control or influence mitigation agreement to which MFS is a party.

Notwithstanding anything to the contrary in this Section 5.01, (a) none of the Company or any of its Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representative or contractors) is prohibited or restricted by Requirements of Law or any binding agreement with a third party not entered into in contemplation hereof, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) all such material that is so disclosed will be subject to Sections 9.12 and 9.17.

Information required to be furnished pursuant to clause (a), (b) or (c) of this Section 5.01 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov.  Information required to be furnished pursuant to this Section 5.01 or Section 5.02 may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.           Notices of Material Events.  Within five Business Days after obtaining knowledge thereof, the Company will furnish to the Administrative Agent notice of the following:

(a)                                 the occurrence of any Default; provided that giving such notice shall not shorten any grace period that applies to such Default pursuant to Article VII;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including with respect to any Environmental Liability) against the Company or any Subsidiary or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any material manner questions the validity of this Agreement or any other Loan Document;

(c)                                  the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;

(d)                                 any material change in accounting policies or financial reporting practices by the Company or any Subsidiary (it being understood and agreed that such notice shall be deemed provided to the extent described in any financial statement delivered to the Administrative Agent pursuant to the terms of this Agreement);

(e)                                  any Governmental Authority denial, revocation, modification or non-renewal of any Environmental Permit held or sought by the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

(f)                                   any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.           Information Regarding Collateral.  (a)  The Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number or Federal Taxpayer Identification Number, if such Loan Party is organized under the laws of a jurisdiction that requires a Loan Party’s organizational identification number or Federal Taxpayer Identification Number to be set forth on the face of a Uniform Commercial Code financing statement.  Upon request, the Company agrees to deliver all executed or authenticated financing statements and other filings under the Uniform Commercial Code (or analogous law in a non-U.S. jurisdiction)

or otherwise that are required in order for the Administrative Agent to continue to have a valid, legal and perfected security interest in all the Collateral following any such change.

(b)                                 At the time of delivery of financial statements pursuant to Section 5.01(a), the Company shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Company, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 5.03 (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Closing Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 5.03 (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Closing Date).

(c)                                  With respect to the Israeli Collateral Agreements, promptly upon receipt of pledge certificates, the Company shall deliver to the Administrative Agent an original of such certificate together with a copy of the relevant registry evidencing the registration of any such Israeli Collateral Agreement.

SECTION 5.04.           Existence; Conduct of Business.  The Company and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, and Intellectual Property material to the conduct of its business, in each case with respect to clause (i) (other than the preservation of the existence of the Borrowers) and clause (ii) to the extent that the failure to do any of the foregoing would reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05, including any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05.           Payment of Obligations.  The Company and each Subsidiary will pay its material obligations (other than Indebtedness and any obligations in respect of Hedging Agreements), including Tax liabilities, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.           Maintenance of Properties.  The Company and each Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, in each case except where the failure to so keep and maintain could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

SECTION 5.07.           Insurance.  The Company and each Subsidiary will maintain, with financially sound and reputable insurance companies, as determined by the Company in good faith, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  Each such policy of liability or property insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability, errors and omissions liability (to the extent endorsement of such policy is not permitted) or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, and (b) in the case of each property insurance policy, contain a customary lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder.  With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance in form, substance and amount as may be reasonably required by the Administrative Agent but in any event as is required under applicable law, including the Flood Insurance Regulations and provide evidence in form and substance satisfactory to Administrative Agent of such flood insurance.  Notwithstanding the foregoing, if the Administrative Agent receives any payment under any insurance policy of the Company or of any Subsidiary, or otherwise receives any amount in respect of any casualty or condemnation event with respect to any property of the Company or any Subsidiary, in each case at a time when no Event of Default has occurred and is continuing, the Administrative Agent shall promptly remit such amount to an account specified by the Company.

SECTION 5.08.           Books and Records; Inspection and Audit Rights.  The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and in material conformity with all Requirements of Law are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (in the case of such Lender, coordinated through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, subject to Sections 9.12 and 9.17,  to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this Section 5.08 and (ii) the Administrative Agent shall not exercise the rights under this Section 5.08 more often than one time during any calendar year.

SECTION 5.09.           Compliance with Laws.  (a)  The Company and each Subsidiary will comply with all Requirements of Law with respect to it or its assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c)                                  The Company and each Subsidiary will comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder, except to the extent a failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10.           Use of Proceeds.  The proceeds of the Initial Term Loans made on the Closing Date will be used, together with cash on hand at the Company, solely to pay the Transaction Costs.  The proceeds of the Incremental Term Loans will be used solely for the purpose or purposes set forth in the applicable Incremental Facility Amendment.  The Borrowers will not request any Borrowing, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

SECTION 5.11.           Additional Subsidiaries.  If any additional Subsidiary (other than an Excluded Subsidiary if the Equity Interests in such Excluded Subsidiary and any Indebtedness of such Excluded Subsidiary are, in each case, excluded from the Collateral and Guarantee Requirement) is formed or acquired or any existing Subsidiary ceases to be an Excluded Subsidiary after the Closing Date, then the Company will, as promptly as practicable and, in any event, within 60 days (or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) after such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof and (a) with respect to any such Subsidiary (other than an Excluded Subsidiary), cause such Subsidiary to satisfy the Collateral and Guarantee Requirement, to the extent applicable and (b) cause each Loan Party to satisfy the Collateral and Guarantee Requirement with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by such Loan Party.

SECTION 5.12.           Refinancing. The Company shall cause the Refinancing, if any, to be consummated substantially simultaneously with the Effective Time.

SECTION 5.13.           Further Assurances.  The Company and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be satisfied, all at the expense of the Loan Parties.  The Company also agrees to provide to the Administrative Agent (i) from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents and (ii) promptly after reasonable request therefor, all documentation and other information reasonably requested by the Administrative Agent or any Lender that is required to satisfy applicable “know your borrower” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Prohibition on Money Laundering Law.

SECTION 5.14.           After-Acquired Real Property.  Each Loan Party shall grant to the Administrative Agent, within 90 days of the acquisition thereof (or such later date as the Administrative Agent may agree), a Mortgage on each parcel of real property located in the U.S. or Israel owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has an assessed value for real estate taxation purposes or book value, whichever is higher, of at least $7,500,000, and shall cause clause (e) of the Collateral and Guarantee Requirement to be satisfied with respect to such real property and such Mortgage.

SECTION 5.15.           Environmental Compliance.  (a)  The Company and each Subsidiary will (i) comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to them; provided that, for purposes of this Section 5.15(a), noncompliance with any of the foregoing shall be deemed not to constitute a breach of this covenant so long as, with respect to any such noncompliance, the Company or its relevant Subsidiary is undertaking all reasonable efforts to achieve compliance (or to ensure that the relevant tenant, subtenant, contractor, subcontractor or invitee is achieving compliance), and provided further that, in any case, such noncompliance, individually or in the aggregate, would not reasonably be expected to give rise to a Material Adverse Effect.

(b)                                 Without in any way limiting the Company’s and each Subsidiary’s obligations under Section 5.15(a), the Company and each Subsidiary will promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives that are being disputed in good faith in the applicable manner and forum, or the noncompliance with which would not reasonably be expected, individually or in the aggregate, to give rise to a Material Adverse Effect.

SECTION 5.16.           Designation of Subsidiaries.  The Company may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary by delivering to the Administrative Agent a certificate of an Authorized Officer of the Company specifying such designation and certifying that the conditions to such designation set forth in this Section 5.16 are satisfied; provided that:

(i)                                     both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing; and

(ii)                                  in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, each Subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 5.16.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company in such Subsidiary on the date of designation in an amount equal to the fair market value of the Company’s Investment therein (as determined reasonably and in good faith by a Financial Officer of the Company).  The designation of any Unrestricted Subsidiary as a

Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 5.17.           Certain Post-Closing Collateral Obligations.  As promptly as practicable, and in any event within the applicable time period set forth in Schedule 5.17 (or such longer time as the Administrative Agent may reasonably agree), the Company and each other Loan Party will deliver all documents and take all actions set forth on Schedule 5.17 or that would have been required to be delivered or taken on the Closing Date but for the penultimate sentence of Section 4.01, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of Collateral and Guarantee Requirement.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company and the U.S. Borrower covenant and agree with the Lenders that:

SECTION 6.01.           Indebtedness; Certain Equity Securities.  None of the Company or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness created under the Loan Documents;

(b)                                 Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect of any of the foregoing;

(c)                                  unsecured intercompany Indebtedness among the Company and its Subsidiaries; provided that (A) any such Indebtedness owing by any Loan Party shall be subordinated in right of payment to the Loan Document Obligations on terms (x) at least as favorable to the Lenders as those set forth in the form of Intercompany Note attached as Exhibit L or (y) customary for intercompany subordinated Indebtedness and reasonably acceptable to the Administrative Agent; provided that a written subordination agreement shall not be required if the Company and its Subsidiaries are not required to evidence such Indebtedness by an Intercompany Note or a promissory note pursuant to the terms of the Collateral and Guarantee Requirement and the aggregate amount of all such Indebtedness that is not subject to a written subordination agreement satisfying the requirements of this clause (A) shall not exceed $15,000,000 at any time outstanding, (B) any such Indebtedness owing to any Loan Party shall be evidenced by an Intercompany Note or a promissory note which shall have been pledged pursuant to the Collateral Agreements to the extent required by the Collateral and Guarantee Requirement and (C) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04(e);

(d)                                 Guarantees incurred in compliance with Section 6.04;

(e)                                  Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness, Permitted Unsecured Refinancing Indebtedness and any Refinancing Indebtedness in respect of any of the foregoing;

(f)                                   (i) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed by the Company or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $15,000,000 at any time outstanding, and (ii) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above;

(g)                                  (i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $10,000,000 at any time outstanding;

(h)                                 Permitted Ratio Indebtedness so long as, at the time of incurrence of such Permitted Ratio Indebtedness, the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence thereof, is not in excess of the level that is 0.25 to 1.00 less than the then applicable financial maintenance covenant level set forth in Section 6.13(a); provided that (i) immediately prior to and immediately after giving effect to the incurrence of any Permitted Ratio Indebtedness under this clause (h), no Event of Default shall have occurred and be continuing and (ii) the Company will, on the date of incurrence of such Indebtedness, deliver to the Administrative Agent a certificate of a Financial Officer of the Company, dated such date, confirming the satisfaction of the conditions set forth above and attaching a reasonably detailed calculation of the Total Net Leverage Ratio on a Pro Forma Basis as of such date identifying the Permitted Ratio Indebtedness being incurred and specifying that it is being incurred pursuant to this clause (h);

(i)                                     Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(j)                                    Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature;

(k)                                 Indebtedness consisting of client advances or deposits received in the ordinary course of business;

(l)                                     Indebtedness consisting of short term credit facilities, including, among others, bank guarantees and letters of credit, collectively in an aggregate amount not to exceed $15,000,000;

(m)                             Indebtedness of the Company or any Subsidiary in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investments permitted under Section 6.04 or Dispositions permitted under Section 6.05;

(n)                                 Indebtedness of Subsidiaries that are not Loan Parties; provided that no Subsidiary that is not a Loan Party shall incur any Indebtedness under this Section 6.01(n) if, at the time of, and after giving effect to, the incurrence of such Indebtedness (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero;

(o)                                 Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business; and

(p)                                 additional Indebtedness in an aggregate amount at any time outstanding not in excess of $10,000,000.

SECTION 6.02.           Liens.  None of the Company or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Liens created under the Loan Documents;

(b)                                 Permitted Encumbrances;

(c)                                  any Lien on any asset of the Company or any Subsidiary existing on the Closing Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary other than after acquired property that is affixed or incorporated into the asset covered by such Lien on the Closing Date and the proceeds and products of the foregoing and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof;

(d)                                 any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than (x) in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition and (y) after acquired property that is affixed or incorporated into the asset initially covered by such Lien and the proceeds and products of the foregoing) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(g) as Refinancing Indebtedness in respect thereof;

(e)                                  Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (f)(i) of Section 6.01 or any Refinancing Indebtedness in respect thereof permitted by clause (f)(ii) of Section 6.01, and (ii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary, other than after acquired property affixed or incorporated into such asset initially covered by such Lien and the proceeds and products of the foregoing;

(f)                                   in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)                                  in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h)                                 Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i)                                     Liens consisting of cash collateral to secure Hedging Agreements permitted by Section 6.07;

(j)                                    Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01(c);

(k)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Article VII;

(l)                                     Liens on the Collateral securing (i) Permitted First Priority Refinancing Indebtedness permitted under Section 6.01(e) on a pari passu or junior basis with the Liens on the Collateral securing the Loan Document Obligations, and Refinancing Indebtedness in respect thereof; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement and (ii) Permitted Second Priority Refinancing Indebtedness permitted under Section 6.01(e) on a junior basis to the Liens on the Collateral securing the Loan Document Obligations and Refinancing Indebtedness in respect thereof; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement;

(m)                             Liens on cash and other assets owned by a Person that has incurred Indebtedness permitted pursuant to Section 6.01(l) to secure such Indebtedness of such Person; provided that such Liens shall not apply to any other assets of the Company or any Subsidiary other than after acquired property that is affixed or incorporated into the assets initially covered by such Lien and the proceeds and products of the foregoing; and

(n)                                 additional Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.

SECTION 6.03.           Fundamental Changes.  (a)  None of the Company or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) any Person (other than the Company) may merge into or consolidate with the Company in a transaction in which the Company is the surviving entity, (ii) any Person (other than the Company or the U.S. Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Loan Party, the surviving entity is a Loan Party), (iii) any Subsidiary (other than the U.S. Borrower) may merge into or consolidate with any Person (other than the Company or the U.S. Borrower) in a transaction permitted under Section 6.05 (other than pursuant to Section 6.05(n)) in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Subsidiary (other than the U.S. Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that if such Subsidiary is a

Loan Party the continuing or surviving Person shall be a Loan Party and (v) any Subsidiary (other than the U.S. Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04 or 6.05 (other than pursuant to Section 6.05(n)).

(b)                                 None of the Company or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Closing Date and businesses reasonably related, ancillary, adjacent or incidental thereto.

SECTION 6.04.           Investments, Loans, Advances, Guarantees and Acquisitions.  None of the Company or any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except:

(a)                                 the Acquisition;

(b)                                 Permitted Investments;

(c)                                  Investments existing in Subsidiaries on the Closing Date and other Investments existing or contemplated by investment agreements existing on the Closing Date, in each case as set forth on Schedule 6.04;

(d)                                 (i) additional Investments by any Loan Party in another Loan Party, (ii) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (iii) Investments (including by way of capital contributions) by the Company and the Subsidiaries in Equity Interests in their Subsidiaries; provided, in the case of clause (iii), that (x) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of (and to the extent required by) the Collateral and Guarantee Requirement and (y) no Investment by any Loan Party in any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(d) if, at the time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero;

(e)                                  loans or advances made among the Company and its Subsidiaries; provided that no loan or advance made by any Loan Party to a Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(e) if, at the time of, and after giving effect to, the making of such loan or advance (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero;

(f)                                   Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) (A) a Subsidiary that has not Guaranteed the Obligations pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness of any Loan Party (other than Indebtedness of a Loan Party owed to the Company or a Subsidiary) and (B) if the Guarantee is of Indebtedness that is required to be subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Loan Document Obligations on terms no less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 (other than clause (d) thereof) and (iii) no Guarantee by any Loan Party of Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(f) if, at the time of the making of, and after giving effect to, such Guarantee (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be zero;

(g)                                  (i) loans or advances to officers, directors or employees of the Company or any Subsidiary made in the ordinary course of business, including those to finance the purchase of Equity Interests of the Company pursuant to employee plans and (ii) payroll, travel, entertainment, relocation and similar advances to directors and employees of the Company or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Company or such Subsidiary for accounting purposes and that are made in the ordinary course of business; provided that the aggregate principal amount of such loans and advances under this clause (g) outstanding at any time shall not exceed $2,500,000;

(h)                                 Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Company or any Subsidiary, in each case in the ordinary course of business;

(i)                                     Permitted Acquisitions (it being understood the definition thereof contains certain separate requirements that must be complied with in order for an Investment to qualify as a Permitted Acquisition);

(j)                                    Investments held by a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into the Company or a Subsidiary after the Closing Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(k)                                 Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(l)                                     Investments by the Company or any Subsidiary that result solely from the receipt by the Company or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(m)                             Investments in the form of Hedging Agreements permitted under Section 6.07;

(n)                                 Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of the Company and that are made in the ordinary course of business and (iv) Guarantees made in the ordinary course of business in support of obligations of the Company or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees;

(o)                                 mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Company and Subsidiaries that are wholly-owned Subsidiaries;

(p)                                 Investments (including by way of capital contributions, loans and advances and Guarantees of Indebtedness) by the Company and the Subsidiaries in Unrestricted Subsidiaries; provided that no Investment may be made under this clause (p) if, at time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero;

(q)                                 Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements;

(r)                                    additional Investments, including Investments in connection with the acquisition of Subsidiaries that are not Loan Parties or other Persons that will not be Loan Parties, in an aggregate amount not in excess of (i) $10,000,000 in any fiscal year plus (ii) if the Total Net Leverage Ratio immediately after giving effect to any such Investment, calculated on a Pro Forma Basis at the time such Investment is made, is less than the level that is 0.25 to 1.00 less than the then applicable financial maintenance covenant level set forth in Section 6.13(a), in an amount not in excess of the Available Amount at the time such Investment is made; provided, however, that at the time any such Investment is made pursuant to this clause (r), no Default shall have occurred and be continuing or would result therefrom;

(s)                                   intercompany loans or other intercompany Investments made by the Loan Parties in the ordinary course of business to or in any Subsidiary that is not a Loan Party to provide funds as necessary to enable the applicable Subsidiary that is not a Loan Party to comply with changes in statutory or contractual capital requirements (other than any contractual requirement that constitutes a Guarantee);

(t)                                    any Investment to the extent procured in exchange for the issuance of Qualified Equity Interests;

(u)                                 Investments to the extent consisting of the redemption, purchase, repurchase or retirement of any common Equity Interests expressly permitted under Section 6.08;

(v)                                 Guarantees by the Company or any Subsidiary of operating leases or of other obligations (for the avoidance of doubt, excluding any Capital Lease Obligations) that do not constitute Indebtedness, in each case, entered into by the Company or any such Subsidiary in the ordinary course of business; provided that, in the case of any Guarantee by a Loan Party of obligations of a Restricted Subsidiary that is not a Loan Party, no Event of Default shall have occurred and be continuing or would result therefrom;

(w)                               Investments consisting of the non-exclusive licensing of Intellectual Property pursuant to joint marketing arrangements with other Persons, in the ordinary course of business;

(x)                                 additional Investments, including Investments in connection with the acquisitions of Foreign Subsidiaries or other Persons that will not be Loan Parties; provided that the Total Net Leverage Ratio immediately after giving effect to any such Investment, calculated on a Pro Forma Basis at the time such Investment is made, is less than 2.25 to 1.00; provided, however, that at the time any such Investment is made pursuant to this clause (x), no Default shall have occurred and be continuing or would result therefrom.

Notwithstanding anything contrary set forth above, (i) if any Investment is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.04 and (ii) if any Investment is made in reliance on any “basket” determined by reference to Total Assets, no fluctuation in the aggregate amount of Total Assets shall result in a breach of this Section 6.04.  In addition, in the event that a Loan Party makes an Investment in an Excluded Subsidiary for purposes of permitting such Excluded Subsidiary or any other Excluded Subsidiary to apply the amounts received by it to make a substantially concurrent Investment (which may be made through any other Excluded Subsidiary) permitted hereunder, such substantially concurrent Investment by such Excluded Subsidiary shall not be included as an Investment for purposes of this Section 6.04 to the extent that the initial Investment by the Loan Party reduced amounts available to make Investments hereunder.

SECTION 6.05.           Asset Sales.  None of the Company or any Subsidiary will sell, transfer, lease, license, sublicense or otherwise dispose of any asset, including any Equity Interest owned by it (but other than, for the avoidance of doubt, treasury shares of the Company held by the Company), nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Company or another Subsidiary in compliance with Section 6.04(d)) (each, a “Disposition”), except:

(a)                                 Dispositions of (i) inventory or other tangible property, (ii) used, obsolete, damaged or surplus equipment and (iii) cash and Permitted Investments, in each case in the ordinary course of business;

(b)                                 Dispositions to the Company or a Subsidiary; provided that (i) any such Disposition involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09 and (ii) no Disposition by any Loan Party to Subsidiaries that are not Loan Parties that is not made as an Investment permitted by Section 6.04 shall be permitted if, at the time of the making of, and after giving effect to, such Disposition (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero;

(c)                                  Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(d)                                 (i) Dispositions of assets to the extent that such Disposition constitutes an Investment referred to in and permitted by Section 6.04 and (ii) Dispositions of assets to the extent that such Disposition constitute a Restricted Payment referred to in and permitted by Section 6.08;

(e)                                  Sale/Leaseback Transactions permitted by Section 6.06;

(f)                                   Licenses, sublicenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Company or any Subsidiary;

(g)                                  Non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business;

(h)                                 Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Company or any Subsidiary;

(i)                                     Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are promptly applied to the purchase price of similar or replacement assets;

(j)                                    Dispositions of Investments in joint ventures to the extent required by the relevant joint venture arrangements;

(k)                                 the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material Intellectual Property that the Company determines in its reasonable judgment does not need to be used or maintained in the ordinary course of business;

(l)                                     additional Disposition of assets (including Equity Interests); provided that (i) if the total fair market value of the assets subject to any such Disposition or series of related Dispositions is in excess of $5,000,000, it shall be for fair market value (or if not for fair market value, the shortfall is permitted as and treated as an Investment under Section 6.04), (ii) at least 75% of the total consideration for any such Disposition received by the Company and its Subsidiaries is in the form of cash or Permitted Investments, (iii) no Default or Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Default or Event of Default exists) and (iv) the requirements of Section 2.09(b), to the extent applicable, are complied with in connection therewith; provided, however, that for purposes of clause (ii) above, any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Company and its Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash;

(m)                             the granting of Liens permitted pursuant to Section 6.02 (other than Section 6.02(f));

(n)                                 Dispositions permitted by Section 6.03 (other than by reference to this Section 6.05(n)); and

(o)                                 Dispositions of receivables in the ordinary course of business and consistent with past practice of the Company and the Subsidiaries.

Notwithstanding the foregoing, other than Dispositions to the Company or any Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Requirements of Law, no such Disposition of any Equity Interests in any Subsidiary shall be permitted unless (i) with respect to any wholly-owned Domestic Subsidiary, such Equity Interests constitute all of the Equity Interests in such Subsidiary held by the Company and the Subsidiaries and (ii) immediately after giving effect to such transaction, the Company and the Subsidiaries shall otherwise be in compliance with Section 6.04.

SECTION 6.06.           Sale/Leaseback Transactions.  None of the Company or any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05 (other than Section 6.05(e)), (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.

SECTION 6.07.           Hedging Agreements.  None of the Company or any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of the Equity Interests or Indebtedness of the Company or any Subsidiary),

including with respect to currencies, and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.08.           Restricted Payments; Certain Payments of Indebtedness.  (a)  None of the Company or any Subsidiary will declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i)                                     any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Company and the Loan Parties);

(ii)                                  the Company may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of the Company;

(iii)                               the Company may repurchase, purchase, acquire, cancel or retire for value Equity Interests of the Company from present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of the Company or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants, or to the extent required, pursuant to employee benefit plans, employment agreements, stock purchase agreements or stock purchase plans, or other benefit plans; provided that the aggregate amount of Restricted Payments made pursuant to this Section 6.08(a)(iii) shall not exceed $5,000,000 in any fiscal year;

(iv)                              the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Company;

(v)                                 the Company may acquire Equity Interests of the Company upon the exercise of stock options for such Equity Interests of the Company if such Equity Interests represent a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of the Company or its Subsidiaries;

(vi)                              the Company may convert or exchange any Equity Interests of the Company for or into Qualified Equity Interests of the Company;

(vii)                           so long as no Default shall have occurred and be continuing or would result therefrom, the Company or any Subsidiary may on any date make Restricted Payments in an amount equal to the Available Amount on such date; provided, however, that at the time of the making of such Restricted Payments and immediately after giving effect to such Restricted Payments made in reliance on this subclause (vii), the Total Net Leverage Ratio on such date, calculated on a Pro Forma Basis to give effect to any such

Restricted Payment, is not in excess of the level that is 0.25 to 1.00 less than the then applicable financial maintenance covenant level set forth in Section 6.13(a);

(viii)                        any Subsidiary may repurchase its Equity Interests held by minority shareholders or interest holders in a Permitted Acquisition or another transaction expressly permitted by Section 6.04 (other than Section 6.04(u) (it being understood that for purposes of Section 6.04, the Company shall be deemed the purchaser of such Equity Interests and such repurchase shall constitute an Investment by the Company in a Person that is not a Subsidiary in the amount of such purchase unless such Subsidiary becomes a Loan Party in connection with such repurchase);

(ix)                              to the extent constituting a Restricted Payment, the Company and its Subsidiaries may enter into any Investment expressly permitted by Section 6.04 (other than Section 6.04(u)); and

(x)                                 additional Restricted Payments; provided that the Total Net Leverage Ratio immediately after giving effect to any such Restricted Payment, calculated on a Pro Forma Basis at the time such Restricted Payment is made, is less than 2.00 to 1.00; provided, further, that at the time any such Restricted Payment is made pursuant to this clause (x), no Default shall have occurred and be continuing or would result therefrom.

(b)                                 None of the Company or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Permitted Unsecured Refinancing Indebtedness, unsecured Indebtedness incurred pursuant to Section 6.01(h) or Subordinated Indebtedness that is required pursuant to Section 6.01 to be subordinated to the payment of the Obligations, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of such unsecured Indebtedness or Subordinated Indebtedness, except:

(i)                                     regularly scheduled interest and principal payments as and when due in respect of such Indebtedness, other than payments prohibited by the subordination provisions thereof;

(ii)                                  refinancings of such Indebtedness with the proceeds of Refinancing Indebtedness permitted in respect thereof under Section 6.01;

(iii)                               payments of or in respect of such Indebtedness made solely with Qualified Equity Interests in the Company or the conversion of such Indebtedness into Qualified Equity Interests of the Company;

(iv)                              prepayments of intercompany Indebtedness permitted hereby owed by the Company or any Subsidiary to the Company or any Subsidiary, other than prepayments prohibited by the subordination provisions governing such Indebtedness; provided that, for the avoidance of doubt, no prepayment of any Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be permitted so long as a Default shall have occurred and be continuing or would result therefrom;

(v)                                 so long as no Default shall have occurred and be continuing or would result therefrom, the Company may on any date make payments of or in respect of any such Indebtedness in an amount equal to the Available Amount on such date; provided, however, that at the time of the making of such payments and immediately after giving effect to such payments made in reliance on this subclause (v), the Total Net Leverage Ratio on such date, calculated on a Pro Forma Basis to give effect to any such payment, is not in excess of the level that is 0.25 to 1.00 less than the then applicable financial maintenance covenant level set forth in Section 6.13(a); and

(vi)                              other payments of or in respect of any such Indebtedness; provided that the Total Net Leverage Ratio immediately after giving effect to any such payment, calculated on a Pro Forma Basis at the time such payment is made, is less than 2.00 to 1.00; provided, further, that at the time any such payment is made pursuant to this clause (vi), no Default shall have occurred and be continuing or would result therefrom.

SECTION 6.09.           Transactions with Affiliates.  None of the Company or any Subsidiary will sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions in each case with an aggregate value for any such transaction or series of related transactions in excess of $5,000,000 with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions, taken as a whole, not less favorable to the Company or such Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Loan Parties not involving any other Affiliate, (d)  any Investment permitted under Section 6.04, (e) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, (f) compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) and health, disability and similar insurance or benefit arrangements with, directors, officers and employees of the Company or any Subsidiary entered into in the ordinary course of business, (g) any Restricted Payment permitted by Section 6.08, (h) sales of Equity Interests to Affiliates to the extent not prohibited under this Agreement and (i) any payments or other transactions pursuant to any tax sharing agreement among the Loan Parties and their Subsidiaries; provided that any such tax sharing agreement is on terms usual and customary for agreements of that type.

SECTION 6.10.           Restrictive Agreements.  None of the Company or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) restrictions and conditions contained in any agreement or document governing or evidencing Refinancing

Indebtedness in respect of Indebtedness referred to in clause (A) (including, for the avoidance of doubt, Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness and Permitted Unsecured Refinancing Indebtedness) or Refinancing Indebtedness in respect thereof; provided that any restrictions and conditions (that would otherwise be prohibited by clause (a) or (b) above) contained in any such agreement or document referred to in this clause (B) are not less favorable in any material respect to the Lenders than the restrictions and conditions imposed by this Agreement, (C) restrictions and conditions existing on the date hereof identified on Schedule 6.10 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such extension, renewal, amendment, modification or replacement expands the scope of any such restriction or condition, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its Organizational Documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (E) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company or any Subsidiary than those contained in this Agreement and (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of the Company or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder; and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (f), (g), (i), (j), (k), (l), (n), (o) and (p) of Section 6.01 if such restrictions and conditions apply only to the assets securing such Indebtedness, (B) customary provisions in leases, licenses and other agreements restricting the assignment thereof, (C) customary net worth provisions contained in real property leases, (D) restrictions on cash or other deposits or net worth imposed by (x) suppliers or landlords under contracts entered into in the ordinary course of business or (y) customers under contracts entered into in the ordinary course of business, and (E) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(g); provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger).  Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.11 or 5.17 or under the Security Documents.

SECTION 6.11.           Amendment of Material Documents.  None of the Company or any Subsidiary will amend, modify or waive any of its rights under (a) any agreement or document evidencing Subordinated Indebtedness or Permitted Unsecured Refinancing Indebtedness or unsecured Indebtedness incurred pursuant to Section 6.01(h) that constitutes Material Indebtedness or (b) its Organizational Documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12.           Fiscal Year.  The Company will not, and the Company will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.

SECTION 6.13.           Financial Maintenance Covenants.

(a)                                 Total Net Leverage Ratio.  The Company shall not permit the Total Net Leverage Ratio as of any date set forth below to exceed the ratio set forth opposite such fiscal quarter:

Fiscal Quarter	Total Net Leverage Ratio
June 30, 2016	3.00 to 1.00
September 30, 2016	3.00 to 1.00
December 31, 2016	3.00 to 1.00
March 31, 2017	3.00 to 1.00
June 30, 2017	2.75 to 1.00
September 30, 2017	2.75 to 1.00
December 31, 2017	2.75 to 1.00
March 31, 2018	2.75 to 1.00
June 30, 2018	2.75 to 1.00
September 30, 2018	2.75 to 1.00
December 31, 2018	2.75 to 1.00

(b)                                 Interest Coverage Ratio.  The Company shall not permit the Interest Coverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company to be less than 3.50 to 1.00.

SECTION 6.14.           Company in Violation.  None of the Company or any Subsidiary will become a “Company in Violation” under Section 362A of the Israeli Companies Law 5759-1999.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (each such event, an “Event of Default”) shall occur:

(a)                                 the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or otherwise;

(b)                                 the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)                                  any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in any Loan Document or in any report, certificate, financial statement or other information furnished pursuant to or in connection with this Agreement or any other Loan Document or waiver hereunder or thereunder shall prove to have been incorrect in any material respect when made or deemed made;

(d)                                 the Company or the U.S. Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Company and the U.S. Borrower), 5.10 or in Article VI;

(e)                                  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article VII), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f)                                   the Company or any Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable on the date on which such payment was initially due);

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after expiration of any applicable grace or cure period set forth in the agreement or instrument evidencing or governing such Material Indebtedness); provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (iii) the occurrence of any conversion or exchange trigger in Indebtedness that is contingently convertible or exchangeable into Equity Interests of the Company;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, or other relief in respect of the Company, the U.S. Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State, Israeli or other foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, liquidator, conservator or similar official for the Company, the U.S. Borrower or any Significant Subsidiary or for a substantial part of its assets, (iii) rehabilitation, creditors’ arrangement or compromise, or a moratorium of any Indebtedness (including a freeze order (Hakpaat Halichim) pursuant to Sections 350 or

351 of the Israeli Companies Law 5759-1999), or (iv) removal of the Company from the records of the Companies Registrar, and, in any such case, such proceeding, action or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Company, the U.S. Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, State, Israeli or other foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, liquidator, conservator or similar official for the Company, the U.S. Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, commence negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness or enter into a compromise, arrangement, assignment or composition with one or more of its creditors in connection with its potential inability to pay any Indebtedness as it shall become due, apply for any remedies with respect to, or enters into, any rehabilitation, creditors’ arrangement or compromise, a moratorium of any Indebtedness (including a freeze order (Hakpaat Halichim) pursuant to Sections 350 or 351 of the Israeli Companies Law 5759-1999), or the board of directors (or similar governing body) of the Company, the U.S. Borrower or any Significant Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article VII;

(j)                                    the Company, the U.S. Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Company, the U.S. Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, the U.S. Borrower or any Subsidiary to enforce any such judgment;

(l)                                     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)                             any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, individually or in the aggregate, a fair value in excess of $15,000,000, with the priority required by the applicable Security Document, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) as a result of the Administrative Agent’s (A) failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreements or (B) file continuation statements under the applicable Uniform Commercial Code (or similar provisions under applicable law);

(n)                                 any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof or any limitation in respect thereof, in each case as provided in the applicable Loan Document or Section 9.14; or

(o)                                 a Change in Control shall occur; or

(p)                                 the Effective Time shall not occur by the date that is three Business Days (which, for this purpose, shall also exclude any days on which the Companies Registrar is not open for business) after the Closing Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion).

then, and (i) in every such event (other than an event with respect to the Company or the U.S. Borrower described in clause (h) or (i) of this Article VII), and at any time after the Closing Date and thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times:  (A) terminate the Commitments, and thereupon such Commitments shall terminate immediately and (B) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued or owing hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) in the case of any event with respect to the Company or the U.S. Borrower described in clause (h) or (i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents and authorizes the Administrative Agent, in its capacity as Administrative Agent, to execute and deliver the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto (including, as trustee under any Security Document governed by Israeli or other relevant law).  In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to comply with the OCS Provision and to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf.  It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power (including with respect to enforcement and collection), except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  Notwithstanding clause (b) of the immediately preceding sentence, the Administrative

Agent shall not be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such.  In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company (and so long as no Event of Default shall have occurred and be continuing, with the consent of the Company, not to be unreasonably withheld or delayed), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank subject, so long as no Event of Default shall have occurred and be continuing, to the approval by the Company (which approval shall not be unreasonably withheld or delayed).  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (including compliance with the OCS Provision), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrowers and such successor.  Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties and for purposes of compliance with the OCS Provision, the retiring Administrative Agent shall continue to be vested with such security interest and be subject to such compliance as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties (and shall be subject to compliance with the OCS Provision) of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender.  Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement or Cash Management Agreement, the obligations under which constitute Secured Hedging Obligations or Secured Cash Management Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document.  By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement or Cash Management Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e).  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.14, 2.15 and 9.03) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, the Arrangers shall have no duties or obligations under this Agreement or any other Loan Document (except in its capacity,

as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Company or any Subsidiary shall have any rights as a third party beneficiary of any such provisions.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.           Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)                                     if to the Company, to it at Mellanox Technologies, Ltd., Hakidma 26, Ofer Industrial Park, Yokneam, Israel 2069200, Attention of Jacob Shulman (Phone: (408) 916-0024; Fax No. (408) 585-0324; Email: Jacob@mellanox.com);

(ii)                                  if to the U.S. Borrower, to it at Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, CA 94085, Attention of Jacob Shulman (Phone: (408) 916-0024; Fax No. (408) 585-0324; Email: Jacob@mellanox.com);

(iii)                               if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road OPS 2 Floor 3, Newark, DE 19713, Attention of Christopher Jackson (Phone: 302-634-1198; Fax No. 302-634-3301; Email: Christopher.jackson@chase.com with a copy to 12012443629@tls.ldsprod.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, NY 10179, Attention of Bruce Borden (Phone: 212-270-5799; Fax No. 212-270-5127; Email: bruce.s.borden@jpmorgan.com);

(iv)                              if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) of this Section 9.01 shall be effective as provided in such paragraph.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication.  Any notices or other communications to the Administrative Agent or the Company may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 The Company agrees that the Administrative Agent may, but shall not be obligated to, make any communication by posting such communications on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available”.  Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in such communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the communications or the Platform.

SECTION 9.02.           Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Except as otherwise expressly provided in this Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the U.S. Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Loan Parties party to such Loan Document and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect in any material respect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the amount of or extend the expiration date of any Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority In Interest of each adversely affected Class) or any waiver of or change to a financial ratio or defined term related thereto), or reduce any fees payable hereunder, in each case, without the written consent of each Lender directly and adversely affected thereby (in which case the separate consent of the Required Lenders shall not be required), (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.08 or the applicable Incremental Facility Amendment or Refinancing Facility Agreement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (in which case the separate consent of the Required Lenders shall not be required), (D) change Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby, (E) change any of the provisions of this Section 9.02 or the percentage set forth in the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders or pursuant to an Incremental Facility Amendment or Refinancing Facility Agreement, the provisions of this Section 9.02 and the definition of the term “Required Lenders” may be amended to include references to any new Class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Guarantee Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Guarantee Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Guarantee Agreement shall not be deemed to be a release or limitation of any Guarantee), (G) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (H) subordinate the Loan Document Obligations to any other obligations without the written consent of each Lender directly and adversely affected thereby, (I) change Section 4.02 of the U.S. Collateral Agreement or any similar “waterfall” provision of an Israeli Collateral Agreement without the written consent of each Lender directly and adversely affected thereby or (J) change any provisions of this Agreement or any other Loan Document in a manner that by its terms directly and adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent, and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company, the U.S. Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time (it being understood that increases in the Applicable Rate, amendments or modifications to the amortization of the Initial Term Loans as in effect on the Closing Date, any amendment to the Term Maturity Date such that the Initial Term Loans mature prior to the Term Maturity Date as in effect on the Closing Date and any waiver of conditions to the provision of any Incremental Term Facility shall be deemed to affect each Class).  Notwithstanding any of the foregoing, (1) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification and (2) this Agreement may be amended to provide for Incremental Term Facilities, Refinancing Commitments and Refinancing Loans and Permitted Amendments in connection with Loan Modification Offers as provided in Sections 2.19, 2.20 and 2.21, in each case without any additional consents.

(c)                                  In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to paragraph (b) of this Section 9.02, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Company may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) the Company or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any substantially contemporaneous assignments and delegations and consents, such Proposed Change can be effected.

(d)                                 Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Guarantee Agreement, the Collateral Agreements or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(e)                                  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender.  Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03.           Expenses; Indemnity; Damage Waiver.  (a)  The Borrowers shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger and their respective Affiliates without duplication, including the reasonable and documented fees, charges and disbursements of one primary counsel and if reasonably necessary, one firm of local counsel in each jurisdiction as the Administrative Agent shall deem advisable in connection with the creation and perfection of the security interests in the Collateral provided under the Loan Documents (and such additional counsels otherwise retained with the Company’s consent (such consent not to be unreasonably withheld or delayed)), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and any amendments, modifications and waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that the fees, charges and disbursements of counsel required to be paid by the Borrowers pursuant to this clause (ii) shall be limited to (A) one counsel to the Administrative Agent and for the Lenders (taken together as a single group or client), (B) if reasonably necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel, (C) additional counsel retained with the Company’s consent (such consent not to be unreasonably withheld or delayed) and (D) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest, one additional counsel for each party subject to such conflict.

(b)                                 The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Arranger and each Lender, and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of counsel (limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnitee) and other reasonable and documented out-of-pocket expenses, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery, operation and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property owned, leased or operated by the Company or any Subsidiary or any Environmental Liability related in any way to the Company or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, penalties, liabilities or related expenses to the extent they (A) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its controlled Affiliates or any of the officers, directors, employees, agents, advisors or other representatives of any of the foregoing, in each case who are involved in the Transactions, (B) result from a claim brought by the Company or any of its Subsidiaries for a material breach of such Indemnitee’s or its controlled Affiliate’s or any officers, directors, employees, agents, advisors or other representatives of any of the foregoing’s obligations under this Agreement or any other Loan Document if the Company or such Subsidiary has obtained a final and non-appealable judgment in the Company’s or its Subsidiary’s favor on such claim as determined by a court of competent jurisdiction, (C) result from a proceeding that does not involve an act or omission by either Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against an Indemnitee in its capacity as or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder, unless such proceeding arises from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment)) or (D) results from settlements effected without the Company’s prior written consent (such consent not to be unreasonably withheld or delayed); provided that, if settled with the Company’s prior written consent, the Borrowers agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, penalties, liabilities or related expenses by reason of such settlement in accordance with the other provisions of this Section 9.03(b).  Without limiting the foregoing proviso, and to the extent permitted by applicable law, the Borrowers agree not to assert, and hereby waive, and shall cause the Company and its Subsidiaries not to assert and to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that they now or hereafter may have by statute or otherwise against any Indemnitee.  This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                                  To the extent that the Borrowers fail to pay any amount required to be paid by it under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  For purposes of this Section 9.03, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans and unused Term Commitments, in each case, at that time.

(d)                                 To the fullest extent permitted by applicable law, the Company shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)                                  All amounts due under this Section 9.03 shall be payable within ten Business Days after written demand therefor.

SECTION 9.04.           Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Company nor the U.S. Borrower may assign, delegate or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by the Company or the U.S. Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), any Arranger and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any Arranger and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees after the funding of the Initial Term Loans on the Closing Date all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Company; provided that no consent of the Company shall be required (1) for an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund, (2) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment and delegation; provided further that the Company shall be deemed to have consented to any such assignment and delegation unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B)                               the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrowers and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (2) with respect to any assignment and delegation pursuant to Section 2.17(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto; and

(D)                               the assignee, if it shall not be a Lender, shall (1) deliver to the Administrative Agent and to the Company any tax forms required by Section 2.15(f) and (2) to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.13, 2.14, 2.15 and 9.03).  Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)                              The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.15(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment and delegation required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 9.04 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee.  No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto.  Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 9.04 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)                              The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(c)                                  Any Lender may, without the consent of (or notice to) the Company, the U.S. Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the U.S. Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood and agreed that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section 9.04 and (B) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.17(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may, without the consent of the Company or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding anything else to the contrary contained in this Agreement, any attempted assignment or sale of a participation to a Person who is not an Eligible Assignee shall be null and void.

SECTION 9.05.           Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15, 2.16(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.           Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or its Affiliates to or for the credit or the account of any Loan Party against any of and all the Obligations then due of the Borrowers or any such other Loan Party now or hereafter existing under this Agreement or the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch or office or Affiliate holding such deposit or obligated on such Indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and the other Loan Documents and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees to notify the applicable Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application. The rights of each Lender and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have.

SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that (i) security interests in any OCS-Funded Know-How shall be granted solely under security agreements governed by Israeli law, (ii) any such claim, controversy, dispute or cause of action based upon, arising out of or relating to the Research Law, Chief Scientist Rights, or the pledge of any OCS-Funded Know-How or the realization of any such pledge, (iii) the interpretation of the definition of EZ Chip Material Adverse Effect (and whether or not an EZ Chip Material Adverse Effect has occurred), (iv) the accuracy of any Specified Acquisition Agreement Representations and whether as a result of any inaccuracy thereof the Company and Mondial Europe Sub Ltd. have the right (without regard to any notice requirement) to terminate their obligations (or to refuse to consummate the acquisition) under the Acquisition Agreement and (v) whether the acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case, shall be governed by, and construed in accordance with, the laws of the State of Israel (in each case, without regard to the principles of conflict of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction).

(b)                                 The Company and the U.S. Borrower each irrevocably and unconditionally agree that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.  Notwithstanding the foregoing, (i) security interests in OCS-Funded Know-How shall be subject to the exclusive jurisdiction of the courts of Israel and (ii) any action, litigation or proceeding of any kind or description based upon, arising out of or relating to the Research Law, Chief Scientist Rights, or the pledge of any OCS-Funded Know-How or the realization of any such pledge shall be subject to the exclusive jurisdiction of the applicable courts of the State of Israel and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such courts.

(c)                                  The Company and the U.S. Borrower hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.           Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.           Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors on a need-to-know basis, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Company or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Company or its Subsidiary.  For purposes of this Section 9.12, “Information” means all information received from the Company relating to the Company or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or its Subsidiary; provided that, in the case of information received from the Company or its Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.           Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.

SECTION 9.14.           Release of Liens and Guarantees.  A Loan Party (other than the Company and the Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, (i) upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Subsidiary (or becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary ceasing to be a Significant Subsidiary) or an Unrestricted Subsidiary) and (ii) at the request of the Company, when such Loan Party becomes an Excluded Subsidiary solely as a result of such Subsidiary ceasing to be a Significant Subsidiary; provided that, in each case, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise; provided further that as of any date upon which a Loan Party (other than the Company and the Borrower) becomes an Excluded Subsidiary, the Company shall be deemed to have made an Investment in a Person that is not a Loan Party in an amount equal to the fair market value of the assets (net of third-party liabilities and intercompany assets) of such Subsidiary as of such date (as determined reasonably and in good faith by a Financial Officer of the Company).

Upon any sale or other transfer by any Loan Party (other than to the Company or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any

Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.  In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Administrative Agent.  Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section 9.14.

SECTION 9.15.           USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.16.           No Fiduciary Relationship.  Each of the Company and the U.S. Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the U.S. Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Administrative Agent, the Arranges, the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company, the U.S. Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests to the Company, the U.S. Borrower, the Subsidiaries or any of their respective Affiliates.  Each of the Company and the U.S. Borrower hereby agrees that neither it nor any of its Affiliates will assert any claim against the Administrative Agent, the Arrangers, the Lenders or any of their respective Affiliates based on alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.           Non-Public Information.  (a)  Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Company, the U.S. Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Each Lender represents to the Company, the U.S. Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b)                                 The Company, the U.S. Borrower and each Lender acknowledge that, if information furnished by the Company or the U.S. Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Company or the U.S. Borrower has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Company or the U.S. Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives.  The Company and the U.S. Borrower agree to clearly designate all information provided to the Administrative Agent by or on behalf of the Company or the U.S. Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company or the U.S. Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.18.           Judgment Currency.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in U.S. Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction U.S. Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)                                 The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase U.S. Dollars with the Judgment Currency; if the amount of U.S. Dollars so purchased is less than the sum originally due to the Applicable Creditor in U.S. Dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency.  The obligations of the parties contained in this Section 9.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.19.           Lender Representation.  Each Lender that is subject to the Bank of Israel or Supervisor of Capital Markets, Insurance and Savings Department guidelines and directives hereby represents that, based on the information that has been made available to it, the making of the Initial Term Loans by such Lender on the Closing Date would not have resulted in such Lender exceeding the limits under Bank of Israel guidelines and directives with respect to single borrowers (“Loveh Boded”), groups of borrowers (“Kvutzat Lovim”), connected persons (“Anashim Kshurim”) or any other limit or limitations imposed thereunder.

SECTION 9.20.           Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan

Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MELLANOX TECHNOLOGIES, LTD., as the Israeli Borrower

By:
/s/ Meir Alon
	Name:	Meir Alon
	Title:	Authorized Signatory

MELLANOX TECHNOLOGIES, INC., as the U.S. Borrower

By:
/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director

[Signature Page to Credit Agreement]

JP MORGAN CHASE BANK, N.A., as a Lender

By:
/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director

[Signature Page to Credit Agreement]

Citibank, N.A., as a Lender

By:

/s/ Stuart Darby
Name: Stuart Darby
Title: Senior Vice President

[Signature Page to Credit Agreement]

BANK HAPOALIM B.M., as a Lender

By:	By:

/s/ Bercovitch Tuvia	/s/ Baruch Cohen
Name: Bercovitch Tuvia	Name: Baruch Cohen
Title: North Business Center Manager	Title: Customer Relation Manage

[Signature Page to Credit Agreement]

Bank Leumi le-Israel B.M., as a Lender

By:	By:

/s/ Danny Shapira	/s/ Galit Greenberg
Name: Danny Shapira	Name: Galit Greenberg
Title: 3464	Title: 4607

[Signature Page to Credit Agreement]

Mizrahi Tefahot Bank Ltd., as a Lender

By:

/s/ Gerry B. Perez
Name: Gerry B. Perez
Title: SVP & CCO
By:

/s/ Mary Mikolaitis-Ryan
Name: Mary Mikolaitis-Ryan
Title: SVP & Chief Compliance & Operations Officer

[Signature Page to Credit Agreement]

SILICON VALLEY BANK, as a Lender

By:

/s/ Alina Zinchik
Name: Alina Zinchik
Title: Vice President

[Signature Page to Credit Agreement]

SCHEDULE 1.01(a)

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$65,333,333.33
Citibank, N.A.	$65,333,333.33
Bank Leumi le-Israel B.M.	$42,000,000
Bank Hapoalim B.M.	$42,000,000
Silicon Valley Bank	$37,333,333.33
Mizrahi Tefahot Bank Ltd.	$28,000,000
Total	$280,000,000

SCHEDULE 3.06

Litigation

None.

SCHEDULE 3.12

Subsidiaries

Name of Entity	Jurisdiction	Ownership	Type of Stock	Loan Party or Excluded Subsidiary?
Mellanox Technologies, Inc.	California	Wholly owned subsidiary of Mellanox Technologies, Ltd.	Common shares	Loan Party
Mellanox Technologies TLV Ltd.	Israel	Wholly owned subsidiary of Mellanox Technologies, Ltd.	Ordinary shares	Loan Party
Mellanox Technologies Distribution Ltd.	Israel	Wholly owned subsidiary of Mellanox Technologies, Ltd.	Ordinary shares	Loan Party
Mellanox Federal Systems, LLC	Delaware	Wholly owned subsidiary of Mellanox Technologies, Inc.	Common shares	Loan Party
Mellanox Technologies Silicon Photonics Inc. (formerly known as Kotura, Inc.)	California	Wholly owned subsidiary of Mellanox Technologies, Inc.	Common shares	Loan Party
Integrity Project Ltd.	Israel	Wholly owned subsidiary of Mellanox Technologies TLV Ltd.	Ordinary shares	Loan Party
Arroyo Holding Corp.	Delaware	Wholly owned subsidiary of Mellanox Technologies Silicon Photonics Inc.	Common stock	Excluded Subsidiary
Arroyo Light Holding Corp.	Delaware	Wholly owned subsidiary of Arroyo Holding Corp.	Common stock	Excluded Subsidiary
Arroyo Sub Holding Corp.	Delaware	Wholly owned subsidiary of Arroyo Holding Corp.	Common stock	Excluded Subsidiary

Lightcross, Inc	Delaware	Owned 50% by Arroyo Light Holding Corp. and 50% by Arroyo Sub Holding Corp.	Common stock	Excluded Subsidiary
EZchip Semiconductor Ltd.	Israel	Wholly owned by Mellanox Technologies Limited	Ordinary shares	Excluded Subsidiary
EZchip Technologies Ltd.	Israel	Wholly owned by EZchip Semiconductor Ltd.	Ordinary Shares, Preferred A Shares, Preferred B Shares and Preferred C Shares	Excluded Subsidiary
EZchip, Inc.	Delaware	Wholly owned by EZchip Technologies Ltd.	Common stock	Excluded Subsidiary
EZchip Semiconductor, Inc.	Delaware	Wholly owned by EZchip, Inc.	Common stock	Excluded Subsidiary

SCHEDULE 3.12

Insurance

1.              Israeli Insurance Program: covering Mellanox Technologies, Ltd., Mellanox Technologies Distribution Ltd., Mellanox Technologies TLV Ltd., and Integrity Project Ltd.

1.1

•                  Name of Policy: Property All Risk including EQ and NP

•                  Insurer: AIG

•                  Policy No.: 470000284215

•                  Aggregate Coverage Amount: USD 200,000,000 (as an aggregate of the individual heads of liability set out in the policy)

1.2

•                  Name of Policy: Third Party Liability

•                  Insurer: AIG

•                  Policy No.: 530000223115

•                  Aggregate Coverage Amount: USD 5,000,000 (as an aggregate of the individual heads of liability set out in the policy)

1.3

•                  Name of Policy: Employers Liability

•                  Insurer: AIG

•                  Policy No.: 540000224715

•                  Aggregate Coverage Amount: USD 10,000,000 (as an aggregate of the individual heads of liability set out in the policy)

1.4

•                  Name of Policy: Personal Accidents Insurance

•                  Insurer: AIG

•                  Policy No.: 57000739315

•                  Aggregate Coverage Amount: USD 50,000 (as an aggregate of the individual heads of liability set out in the policy)

2.              International Program: covering Mellanox Technologies, Inc., Mellanox Technologies Silicon Photonics Inc., Mellanox Federal Systems, LLC, Arroyo Holding Corp., Arroyo Light Holding Corp., Arroyo Sub. Holding Corp., and Lightcross, Inc.

Global coverage for Umbrella, Cargo, Crime, Errors and Omissions and Product liabilities.

2.1

•                  Name of Policy: Commercial Property (Domestic Package)

•                  Insurer: Zurich Insurance

•                  Policy No.: CPO9805422-04

•                  Aggregate Coverage Amount: USD 68,534,365 (as an aggregate of the individual heads of liability set out in the policy)

2.2

•                  Name of Policy: General Liability (Domestic Package)

•                  Insurer: Zurich Insurance

•                  Policy No.: CPO9805422-04

•                  Aggregate Coverage Amount: USD 1,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.3

•                  Name of Policy: Foreign Package

•                  Insurer: Zurich Insurance

•                  Policy No.: ZE9827110-05

•                  Aggregate Coverage Amount: USD 1,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.4

•                  Name of Policy: Domestic Automobile Liability (Domestic Package)

•                  Insurer: Zurich Insurance

•                  Policy No.: CPO9805422-04

•                  Aggregate Coverage Amount: USD 1,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.5

•                  Name of Policy: Umbrella Liability

•                  Insurer: Zurich Insurance

•                  Policy No.: AUC9805550-04

•                  Aggregate Coverage Amount: USD 25,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.6

•                  Name of Policy: Global Cargo Stock Throughput

•                  Insurer: Underwriters at Lloyd’s of London/Price Forbes

•                  Policy No.: N15CA14990

•                  Aggregate Coverage Amount: USD 50,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.7

•                  Name of Policy: Domestic Workers Compensation

•                  Insurer: Zurich Insurance

•                  Policy No.: WC5852558-03

•                  Aggregate Coverage Amount: Statutory Limits (as an aggregate of the individual heads of liability set out in the policy)

2.8

•                  Name of Policy: Errors and Omissions Liability

•                  Insurer: Underwriters at Lloyd’s of London/Aspen

•                  Policy No.: B0595EO0908102015

•                  Aggregate Coverage Amount: USD 7,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.9

•                  Name of Policy: Global Crime (Executive Risk Protection Package)

•                  Insurer: Chubb Insurance Company

•                  Policy No.: 82219359

•                  Aggregate Coverage Amount: USD 500,000 (as an aggregate of the individual heads of liability set out in the policy)

2.10

•                  Name of Policy: Fiduciary Liability (Executive Risk Protection Package)

•                  Insurer: Chubb Insurance Company

•                  Policy No.: 82219359

•                  Aggregate Coverage Amount: USD 3,000,000 (as an aggregate of the individual heads of liability set out in the policy)

2.11

•                  Name of Policy: Business Travel Accident

•                  Insurer: American International Group (AIG)

•                  Policy No.: GTP0009138754

•                  Aggregate Coverage Amount: USD 500,000 (as an aggregate of the individual heads of liability set out in the policy)

3.              Directors and Officers: Global coverage

3.01

•                  Name of Policy: Directors and Officers

•                  Insurers: lead by Axis / XL Catlin / Endurance

•                  Aggregate Coverage Amount: USD 50,000,000 + 10,000,000 SIDE A (as an aggregate of the individual heads of liability set out in the policy)

•                  Policy No.: As set out in the table below:

Layer	Insurer	Policy no.
Primary Layer:	50% Axis 33.33% XL Catlin 20% Endurance	FD111050e
1st Excess Layer	100% XL Catlin	FD111051e
2nd Excess Layer	25% Endurance 50% Pioneer 25% Axis	FD111052e
3rd Excess Layer	50% Navigators 50% CV Starr	FD111053e

4th Excess Layer	50% Navigators 50% CV Starr	FD111054e
Side ADIC - 5th Excess Layer	33.34% CV Starr 33.33% HCC 33.33% AIG	FD111055e

SCHEDULE 5.17

Post-Closing Actions

1.              On the day of the Effective Time, the Company shall (a) execute and deliver to the Administrative Agent a fixed charge over the Equity Interests of EZ Chip, in form and substance reasonably satisfactory to the Administrative Agent, (b) deliver to the Administrative Agent the stock certificate representing the Equity Interests of EZ Chip (to the extent such Equity Interests are certificated) and irrevocable instructions relating to the Equity Interests of EZ Chip and (c) deliver to the Administrative Agent a customary favorable written opinion (addressed to the Administrative Agent and the Lenders) of Herzog Fox & Neeman, special Israeli counsel for the Loan Parties, as to the matters set forth in the foregoing clauses (a) and (b) and reasonably satisfactory to the Administrative Agent.

2.              No later than one Business Day (which, for this purpose, shall also exclude any days on which the applicable registrar is not open for business) after the Closing Date, the Company and each other applicable Loan Party shall cause each of the following documents to be filed and bear the stamp of the Companies Registrar or the Patent Registrar, as applicable: (a) all floating charges executed and delivered by the Company and each other applicable Loan Party on the Closing Date, (b) all other filings to be made by the Company and each other applicable Loan Party with the Companies Registrar (excluding the pledge over the Equity Interests of EZ Chip, which is subject to paragraph 3 below), and (c) all debentures creating pledges over patents executed and delivered by the Company and each other applicable Loan Party on the Closing Date.

3.              No later than one Business Day (which, for this purpose, shall also exclude any days on which the Companies Registrar is not open for business) after the day of the Effective Time, the Company shall cause the pledge over the Equity Interests of EZ Chip to be filed and bear the stamp of the Companies Registrar.

4.              Except in respect of U.S. Patent No. 7386207, which the Company represents and warrants is not material to the businesses of the Company or any of its Subsidiaries, each Grantor will clear and correct defects in the chain of title (including any recordations of name changes) of the Intellectual Property owned by such Grantor, individually or in the aggregate, by making appropriate filings with the United States Patent and Trademark Office and United States Copyright Office no later than 30 days after the Closing Date, and will provide documentation of such filings to the Administrative Agent no later than 10 Business Days after making same.

5.              No later than March 1, 2016, the Administrative Agent shall have received evidence of the filing of a UCC-3 termination with respect to financing statement file number 11-7268011734 04/28/2011 filed against Kotura, Inc. with the California Secretary of State.

6.              No later than 30 days after the Closing Date, the Administrative Agent shall have received endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured or loss payee under the insurance policies of the Company and its Subsidiaries in accordance with Section 5.07 of the Credit Agreement.

SCHEDULE 6.01

Existing Indebtedness

Debtor	Creditor	Amount (USD)[1]
Mellanox Technologies, Inc.	Beijing Mellanox Technologies Co. Ltd.	149,000

1 Rounded up to the nearest $1000.

SCHEDULE 6.02

Existing Liens

None.

SCHEDULE 6.04

Existing Investments

Investor	Company	Amount (USD)[2]
Mellanox Technologies, Ltd.	Mellanox Technologies Denmark ApS	4,066,000
Mellanox Technologies, Ltd.	Mellanox Technologies Denmark Holding ApS	919,000
Mellanox Technologies, Ltd.	Beijing Mellanox Technologies Co. Ltd.	150,000
Mellanox Technologies TLV Ltd.	Mellanox Technologies Japan KK	84,000
Mellanox Technologies TLV Ltd.	Mellanox Technologies UK Ltd.	48,637,000
Mellanox Technologies, Ltd.	Luxtera	6,239,000
Mellanox Technologies, Ltd.	Qualisystems	1,500,000
EZchip Semiconductor Ltd.	Noviflow Inc.	211,800	[3]
EZchip Semiconductor Ltd.	BehavioReal Ltd	350,000	[4]

2 Rounded up to the nearest $1,000.

3 Consideration received in 679,808 Class A Shares in Noviflow Inc.

4 Consideration received as a combination of 149,440 Preferred A3 Shares in BehavioReal Ltd and cash.

SCHEDULE 6.10

Existing Restrictions

None.

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Effective Date (as defined below), (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any Guarantees) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption (including the Standard Terms and Conditions), without representation or warranty by the Assignor.

1.            Assignor:

2.            Assignee:

[and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]]1

3.           Borrowers: Mellanox Technologies, Ltd. and Mellanox Technologies, Inc.

4.          Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

1                   Select as applicable.

5.                                      Credit Agreement: The Credit Agreement dated as of February 22, 2016, among the Borrowers, the Lenders party thereto and the Administrative Agent, as amended, supplemented or otherwise modified as of the date hereof

6.                                      Assigned Interest:2

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
Term Loans	$	$		%
[ ][4]	$	$		%

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

2     Must comply with the minimum assignment amount set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

3     Set forth, to at least nine decimals, as a percentage of the Commitments/Loans of all Term Lenders, Incremental Term Lenders or Refinancing Lenders of any Series, as applicable.

4     In the event Incremental Term Commitments/Loans or Refinancing Commitments/Loans of any Series are established under Section 2.19 or Section 2.20 of the Credit Agreement, as applicable, refer to the Series of such Incremental Term Commitments/Loans or Refinancing Commitments/Loans assigned, as applicable.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By

Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By

Name:
Title:

3

[Consented to and]1 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By

Name:
Title:

[Consented to:][2]

[MELLANOX TECHNOLOGIES, LTD., as the Borrower Representative]

By

Name:
Title:

1     To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) or 9.04(b)(ii)(A) of the Credit Agreement.

2     To be included only if the consent of the Company is required by Section 9.04(b)(i)(A) or 9.04(b)(ii)(A) of the Credit Agreement.

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ANNEX I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of either Borrower, any Subsidiary or any Affiliate of either Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by either Borrower, any Subsidiary or any Affiliate of either Borrower or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (including, for the avoidance of doubt, that it is not a Disqualified Institution), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (v) if it is a Lender that is a U.S. Person, attached to this Assignment and Assumption is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and an executed original of State of Israel Ministry of Finance form A/114, (vi) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.15(f) thereof), duly completed and executed by the Assignee, and (vii) it does not bear a relationship to either Borrower as described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all such adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves as they shall have agreed, and the Administrative Agent shall have no obligations with respect to any such adjustment.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Road OPS 2 Floor 3

Newark, DE 19713

Attention: Christopher Jackson
Telephone: +1 302-634-1198

Fax: +1 302-634-3301
Email: Christopher.jackson@chase.com; 12012443629@tls.ldsprod.com

Copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: Bruce Borden

Telephone: +1 212-270-5799

Fax: +1 212-270-5127

Email: bruce.s.borden@jpmorgan.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel, Mellanox Technologies, Inc., a California corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower Representative hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)       Name of Borrower Representative:  Mellanox Technologies, Ltd.

(B)       Class of Borrowing:1

(C)       Aggregate principal amount of Borrowing :2

1     Specify Term Loan Borrowing, Incremental Term Loan Borrowing or Refinancing Term Loan Borrowing, and if an Incremental Term Loan Borrowing or Refinancing Term Loan Borrowing, specify the Series.

2     Must comply with Section 2.02(c) of the Credit Agreement.

(D)       Date of Borrowing (which is a Business Day):

(E)        Type of Borrowing:3

(F)         Interest Period and the last day thereof:4

(G)       Location and number of the Israeli Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:                                                                                        )

Very truly yours,

MELLANOX TECHNOLOGIES, LTD., as the Borrower Representative

By:
Name:
Title:

3     Specify Eurocurrency or ABR Borrowing.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

4     Applicable to Eurocurrency Borrowings, shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed by all Lenders participating in the requested Borrowing, twelve months or any other period acceptable to the Administrative Agent).  If an Interest Period is not specified, then the Borrower Representative shall be deemed to have selected an Interest Period of three months’ duration.

EXHIBIT C

[FORM OF] COLLATERAL AGREEMENT

dated as of

February 22, 2016,

among

MELLANOX TECHNOLOGIES LTD.,

MELLANOX TECHNOLOGIES, INC.,

THE OTHER SUBSIDIARIES OF MELLANOX TECHNOLOGIES LTD.
IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01.	Pledge	5
SECTION 2.02.	Delivery of the Pledged Securities; Uncertificated Securities	5
SECTION 2.03.	Representations and Warranties	7
SECTION 2.04.	Registration in Nominee Name; Denominations	8
SECTION 2.05.	Voting Rights; Dividends and Interest	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.	Security Interest	10
SECTION 3.02.	Representations and Warranties	12
SECTION 3.03.	Covenants	14
SECTION 3.04.	Instruments and Tangible Chattel Paper	15
SECTION 3.05.	Intellectual Property Covenant	15
SECTION 3.06.	Commercial Tort Claims	17

ARTICLE IV

Remedies

SECTION 4.01.	Remedies Upon Default	17
SECTION 4.02.	Application of Proceeds	19
SECTION 4.03.	Grant of License To Use Intellectual Property	20
SECTION 4.04.	Securities Act	20

ARTICLE V Indemnity, Subrogation, Contribution and Subordination

SECTION 5.01.	Indemnity and Subrogation	21
SECTION 5.02.	Contribution and Subrogation	21
SECTION 5.03.	Subordination	22

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II-A	Form of Patent Security Agreement
Exhibit II-B	Form of Trademark Security Agreement
Exhibit II-C	Form of Copyright Security Agreement

COLLATERAL AGREEMENT dated as of February 22, 2016 (this “Agreement”), among the Borrowers, the Subsidiaries from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd. (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc. (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMCB, as Administrative Agent.  The Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Subsidiary Loan Parties are Subsidiaries of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.            Defined Terms.  (a)  Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement.  Each other term used but not defined herein that is defined in the New York UCC (as defined herein) shall have the meaning specified in the New York UCC.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)           The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.            Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrowers” has the meaning assigned to such term in the Recitals hereto.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means, collectively, the Article 9 Collateral and the Pledged Collateral.

“Company” has the meaning assigned to such term in the Recitals hereto.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Copyright License” means any written agreement to which a Grantor is a party, now or hereafter in effect, granting to any Person any right to use any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement, including, in the case of any Grantor, the exclusive Copyright licenses set forth under its name on Schedule III.

“Copyrights” means, with respect to any Person, all the following now owned or hereafter acquired by such Person:  (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means, collectively, the Borrowers and each Subsidiary Loan Party party hereto from time to time.

“Indemnified Amount” has the meaning assigned to such term in Section 5.02.

“Intellectual Property” means all intellectual property rights throughout the world, including rights in the following: (i) Patents, (ii)  Trademarks, (iii) Copyrights and works of authorship, (iv) databases and data rights, (v) trade secrets, know-how, formulae, inventions (whether or not patentable), technology processes, techniques, technical data, designs, drawings, and specifications, (vi) Software, (vii) Licenses, and (viii) all rights to sue for the past, present or future infringement, dilution, misappropriation or other violation of any of the foregoing anywhere in the world.

“IP Security Agreements” has the meaning assigned to such term in Section 3.02(b).

“Israeli Borrower” has the meaning assigned to such term in the Recitals hereto.

“Israeli Grantor” means each Grantor that is formed under the laws of the State of Israel.

“JPMCB” has the meaning assigned to such term in the Preamble hereto.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights in or to Intellectual Property to which any Grantor is a party.

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“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations (other than any Excluded Swap Obligation).

“Patent License” means any written agreement to which a Grantor is a party, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent has been granted to any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention on which a Patent has been granted to any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Patents” mean, with respect to any Person, all the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

“Payment In Full” means when all Loan Document Obligations have been paid in full (except contingent indemnification and expense reimbursement obligations and tax gross-up or yield protection obligations which, in each case, survive the termination of the Loan Documents and in respect of which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

“Perfection Certificate” means the Perfection Certificate dated the Closing Date delivered by the Company to the Administrative Agent pursuant to Section 4.01(h) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

3

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Software” means any and all (i) computer programs, systems, applications, and code, including any and all software implementations of algorithms, models, and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all libraries, data and collections of data whether machine-readable, on paper or otherwise, (iii) description, flow charts, and other work product used to design, plan, organize, and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, and icons, (iv) the technology supporting, and the contents and audiovisual displays of, any Internet site(s), and (v) all documentation, other works of authorship and media, including user manuals and other training documentation, related to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Subsidiary Loan Parties” means, collectively, (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Closing Date.

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Supplemental Perfection Certificate” means each supplemental Perfection Certificate delivered by the Company pursuant to Section 5.03(b) of the Credit Agreement.

“Trademark License” means any written agreement to which a Grantor is a party, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, social media identifiers, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

“U.S. Borrower” has the meaning assigned to such term in the Recitals hereto.

SECTION 1.03.            Overriding Provision. Notwithstanding anything contained in this Agreement to the contrary: (a) with respect to the security interests granted by the Israeli Grantors pursuant to this Agreement, this Agreement and each of the terms hereof relating to Collateral shall be limited solely to Collateral (including each of its constitutive parts) located in

4

the United States of America or governed by the laws of the United States of America (including, for the avoidance of doubt, federal laws and state laws); and (b) in respect of Collateral constituting OCS-Funded Know-How, the creation of any security interest over such Collateral and any realization in respect thereof shall be: (i) subject to the OCS Provision (including the Research Law and the OCS approvals dated January 26, 2016 as may be amended from time to time); and (ii) governed by the laws of the State of Israel and subject to the exclusive jurisdiction of the Israeli courts.

ARTICLE II

Pledge of Securities

SECTION 2.01.              Pledge.  As security for the payment in full of the Obligations, each Grantor hereby assigns as security and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to and under: (a)(i) the Equity Interests in any Significant Subsidiary now or at any time hereafter owned by or on behalf of such Grantor, including those set forth opposite the name of such Grantor on Schedule II, but excluding any Excluded Assets and (ii) all certificates and other instruments representing all such Equity Interests, but excluding any Excluded Assets ((i) and (ii) collectively, the “Pledged Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such Grantor on Schedule II, but excluding any Excluded Asset and (ii) all promissory notes and other instruments evidencing all such debt securities, but excluding any Excluded Asset ((i) and (ii) collectively, the “Pledged Debt Securities”); (c) all other property of such Grantor that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 or Section 2.02; (d) subject to Section 2.05, all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and Pledged Debt Securities; (e) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing, but in each case in respect of clauses (a) through (f), excluding any Excluded Assets (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).  Notwithstanding the foregoing, (i) to the extent MFS holds a U.S. facility security clearance and is operating pursuant to a foreign ownership, control or influence (“FOCI”) mitigation agreement, the Pledged Collateral with respect to MFS shall be subject to the requirements of such FOCI mitigation agreement and the National Industrial Security Program Operating Manual (“NISPOM”).  Without derogating from Section 1.03 above, for the avoidance of doubt, the security interest granted hereunder by the Israeli Grantors shall include any Pledged Collateral owned by the Israeli Grantors that is issued by a Person that is organized under the laws of the United States of America (including, for the avoidance of doubt, federal and state laws).

SECTION 2.02.              Delivery of the Pledged Securities; Uncertificated Securities.  (a)  Each Grantor agrees to deliver or cause to be delivered to the

5

Administrative Agent any and all Pledged Securities evidencing or representing Pledged Equity Interests (other than (x) Equity Interests (other than those issued by a Subsidiary) that are publicly traded securities subject to a depositary such as DTC, or otherwise held through a securities intermediary in a securities account and (y) Permitted Investments) (i) on the Closing Date, in the case of any such Pledged Securities (other than those referred to in clause (ii) below) owned by such Grantor on the Closing Date and (ii) as promptly as practicable and, in any event, within 45 days (or such longer period as the Administrative Agent) may, in its sole discretion, agree to in writing) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the Closing Date.

(b)           Each Grantor will cause (i) all Indebtedness owed to such Grantor by the Company or any Subsidiary in an aggregate principal amount in excess of $7,500,000 to be evidenced by the Intercompany Note or a promissory note and (ii) each such promissory note to be pledged and delivered to the Administrative Agent pursuant to Section 3.04, except that Indebtedness of the Company or any Subsidiary that is owing to such Grantor and is incurred from time to time in the ordinary course of business shall not be required to be evidenced by an Intercompany Note or a promissory note and the ancillary documentation referred to above (irrespective of the amount of such Indebtedness), to the extent that such Indebtedness is repaid or reduced below the aforementioned $7,500,000, in each case, within 45 days of the date incurred.

(c)           Upon delivery to the Administrative Agent as required hereunder, any Pledged Securities shall be accompanied by undated stock powers or allonges, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent and such other instruments and documents as the Administrative Agent may reasonably request.  Each delivery of Pledged Securities after the Closing Date shall be accompanied by a schedule providing the information required by Schedule II with respect to such Pledged Securities; provided that failure to attach any such schedule thereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered after the Closing Date shall be deemed attached hereto and made a part hereof as a supplement to Schedule II and any prior schedules so delivered.

(d)           Each Grantor acknowledges and agrees that (i) to the extent any interest in any United States limited liability company or United States limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated; and such certificate shall be delivered to the Administrative Agent in accordance with Section 2.02(a) and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate.  Each Grantor further acknowledges and agrees that with respect to any interest in any United States limited liability company or United States limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security”

6

within the meaning of Article 8 of the New York UCC and such interest is thereafter represented by a certificate, and such certificate shall be delivered to the Administrative Agent in accordance with Section 2.02(a).

SECTION 2.03.              Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)           Schedule II sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests and (ii) all the Pledged Debt Securities owned by such Grantor (other than any Pledged Equity Interests or Pledged Debt Securities that are not or are not yet required to have been delivered to the Administrative Agent under the terms of this Agreement or the Credit Agreement);

(b)           the Pledged Equity Interests and Pledged Debt Securities issued by the Borrowers and any wholly-owned Subsidiary have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests issued by the U.S. Borrower or any other wholly-owned Subsidiaries, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities owned by the Borrowers or any wholly-owned Subsidiaries, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)           except for the security interests granted hereunder, each of the Grantors (i) is as of the Closing Date and, subject to any Dispositions made in compliance with the Credit Agreement or any repayment or other satisfaction of indebtedness represented as evidenced by such Pledged Securities, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by the Security Documents, Permitted Encumbrances and other Liens permitted under Section 6.02 of the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by the Security Documents, Permitted Encumbrances, other Liens permitted under Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by the Security Documents, Permitted Encumbrances and other Liens permitted under Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)           each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

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(e)           by virtue of the execution and delivery by the Grantors of this Agreement and, with respect to the security interests granted by the Israeli Grantors hereunder, also upon the filing of this Agreement (by way of a Hebrew language debenture) with the Israeli Companies Registrar within 21 days of execution thereof (“Israeli Perfection”), when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement (subject to the Israeli Perfection), the Administrative Agent will obtain a legal, valid and perfected Lien upon and security interest in such Pledged Securities as security for the payment of the Obligations and such Lien is and shall be prior to any other Lien on such Pledged Securities, other than Liens permitted under Section 6.02 of the Credit Agreement that by operation of law or contract would have priority; and

(f)            subject to the Israeli Perfection, the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein and all action by any Grantor required by the terms of this Agreement to perfect the Lien on the Pledged Collateral has been, or will be, as applicable, duly taken.

SECTION 2.04.            Registration in Nominee Name; Denominations.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent for the benefit of the Secured Parties.  Upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.05.            Voting Rights; Dividends and Interest.  (a)  Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under paragraph (h) or (i) of Article VII of the Credit Agreement, the Administrative Agent shall have provided notice to the Grantors that the Grantors’ rights, in whole or in part, under this Section 2.05 are being suspended:

(i)            each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of any of the Administrative Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

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(ii)           the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2.05(a)(i); and

(iii)          each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, required to be delivered to the Administrative Agent hereunder, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the form in which they shall have been received (with any endorsements, stock or note powers, allonges and other instruments of transfer reasonably requested by the Administrative Agent).

(b)           Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (h) or (i) of Article VII of the Credit Agreement, after the Administrative Agent shall have provided notice to the Grantors of the suspension of the Grantor’s rights under Section 2.05(a)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.05(a)(iii), shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal and other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer).  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 2.05(b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment of the Obligations and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of Section 2.05(a)(iii) and that remain in such account.

(c)           Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (h) or (i) of Article VII of the Credit Agreement, after the Administrative Agent shall have provided notice to the Grantors of the suspension of the Grantors’ rights under Section 2.05(a)(i), all rights of any Grantor to

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exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.05(a)(i), shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise prior to such vesting.

(d)           Any notice given by the Administrative Agent to the Grantors suspending the Grantors’ rights under Section 2.05(a): (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under Section 2.05(a)(i) or Section 2.05(a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.            Security Interest.  (a)  As security for the payment in full of the Obligations, and subject to Section 3.01(d), each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all cash, cash equivalents and Deposit Accounts;

(iv)          all Documents;

(v)           all Equipment;

(vi)          all Fixtures;

(vii)         all General Intangibles, including all Intellectual Property;

(viii)        all Instruments;

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(ix)          all Inventory;

(x)           all other Goods;

(xi)          all Investment Property;

(xii)         all Letter-of-Credit Rights;

(xiii)        all Commercial Tort Claims described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 3.05;

(xiv)        all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(xv)         all books and records pertaining to the Article 9 Collateral; and

(xvi)        all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect or of a lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization and the type of organization and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

Subject to the OCS Provision, the Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office), as applicable, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and United States exclusive Copyright Licenses granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(b)           The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

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(c)           Notwithstanding anything herein to the contrary, to the extent and for so long as any asset is an Excluded Asset or OCS-Funded Know-How, the Security Interest granted under this Section 3.01 shall not attach to, and the Article 9 Collateral shall not include, such asset; provided, however that the Security Interest shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset or OCS-Funded Know-How, as applicable.

SECTION 3.02.            Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Administrative Agent for the benefit of the Secured Parties that:

(a)           Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest hereunder (except for minor defects in title that do not interfere with its ability to (i) conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes or (ii) grant a Security Interest in such Article 9 Collateral hereunder) and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)           The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date.  The filing of Uniform Commercial Code financing statements (including fixture filings, as applicable) prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal and other offices specified in Schedule 2 to the Perfection Certificate are all the filings, recordings and registrations that are necessary or advisable (other than the Israeli Perfection and filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and United States exclusive Copyright Licenses) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions.  No further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  A Patent Security Agreement in the form of Exhibit II-A hereto, a Trademark Security Agreement in the form of Exhibit II-B hereto, a Copyright Security Agreement in the form of Exhibit II-C hereto (and with respect to each such agreement executed by an Israeli Grantor, such agreement incorporating Section 1.03 hereto) (such agreements being collectively referred to herein as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and United States exclusive Copyright Licenses, as applicable, and executed by each Grantor owning any such Article 9 Collateral,

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have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and United States exclusive Copyright Licenses in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States Trademarks and United States Copyrights and United States exclusive Copyright Licenses acquired or developed after the Closing Date).

(c)           The Security Interest constitutes (i)  a legal and valid security interest in all the Article 9 Collateral securing the payment of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in such jurisdictions and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest does and shall have greater priority than any other Lien on any of the Article 9 Collateral with respect to which a Uniform Commercial Code statement has been filed or that is subject to an Intellectual Property security agreement or short form, other than Permitted Encumbrances and Liens permitted under Section 6.02 of the Credit Agreement.

(d)           Schedule III sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all Patents owned by such Grantor that have been issued by or applied for with the United States Patent and Trademark Office, (ii) all Copyrights owned by such Grantor that have been registered with the United States Copyright Office, (iii) all Trademarks owned by such Grantor that have been registered or applied for with the United States Patent and Trademark Office, and (iv) all exclusive Copyright Licenses under which such Grantor is a licensee, in each case truly and completely specifying the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee, licensor and date of license agreement.  In the event any Supplemental Perfection Certificate or any Supplement shall set forth any Intellectual Property, Schedule III shall be deemed to be supplemented to include the reference to such Intellectual Property, in the same form as such reference is set forth on such Supplemental Perfection Certificate or Supplement.

(e)           Schedule IV sets forth, as of the Closing Date, a true and complete, in all material respects, list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an

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amount reasonably estimated to exceed $2,500,000, including a summary description of such claim.

(f)            No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for any of the foregoing related solely to Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03.            Covenants.  (a)  Each Grantor agrees (i) to be bound by the provisions of Section 5.03 of the Credit Agreement with the same force and effect, and to the same extent, as if each reference therein to the Company were a reference to such Grantor, (ii) reasonably promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in Section 5.03(a) of the Credit Agreement and (iii) to be bound by the provisions of Sections 2.15, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.13, 5.14, 5.15 and 5.17 of the Credit Agreement with the same force and effect, and to the same extent, as if such Grantor were a party to the Credit Agreement.  Each Grantor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral constituting Goods, Equipment or Inventory owned or held by such Grantor is damaged, destroyed, or subject to condemnation.

(b)           Each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

(c)           At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents after the Administrative Agent has requested that such Grantor do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent reasonably promptly on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization (and any such payment made or expense waived shall be an additional Obligation secured hereby); provided, however that nothing in this Section 3.03(c) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other obligations of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents.

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(d)           None of the Administrative Agent or the Secured Parties shall have any responsibility for, or liability for its failure in, observing or performing any obligations to be observed and performed by any Grantor under any contract, agreement or instrument relating to the Article 9 Collateral, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(e)           None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral (other than Dispositions permitted under the Credit Agreement).

(f)            Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and its designees) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to Section 5.07 of the Credit Agreement, or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems reasonably necessary.  All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of- pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral received by the Administrative Agent in connection with any loss, damage or destruction of any Collateral shall be transferred to the applicable Grantor.

SECTION 3.04.            Instruments and Tangible Chattel Paper.  Without limiting each Grantor’s obligations under Article II, if any Grantor shall at any time own or acquire any Instruments (other than any instrument with a face amount of less than $5,000,000) or Tangible Chattel Paper (other than Tangible Chattel Paper with a value less than $5,000,000) constituting Collateral, such Grantor shall within 30 days (or such other period as may be reasonably acceptable to the Administrative Agent) after acquisition thereof endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

SECTION 3.05.            Intellectual Property Covenants.

(a)           Each Grantor agrees that it will do or cause to be done all things necessary to preserve, renew, and keep in full force and effect the legal existence of all Intellectual

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Property, which, in the reasonable judgment of the Company, is material to the conduct of the business of the Company and its Subsidiaries taken as a whole.

(b)           Each Grantor agrees that, should it obtain an ownership or other interest in any Article 9 Collateral consisting of Intellectual Property after the Closing Date or if an Excluded Asset or any OCS-Funded Know-How ceases to be an Excluded Asset or OCS-Funded Know-How, as applicable, after the Closing Date (collectively, “After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral consisting of Intellectual Property subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall (i) within the time frames set forth in Section 5.03(b) of the Credit Agreement, provide the Administrative Agent with an updated Schedule III, and (ii) promptly thereafter, execute and deliver to the Administrative Agent an appropriate IP Security Agreement supplement to evidence the Administrative Agent’s security interest in any United States registered, issued, or applied for After-Acquired Intellectual Property. In each case, each Grantor will promptly cooperate as reasonably necessary to enable the Administrative Agent to make any necessary or advisable recordations with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

(c)           With respect to each item of its registered or applied for Intellectual Property which, in the reasonable judgment of the Company is material to the conduct of the business of the Company and its Subsidiaries taken as a whole, each Grantor agrees to take all commercially reasonable steps (i) to maintain the validity and enforceability of any such Intellectual Property and to maintain such Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each such registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(d)           Each Grantor shall not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property which, in the reasonable judgment of the Company is material to the conduct of the business of the Company and its Subsidiaries taken as a whole, may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(e)           Each Grantor shall take all commercially reasonable steps to preserve and protect each item of its Intellectual Property which, in the reasonable judgment of the Company is material to the conduct of the business of the Company and its Subsidiaries taken as a whole, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps to ensure that all licensed

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users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(f)            In the event that any Grantor has reason to believe that any Intellectual Property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as appropriate in such Grantor’s reasonable business judgment.

(g)           Upon and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

SECTION 3.06.            Commercial Tort Claims. In the event any Supplemental Perfection Certificate or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such Supplemental Perfection Certificate or Supplement.

ARTICLE IV

Remedies

SECTION 4.01.            Remedies Upon Default.  Subject to the OCS Provision, upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors that it is exercising its rights under this Section 4.01, each Grantor agrees to deliver each item of Collateral to the Administrative Agent promptly on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, promptly on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained using commercially reasonable efforts), and (b) with or without legal process or demand for performance, to take upon prior notice possession of the Article 9 Collateral and without liability for trespass to enter upon prior notice any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default, subject to the OCS Provision and

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the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  The Administrative Agent shall be authorized to take the actions set forth in Sections 4.02, 4.03 and 4.04.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Notwithstanding the foregoing, to the extent MFS holds a U.S. facility security clearance and is operating pursuant to a FOCI mitigation agreement, Collateral owned by MFS shall be subject to the requirements of the NISPOM and such FOCI mitigation agreement.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or, to the extent permitted by law, private sale or other disposition, subject to the OCS Provision the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the

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return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full unless the terms of such agreement permit the Administrative Agent to terminate such sale without liability thereto.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and subject to the OCS Provision to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02.            Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable and documented out-of-pocket fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), subject to the OCS Provision the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.  The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.  Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other obligations.

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SECTION 4.03.            Grant of License To Use Intellectual Property.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, subject to the OCS Provision, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past, present or future infringement of the Intellectual Property, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, and does not give such third party any right of acceleration, modification, termination, or cancelation and (b) is not prohibited by any Requirements of Law other than, in each case, to the extent that any such term or prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law.  The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04.            Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, blue sky or other state securities laws to the extent the Administrative Agent has determined that

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such registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem fair under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Indemnity, Subrogation, Contribution and Subordination

SECTION 5.01.            Indemnity and Subrogation.  In addition to all such rights of indemnity as the Grantors may have under applicable law (but subject to Section 5.03), each of the Borrowers and each Subsidiary Loan Party agrees that in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation of such Borrower or such Subsidiary Loan Party, such Borrower (if such Obligation is an obligation of such Borrower), or such Subsidiary Loan Party (if such Obligation is an obligation of such Subsidiary Loan Party), shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02.            Contribution and Subrogation.  Each Grantor (each such Grantor (other than, in the case of any payment referred to in this sentence in respect of any Obligation of either Borrower or any Subsidiary Loan Party, such Borrower or such Subsidiary Loan Party, as applicable) being called a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation (other than any assets of either Borrower or of any Subsidiary Loan Party sold to satisfy its own Obligations) and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the applicable Borrower or the applicable Subsidiary Loan Party, as applicable, as provided in Section 5.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the Closing Date and the denominator shall be the aggregate net worth of all the Contributing Parties on the Closing Date (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 6.12, the date of the supplement hereto executed and delivered by such Contributing Party).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.  Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party,

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with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 5.03.            Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of the Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to Payment In Full.  No failure on the part of the Borrowers or any other Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b)           Each Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Grantor or any other Subsidiary shall be fully subordinated to Payment In Full.

ARTICLE VI

Miscellaneous

SECTION 6.01.            Notices.  All communications and notices to the Administrative Agent and the Borrowers hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02.            Waivers; Amendment.  (a)  No failure or delay by any Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified (other than supplements expressly contemplated hereby) except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is applicable, subject to any consent required in accordance with Section 9.02 of the Credit Agreement;

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provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein or in any other Security Document to the extent such departure is not inconsistent with the Collateral and Guarantee Requirement or with any other limitation on the authority of the Administrative Agent set forth in the Credit Agreement.

(c)           This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.03.            Administrative Agent’s Fees and Expenses; Indemnification.  (a)  The Loan Parties party hereto jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as if each reference therein to the Borrowers were a reference to the Grantors.

(b)           The Grantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if each reference to the Borrowers therein were a reference to the Grantors.

(c)           Any amounts payable hereunder, including as provided in Section 6.03(a) or 6.03(b), shall be additional Obligations secured hereby and by the other Security Documents.  All amounts due under Section 6.03(a) or 6.03(b) shall be payable promptly after written demand therefor.

(d)           To the extent permitted by applicable law, no Grantor shall assert, or permit any of its Affiliates or Related Parties to assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 6.04.            Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of

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any investigation made by or on behalf of any Secured Party and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and, subject to Section 6.11 hereof, shall continue in full force and effect until Payment In Full.

SECTION 6.05.            Counterparts; Effectiveness; Successors and Assigns.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.06.            Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.07.            Governing Law; Jurisdiction; Consent to Service of Process.   (a)  Subject to Section 1.03 hereof, this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Subject to Section 1.03 hereof, each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or any of its properties in the courts of any jurisdiction.

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(c)           Subject to Section 1.03 hereof, each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or in any court referred to in paragraph (b) of this Section 6.07.  Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.08.            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.

SECTION 6.09.            Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 6.10.            Security Interest Absolute.  All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement (other than a release of any Grantor or Collateral in accordance with Section 6.11).

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SECTION 6.11.            Termination or Release.  (a)  This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and be released upon Payment In Full, without any action on the part of any Person.

(b)           The Security Interest and the other security interests granted hereby shall also automatically terminate and be released (in whole or in part) at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement without any further action on the part of any Person.  In the event of any such termination or release, Schedules II, III and IV to this Agreement shall be deemed to be modified to remove the Collateral with respect to which the Security Interest and the other security interests granted hereby have been so released.

(c)           In connection with any termination or release pursuant to this Section 6.11, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request and hereby authorizes any amendments to or terminations of financing statements necessary to evidence such termination or release.  Any execution and delivery of documents by the Administrative Agent pursuant to this Section 6.11 shall be without recourse to or warranty by the Administrative Agent.

SECTION 6.12.            Additional Subsidiaries.  Pursuant to the Credit Agreement, certain Subsidiaries not party hereto on the Closing Date may be required to enter into this Agreement.  Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Loan Party and a Grantor hereunder, with the same force and effect as if originally named as such herein.  The execution and delivery of any Supplement shall not require the consent of any other Loan Party.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.

SECTION 6.13.            Administrative Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do

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all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

SECTION 6.14.            Secured Cash Management Obligations and Secured Hedging Obligations.  No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder or otherwise in respect of the Collateral (including, without limitation, the release or impairment of any Collateral) other than in its capacity as a Lender or the Administrative Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article VIII of the Credit Agreement.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article VIII of the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MELLANOX TECHNOLOGIES, LTD.

BY

Name:
Title:

MELLANOX TECHNOLOGIES, INC.

by

Name:
Title:

MELLANOX TECHNOLOGIES SILICON PHOTONICS INC.

by

Name:
Title:

MELLANOX FEDERAL SYSTEMS, LLC

by

Name:
Title:

MELLANOX TECHNOLOGIES DISTRIBUTION LTD.

by

Name:
Title:

28

MELLANOX TECHNOLOGIES TLV LTD.

by

Name:
Title:

INTEGRITY PROJECT LTD.

by

Name:
Title:

29

Schedule I to
the Collateral Agreement

SUBSIDIARY LOAN PARTIES

Subsidiary Name	Jurisdiction of Incorporation
Mellanox Technologies Silicon Photonics Inc.	California
Mellanox Federal Systems, LLC	Delaware
Mellanox Technologies Distribution Ltd.	Israel
Mellanox Technologies TLV Ltd.	Israel
Integrity Project Ltd.	Israel

Schedule II to
the Collateral Agreement

PLEDGED EQUITY INTERESTS

Loan Party	Issuer	Number of Certificate	Number and Class of Equity Interest	Percentage of Ownership
Mellanox Technologies, Inc.	Mellanox Technologies Silicon Photonics Inc.	C-1	1000 common Stock	100%
Mellanox Technologies, Inc.	Mellanox Federal Systems, LLC	N/A	LLC Membership interests	100%
Mellanox Technologies, Ltd.	Mellanox Technologies, Inc.	C-2	1,000 ordinary shares	100%

PLEDGED DEBT SECURITIES

Intercompany Note, dated February 22, 2016, among the Company and the subsidiaries of Company party thereto.

Promissory Note, dated August 15, 2013 by Mellanox Technologies, Inc. in favor of Mellanox Technologies, Ltd. for the principal amount of $5,000,000.

Promissory Note, dated August 15, 2013 by Mellanox Technologies, Inc. in favor of Mellanox Technologies, Ltd. for the principal amount of $8,750,000.

Promissory Note, dated August 15, 2013 by Mellanox Technologies, Inc. in favor of Mellanox Technologies, Ltd. for the principal amount of $7,500,000.

Promissory Note, dated August 15, 2013 by Mellanox Technologies, Inc. in favor of Mellanox Technologies, Ltd. for the principal amount of $3,750,000.

Schedule III to
the Collateral Agreement

INTELLECTUAL PROPERTY

Patents and Patent Applications

Loan Party	Title	Application Number	Jurisdiction	Grant Number
Mellanox Technologies Silicon Photonics Inc.	An electro-optic device	09/083,395	USA	5908305
Mellanox Technologies Silicon Photonics Inc.	Application of electrical field power to Light-Transmitting Medium	13/136,828	USA	8410566
Mellanox Technologies Silicon Photonics Inc.	Assembly of an optical component and optical waveguide	09/264,441	USA	5991484
Mellanox Technologies Silicon Photonics Inc.	Assembly of an optical component and optical waveguide	08/853,104	USA	5881190
Mellanox Technologies Silicon Photonics Inc.	Attenuator Having Reduced Optical Loss in the Pass Mode	10/371,642	USA	6853793
Mellanox Technologies Silicon Photonics Inc.	Compact optical equalizer	09/991,893	USA	6853797
Mellanox Technologies Silicon Photonics Inc.	Connection between an integrated optical waveguide and an optical fiber	08/643,476	USA	5787214
Mellanox Technologies Silicon Photonics Inc.	Controlled Selectivity Etch for Use with Optical Component Fabrication	10/345,709	USA	7005247
Mellanox Technologies Silicon Photonics Inc.	Coupling a Light Sensor Array with an Optical Component	10/267,812	USA	7308166
Mellanox Technologies Silicon Photonics Inc.	Coupling a Light Sensor Array with an Optical Component	11/980,205	USA	7769254
Mellanox Technologies Silicon Photonics Inc.	Detector having tuned resistors	11/899,402	USA	8053722
Mellanox Technologies Silicon Photonics Inc.	Device for re-directing light from an optical waveguide	09/019,729	USA	6108472

Mellanox Technologies Silicon Photonics Inc.	Device with Multiple light sensors receiving light signals from a waveguide	13/066,542	USA	8989540
Mellanox Technologies Silicon Photonics Inc.	Edge coupling of optical devices	13/694,070	USA	9217836
Mellanox Technologies Silicon Photonics Inc.	Efficient Coupling of an optical fiber to optical Component	09/854,425	USA	6614965
Mellanox Technologies Silicon Photonics Inc.	Efficient transfer of light signals between optical devices	11/881,745	USA	7646949
Mellanox Technologies Silicon Photonics Inc.	Electro-optic device	09/874,999	USA	6801702
Mellanox Technologies Silicon Photonics Inc.	Electro-optic modulator	10/468,938	USA	7684655
Mellanox Technologies Silicon Photonics Inc.	End user optical Transceiver with Transmit signal attenuation	11/985,062	USA	7917035
Mellanox Technologies Silicon Photonics Inc.	Enhancing uniformity of slab region thickness in optical components	13/506,910	USA	8728837
Mellanox Technologies Silicon Photonics Inc.	Extension of steps in reflective optical gratings	12/800,600	USA	8463093
Mellanox Technologies Silicon Photonics Inc.	External cavity laser	09/144,075	USA	6101210
Mellanox Technologies Silicon Photonics Inc.	Formation of a surface on an Optical Component	09/723,757	USA	6563997
Mellanox Technologies Silicon Photonics Inc.	Formation of facets on an Optical Component	10/455,865	USA	7267780
Mellanox Technologies Silicon Photonics Inc.	Formation of optical components on a Substrate	09/785,565	USA	6596185
Mellanox Technologies Silicon Photonics Inc.	Forming optical device using multiple mask formation techniques	12/384,094	USA	8571362
Mellanox Technologies Silicon Photonics Inc.	Gain medium providing laser and amplification functionality to optical device	13/317,340	USA	9025241

Mellanox Technologies Silicon Photonics Inc.	Grating having reduced mode dispersion	11/807,219	USA	7409123
Mellanox Technologies Silicon Photonics Inc.	High speed optical intensity modulator	11/147,403	USA	7394949
Mellanox Technologies Silicon Photonics Inc.	High speed optical phase modulator	11/146,898	USA	7394948
Mellanox Technologies Silicon Photonics Inc.	High speed optical phase modulator	12/154,435	USA	7542630
Mellanox Technologies Silicon Photonics Inc.	High speed optical transmitter producing modulated light signals	13/385,780	USA	8526769
Mellanox Technologies Silicon Photonics Inc.	In-line light sensor	10/500,318	USA	7386207
Mellanox Technologies Silicon Photonics Inc.	In-line light sensor	12/080,824	USA	7826700
Mellanox Technologies Silicon Photonics Inc.	In-line light sensor	12/807,973	USA	8326094
Mellanox Technologies Silicon Photonics Inc.	Integrated light absorber	09/095,817	USA	6002514
Mellanox Technologies Silicon Photonics Inc.	Integrated optical device	09/864,393	USA	6556759
Mellanox Technologies Silicon Photonics Inc.	Integrated silicon PIN diode electro-optic device	08/617,810	USA	5757986
Mellanox Technologies Silicon Photonics Inc.	Integration of components on optical device	13/385,774	USA	8638485
Mellanox Technologies Silicon Photonics Inc.	Interface between light source and optical component	12/215,693	USA	7658552
Mellanox Technologies Silicon Photonics Inc.	Isolation device	09/850,060	USA	6628852
Mellanox Technologies Silicon Photonics Inc.	Isolation of components on optical device	13/506,705	USA	8989522
Mellanox Technologies Silicon Photonics Inc.	Light monitor configured to tap portion of light signal from mid-waveguide	12/804,769	USA	8411260

Mellanox Technologies Silicon Photonics Inc.	Light sensor with reduced dark current	13/506,071	USA	8842946
Mellanox Technologies Silicon Photonics Inc.	Method of fabricating an integrated optical component	09/686,906	USA	6509139
Mellanox Technologies Silicon Photonics Inc.	Multi-channel optical device	11/998,846	USA	7542641
Mellanox Technologies Silicon Photonics Inc.	Multi-channel optical device	13/136,601	USA	8463088
Mellanox Technologies Silicon Photonics Inc.	Multi-channel optical device	12/800,047	USA	8965208
Mellanox Technologies Silicon Photonics Inc.	Multiplexer having improved efficiency	10/644,395	USA	7805037
Mellanox Technologies Silicon Photonics Inc.	Optic system for light attenuation	10/485,970	USA	7065264
Mellanox Technologies Silicon Photonics Inc.	Optical component having a flat top output	09/924,398	USA	6614951
Mellanox Technologies Silicon Photonics Inc.	Optical component having features extending different depths into a light transmitting medium	12/321,368	USA	8021561
Mellanox Technologies Silicon Photonics Inc.	Optical component having flat top output	10/101,481	USA	6792180
Mellanox Technologies Silicon Photonics Inc.	Optical component having reduced dependency on etch depth	13/385,099	USA	8542954
Mellanox Technologies Silicon Photonics Inc.	Optical component having reduced dependency on etch depth	13/385,372	USA	8515214
Mellanox Technologies Silicon Photonics Inc.	Optical component having reduced interference from radiation modes	10/649,044	USA	6970611
Mellanox Technologies Silicon Photonics Inc.	Optical component having selected bandwidth	09/998,381	USA	6714704
Mellanox Technologies Silicon Photonics Inc.	Optical Component Having Waveguides Extending from a Common Region	10/236,505	USA	6921490

Mellanox Technologies Silicon Photonics Inc.	Optical coupler at interface between light sensor and waveguide	12/291,003	USA	7769259
Mellanox Technologies Silicon Photonics Inc.	Optical device having light sensor employing horzontal electric field	12/380,016	USA	8053790
Mellanox Technologies Silicon Photonics Inc.	Optical device having light sensor employing horzontal electric field	12/584,476	USA	8093080
Mellanox Technologies Silicon Photonics Inc.	Optical device having modulator employing horizontal electrical field	12/653,547	USA	8346028
Mellanox Technologies Silicon Photonics Inc.	Optical device having partially butt coupled light sensor	12/799,633	USA	8476576
Mellanox Technologies Silicon Photonics Inc.	Optical device having reduced optical leakage	13/374,784	USA	8817354
Mellanox Technologies Silicon Photonics Inc.	Optical Modulator with Three Dimensional Waveguide Tapers	12/816,935	USA	8401345
Mellanox Technologies Silicon Photonics Inc.	Optical receiver for use with a range of signal strengths	12/077,068	USA	7599596
Mellanox Technologies Silicon Photonics Inc.	Optical system having dynamic waveguide alignment	12/928,077	USA	9217831
Mellanox Technologies Silicon Photonics Inc.	Optical waveguide attenuation	09/116,082	USA	6021248
Mellanox Technologies Silicon Photonics Inc.	Phase Modulator for Semiconductor Waveguide	09/533,942	USA	6298177
Mellanox Technologies Silicon Photonics Inc.	Production of an integrated optical device	09/578,513	USA	6517997
Mellanox Technologies Silicon Photonics Inc.	Reducing optical loss in an optical modulator using depletion region	12/660,149	USA	8737772
Mellanox Technologies Silicon Photonics Inc.	Reducing optical loss in reflective optical grating	12/927,412	USA	8300999
Mellanox Technologies Silicon Photonics Inc.	Rib Waveguide Device With Mode Filter	09/731,843	USA	6516120
Mellanox Technologies Silicon Photonics Inc.	Ring resonator with wavelength selectivity	12/928,076	USA	8897606

Mellanox Technologies Silicon Photonics Inc.	Sensing system having wavelength reflectors that receive modulated light signals	11/292,317	USA	7697121
Mellanox Technologies Silicon Photonics Inc.	Stray light absorption	09/076,743	USA	6298178
Mellanox Technologies Silicon Photonics Inc.	System for managing thermal conduction of optical devices	13/507,491	USA	8731345
Mellanox Technologies Silicon Photonics Inc.	System having light sensor with enhanced sensitivity	12/803,136	USA	8639065
Mellanox Technologies Silicon Photonics Inc.	System having light sensor with enhanced sensitivity including a multiplication layer for generating additional electrons	12/589,501	USA	8242432
Mellanox Technologies Silicon Photonics Inc.	System having optical amplifier incorporated into stacked optical devices	12/008,717	USA	7945131
Mellanox Technologies Silicon Photonics Inc.	System having reduced distance between scintillator and Light Sensor Array	12/156,784	USA	7659519
Mellanox Technologies Silicon Photonics Inc.	Transfer of light signals between optical devices	13/888,229	USA	9052464
Mellanox Technologies Silicon Photonics Inc.	Transfer of light signals between optical fibers and system using optical devices with optical vias	12/148,784	USA	8090231
Mellanox Technologies Silicon Photonics Inc.	Tunable add/drop node	10/158,399	USA	6810168
Mellanox Technologies Silicon Photonics Inc.	Tunable add/drop node for optical network	09/724,179	USA	7113704
Mellanox Technologies Silicon Photonics Inc.	Tunable Filter	09/845,685	USA	6853773
Mellanox Technologies Silicon Photonics Inc.	Tunable optical filter	09/872,472	USA	6674929
Mellanox Technologies Silicon Photonics Inc.	Wafer level testing of optical components	10/186,187	USA	6947622

Mellanox Technologies Silicon Photonics Inc.	Wafer level testing of optical devices	13/694,047	USA	8724100
Mellanox Technologies Silicon Photonics Inc.	Waveguide end face	09/118,739	USA	6266468
Mellanox Technologies Silicon Photonics Inc.	Waveguide tap monitor	10/161,208	USA	6885795
Mellanox Technologies Silicon Photonics Inc.	Combining light signals from multiple laser cavities	13/385,275	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Control of thermal energy in optical devices	14/670,292	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Controlling the composition of electro-absorption media in optical devices	PCT/US/2014/045302	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies Silicon Photonics Inc.	Controlling the composition of electro-absorption media in optical devices	14/322,672	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Coupling between optical devices	13/385,339	USA	Pending
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Edge construction on optical devices	14/974,515	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Electrooptic silicon modulator with enhanced bandwidth	14/282,975	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Enhancing planarization uniformity in optical	13/694,048	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Enhancing the bandwidth of light sensors on planar optical devices	14/853,602	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Enhancing the performance of light sensors that receive light signals from an integrated waveguide	13/889,890	USA	Pending

Mellanox Technologies Silicon Photonics Inc.	Integration of laser into optical platform	13/506,629	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Optical Device Having Light Sensor with Doped Regions	13/507,468	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Reducing power requirements for optical links	14/280,067	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Reduction of Mode Hopping in a Laser Cavity	13/573,892	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Resolution of mode hopping in optical links	14/741,391	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Resolution of mode hopping in the output of laser cavities	14/869,002	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Temperature control of components on an optical device	14/231,383	USA	Pending
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Temperature control of components on an optical device	PCT/US2015/023418	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Temperature control of a component on an optical device	14/337,822	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Temperature control of components on an optical device	14/671,348	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Use of Common Active Materials in Optical Components	14/048,685	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Wafer level testing of optical devices	14/675,256	USA	Pending
Mellanox Technologies TLV Ltd.	Communication link with intra-packet flow control	13/426,748	USA	8908510

Mellanox Technologies TLV Ltd.	Data Switch with Shared Port Buffers	12/876,265	USA	8644140
Mellanox Technologies TLV Ltd.	Forwarding Database Cache	09/892,852	USA	6438130
Mellanox Technologies TLV Ltd.	High-Performance Adaptive Routing	12/910,900	USA	8576715
Mellanox Technologies TLV Ltd.	Data Integrity Verification In A Switching Network	09/614,629	USA	6601210
Mellanox Technologies TLV Ltd.	Device, System and Method of Accessing Storage	12/328,140	USA	7921178
Mellanox Technologies TLV Ltd.	Device, system and method of multicast communication	11/727,222	USA	7864787
Mellanox Technologies TLV Ltd.	Device, System and Method for Distributing Messages	12/195,805	USA	8108538
Mellanox Technologies TLV Ltd.	Device, System and Method for Distributing Messages	13/334,216	USA	8244902
Mellanox Technologies TLV Ltd.	Device, system and method of publishing information to multiple subscribers	11/778,109	USA	7802071
Mellanox Technologies TLV Ltd.	Device, system and method of UDP communication	11/727,221	USA	7848322
Mellanox Technologies TLV Ltd.	Filtered application-to-application communication	09/863,423	USA	7216225
Mellanox Technologies TLV Ltd.	Memory system for mapping SCSI commands from client device to memory space of server via SSD	13/064,126	USA	8463866
Mellanox Technologies TLV Ltd.	Network element with shared buffers	13/189,593	USA	8699491
Mellanox Technologies TLV Ltd.	Packet switching based on global identifier	13/154,458	USA	8842671

Mellanox Technologies TLV Ltd.	Reducing Power Consumption in a Fat-Tree Network	13/026,309	USA	8570865
Mellanox Technologies TLV Ltd.	Routing support for lossless data traffic	3/717,733	USA	8982703
Mellanox Technologies TLV Ltd.	Service-oriented infrastructure management	11/635,119	USA	7822594
Mellanox Technologies TLV Ltd.	Service-oriented infrastructure management	12/882,225	USA	8280716
Mellanox Technologies TLV Ltd.	Spanning tree root selection in a hierarchical network	12/426,970	USA	8000336
Mellanox Technologies TLV Ltd.	System and Method for Highly Scalable High-Speed Content-base filtering and load balancing in interconnected fabrics	09/934,535	USA	7346702
Mellanox Technologies TLV Ltd.	Topology-Aware Fabric-Based Offloading of Collective Functions	12/616,152	USA	9110860
Mellanox Technologies TLV Ltd.	Virtual input-output connection for machine virtualization	12/344,235	USA	8201168
Mellanox Technologies TLV Ltd.	Virtual input-output connection for machine virtualization	13/431,995	USA	9203645
Mellanox Technologies TLV Ltd.	Adaptive allocation of headroom in network devices	14/718,114	USA	Pending
Mellanox Technologies TLV Ltd.	Algorithmic Routing in Generalized Fat-Trees	14/979,667	USA	Pending
Mellanox Technologies TLV Ltd.	Atomic update of packet classification rules	14/868,405	USA	Pending
Mellanox Technologies TLV Ltd.	Cell-Based Link-Level Retry Scheme	12/897,808	USA	Pending
Mellanox Technologies TLV Ltd.	Congestion estimation for multi-priority traffic	14/967,403	USA	Pending
Mellanox Technologies TLV Ltd.	Dynamic thresholds for congestion control	14/672,357	USA	Pending

Mellanox Technologies TLV Ltd.	EFFICIENT LOOKUP OF TCAM-LIKE RULES IN RAM	14/827,373	USA	Pending
Mellanox Technologies TLV Ltd.	Error Correction on Demand	14/870,031	USA	Pending
Mellanox Technologies TLV Ltd.	Flexible Allocation of Packet Buffers	14/994,164	USA	Pending
Mellanox Technologies TLV Ltd.	High performance Bloom Filtering	14/827,402	USA	Pending
Mellanox Technologies TLV Ltd.	Implementing MPLS short-pipe with PHP and pipe models in a lossless network	14/705,003	USA	Pending
Mellanox Technologies TLV Ltd.	Loopback-free adaptive routing	14/970,608	USA	Pending
Mellanox Technologies TLV Ltd.	Memory-efficient handling of multicast traffic	14/961,923	USA	Pending
Mellanox Technologies TLV Ltd.	Physical-layer signaling of flow control updates	14/664,944	USA	Pending
Mellanox Technologies TLV Ltd.	Processing Enhanced Cuckoo Hashing	14/846,777	USA	Pending
Mellanox Technologies TLV Ltd.	Routable Quantized Congestion Notification (R-QCN)	62/200,669	USA	Pending
Mellanox Technologies TLV Ltd.	Routing controlled by subnet managers	13/721,052	USA	Pending
Mellanox Technologies TLV Ltd.	Switch chassis with flexible topology	14/975,788	USA	Pending
Mellanox Technologies, Ltd.	Accurate Global Reference Voltage Distribution System With Local Reference Voltages Referred To Local Ground And Locally Supplied Voltage	12/726,366	USA	9111602
Mellanox Technologies, Ltd.	Self-repair of embedded memory arrays	10/135,361	USA	6667918

Mellanox Technologies, Ltd.	Adapter For High-Speed Ethernet	13/225,584	USA	8419444
Mellanox Technologies, Ltd.	Adapter for pluggable module	12/825,365	USA	7934959
Mellanox Technologies, Ltd.	Adaptive Routing Using Inter-Switch Notifications	13/754,921	USA	9014006
Mellanox Technologies, Ltd.	Auto-negotiation by nodes on an infiniband fabric	11/847,360	USA	7801027
Mellanox Technologies, Ltd.	Cable with field-writeable memory	13/091,161	USA	8903683

Mellanox Technologies, Ltd.	Connector Receptacle Cage	29/451,884	D737,777	Mellanox Technologies, Ltd.
Mellanox Technologies, Ltd.	Communication over Multiple Virtual Lanes Using a Shared Buffer	13/802,926	USA	8989011
Mellanox Technologies, Ltd.	Communication paths from an InfiniBand host	11/614,057	USA	7730214
Mellanox Technologies, Ltd.	Computer bus with enhanced functionality	13/153,477	USA	8671236
Mellanox Technologies TLV Ltd.	Configurable Access Control Lists Using TCAM	13/310,758	USA	8861347
Mellanox Technologies, Ltd.	Control Message Signature for Device Control	12/498,381	USA	8407478
Mellanox Technologies, Ltd.	Credit-based flow control for ethernet	13/245,886	USA	8867356
Mellanox Technologies, Ltd.	Cross-Channel Network Operations Offloading for Collective Operations	12/945,904	USA	8811417
Mellanox Technologies, Ltd.	Current-triggered low turn-on voltage SCR	11/691,514	USA	7518164
Mellanox Technologies, Ltd.	Descriptor prefetch mechanism for high latency and out of order DMA device	11/621,789	USA	7620749
Mellanox Technologies, Ltd.	Destination-Based Congestion Control	13/304,654	USA	8705349
Mellanox Technologies, Ltd.	Direct Memory Access to Storage Devices	13/943,809	USA	8949486
Mellanox Technologies, Ltd.	Direct Updating of Network Delay in Synchronization Packets	13/778,180	USA	9031063

Mellanox Technologies, Ltd.	DMA Doorbell	09/870,016	USA	6735642
Mellanox Technologies, Ltd.	Doorbell Handling with Priority Processing Function	10/052,500	USA	8375145
Mellanox Technologies, Ltd.	Dynamically-connected transport services	12/621,523	USA	8213315
Mellanox Technologies, Ltd.	Efficient Access to Connectivity Information Using Cable Identification	13/743,364	USA	9111466
Mellanox Technologies, Ltd.	Efficient delivery of completion notifications	13/682,773	USA	8924605
Mellanox Technologies, Ltd.	Electro-optic integrated circuits and methods for the production thereof	12/198,867	USA	8043877
Mellanox Technologies, Ltd.	Electro-Optical Circuitry Having Integrated Connector and Methods for the Production thereof	10/595,372	USA	7538358
Mellanox Technologies, Ltd.	End-to-end cache for network elements	13/609,378	USA	9130885
Mellanox Technologies, Ltd.	Fibre Channel Controller Shareable by a Plurality of Operating System Domains within a Load-Store Architecture	11/045,870	USA	7512717
Mellanox Technologies, Ltd.	Fibre Channel Controller Shareable by a Plurality of Operating System Domains within a Load-Store Architecture	11/046,537	USA	7493416
Mellanox Technologies, Ltd.	Fibre Channel Controller Shareable by a Plurality of Operating System Domains within a Load-Store Architecture	11/046,564	USA	7617333
Mellanox Technologies, Ltd.	Fibre Channel Processing by a Host Channel Adapter	12/398,194	USA	8948199
Mellanox Technologies, Ltd.	Flip-chip optical interface with micro-lens array	13/677,374	USA	8750657
Mellanox Technologies, Ltd.	Handling Multiple Network Transport Service Levels With Hardware And Sotfware Arbitration	10/052,435	USA	7676597

Mellanox Technologies, Ltd.	Host Channel Adapter With Pattern-type DMA	13/337,178	USA	8751701
Mellanox Technologies, Ltd.	Increasing TCP re-transmission process speed	10/733,630	USA	7177941
Mellanox Technologies, Ltd.	Integer divider module	13/664,428	USA	9032010
Mellanox Technologies, Ltd.	Integrated Optical Interconnect	13/369,324	USA	8750660
Mellanox Technologies, Ltd.	Integrated optoelectronic interconnects with side-mounted transducers	13/419,447	USA	8871570
Mellanox Technologies, Ltd.	Interrupt Handling in a Virtual Machine Environment	13/652,493	USA	8949498
Mellanox Technologies, Ltd.	ISCSI target offload administrator	10/116,523	USA	7089587
Mellanox Technologies, Ltd.	Limiting number of retransmission attempts for data transfer via network interface controller	10/733,668	USA	7243284
Mellanox Technologies, Ltd.	Liquid cooling system for modular electronic systems	13/245,078	USA	8817473
Mellanox Technologies, Ltd.	Liquid cooling system for modular electronic systems	14/322,973	USA	8879258
Mellanox Technologies, Ltd.	Look-Ahead Handling of Page Faults in I/O Operations	13/628,075	USA	8914458
Mellanox Technologies, Ltd.	Low-latency communications	13/329,342	USA	8869171
Mellanox Technologies, Ltd.	Maintaining consistent quality of service between subnets	13/754,912	USA	9197586
Mellanox Technologies, Ltd.	Method and Apparatus for a Shared I/O Network Interface Controller	11/050,420	USA	8032659
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	10/909,254	USA	8346884
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	13/467,143	USA	9015350
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	13/467,161	USA	9106487

Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	13/467,174	USA	8913615
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O serial ATA controller	10/864,766	USA	7664909
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	10/757,711	USA	7103064
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/235,513	USA	7620066
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/235,514	USA	7620064
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/381,561	USA	7782893
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	10/757,713	USA	7457906
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	10/757,714	USA	7046668
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/379,264	USA	7706372
Mellanox Technologies, Ltd.	Method, System and Protocol that enable unrestricted user-level access to a network interface adapter	10/750,762	USA	7653754
Mellanox Technologies, Ltd.	Methods and Devices for Active Optical Cable Calibration	13/733,435	USA	9088368
Mellanox Technologies, Ltd.	Methods and Systems for Running Network Protocols Over Peripheral Component Interconnect Express	13/658,976	USA	8990472
Mellanox Technologies, Ltd.	Modulo remainder generator	09/754,479	USA	6728743
Mellanox Technologies, Ltd.	Multiple queue pair access with single doorbell	09/991,692	USA	7543290
Mellanox Technologies, Ltd.	Multiple queue pair access with single doorbell	12/360,119	USA	7929539

Mellanox Technologies, Ltd.	Network acceleration architecture	11/132,100	USA	7760741
Mellanox Technologies, Ltd.	Network adapter utilizing a hashing function for distributing packets to multiple processorsfor parallel processing	09/383,741	USA	6631422
Mellanox Technologies, Ltd.	Network adapter with shared database for message context information	11/329,074	USA	7603429
Mellanox Technologies, Ltd.	Network adapter with shared database for message context information	12/369,795	USA	7930437
Mellanox Technologies, Ltd.	Network Adapter with shared database for message context information	12/208,355	USA	8019902
Mellanox Technologies, Ltd.	Network Adapter with shared database for message context information	13/177,572	USA	8671138
Mellanox Technologies, Ltd.	Network Controller for Obtaining a Plurality of Network Port Identifiers in Response to Load-Store Transactions from a Corresponding Plurality of Operatying System Domains Within a Load-Store Architecture	11/045,869	USA	7502370
Mellanox Technologies, Ltd.	Network interface adapter with shared data send resources	10/000,456	USA	8051212
Mellanox Technologies, Ltd.	Network interface controller supporting network virtualization	13/731,130	USA	9008097
Mellanox Technologies, Ltd.	Network interface controller with circular receive buffer	13/280,457	USA	9143467
Mellanox Technologies, Ltd.	Network Interface Controller with Flexible Memory Handling	13/229,772	USA	8645663
Mellanox Technologies, Ltd.	Network interface device with memory management capabilities	12/430,912	USA	8255475

Mellanox Technologies, Ltd.	Optical interface and splitter with micro-lens array	13/731,025	USA	8870467
Mellanox Technologies, Ltd.	Optical module fabricated on folded printed circuit board	13/366,326	USA	8867870
Mellanox Technologies, Ltd.	Packet Communication Buffering With Dynamic Flow Control	09/758,029	USA	6922408
Mellanox Technologies, Ltd.	Parallel Optics Integrated Cooling	14/294,167	USA	9016957
Mellanox Technologies, Ltd.	Planar optical interface and splitter	13/532,829	USA	8690455
Mellanox Technologies, Ltd.	Precise clock synchronization	12/618,730	USA	8370675
Mellanox Technologies, Ltd.	Prefetching of receive queue descriptors	10/218,605	USA	7631106
Mellanox Technologies, Ltd.	Processing of Block and Transaction signatures	12/573,119	USA	8225182
Mellanox Technologies, Ltd.	Processing of Block and Transaction signatures	13/489,474	USA	8751909
Mellanox Technologies, Ltd.	Processing of data integrity field (DIF)	12/512,026	USA	8365057
Mellanox Technologies, Ltd.	Queue pair context cache	10/052,413	USA	7152122
Mellanox Technologies, Ltd.	Receive Queue Descriptor Pool	10/200,189	USA	7263103
Mellanox Technologies, Ltd.	Recovering dropped instructions in a network interface controller	13/326,354	USA	8694701
Mellanox Technologies, Ltd.	Recovery from iSCSI corruption with RDMA ATP mechanism	10/905,812	USA	7343527
Mellanox Technologies, Ltd.	Reducing Power Consumption in a Fat-Tree Network	14/033,471	USA	9106387
Mellanox Technologies, Ltd.	Reducing size of completion notifications	13/682,772	USA	8959265
Mellanox Technologies, Ltd.	Reliable Message Transmission With Packet-Level Resend	10/119,808	USA	7013419
Mellanox Technologies, Ltd.	Responding to dynamically-connected transport requests	13/535,382	USA	8761189
Mellanox Technologies, Ltd.	Responding to dynamically-connected transport requests	14/277,793	USA	9031086

Mellanox Technologies, Ltd.	Round-robin arbiter with low jitter	10/158,476	USA	7149227
Mellanox Technologies, Ltd.	Self-repair of embedded memory arrays	10/135,361	USA	6667918
Mellanox Technologies, Ltd.	Shared memory access using independent memory maps	13/471,558	USA	9256545
Mellanox Technologies, Ltd.	Sharing A Network Interface Card Among Multiple Hosts	10/127,710	USA	7245627
Mellanox Technologies, Ltd.	Software Interface Between A Parallel Bus And A Packet Network	09/655,919	USA	6668299
Mellanox Technologies, Ltd.	Static Rate Flow Control	10/054,148	USA	7224669
Mellanox Technologies, Ltd.	Switch with Dual-Function Management Port	13/755,137	USA	8908704
Mellanox Technologies, Ltd.	Synchronization Of Interrupts With Data Packets	09/559,352	USA	6243787
Mellanox Technologies, Ltd.	Synchronization Of Interrupts With Data Pockets	10/070,594	USA	6978331
Mellanox Technologies, Ltd.	System and method for accelerating input/output access operation on a virtual machine	14/011,767	USA	9003418
Mellanox Technologies, Ltd.	System and Method for Accelerating Input/Output Access Operation on a Virtual Machine	11/208,528	USA	8645964
Mellanox Technologies, Ltd.	System And Method For Accelerating Input/Output Access Operation On A Virtual Machine	12/699,894	USA	8196144
Mellanox Technologies, Ltd.	System And Method For Accelerating Input/Output Access Operation On A Virtual Machine	13/420,641	USA	8595741
Mellanox Technologies, Ltd.	System and method for sequencing packets for multiprocessor parallelization in a computer network system	09/213,920	USA	6338078

Mellanox Technologies, Ltd.	Terminated input buffer with an offset cancellation circuit	11/744,891	USA	7514978
Mellanox Technologies, Ltd.	Topology-based consolidation of link state information	13/114,071	USA	9225628
Mellanox Technologies, Ltd.	Transceiver Receptacle Cage	14/191,550	USA	9112314
Mellanox Technologies, Ltd.	Transceiver Socket Adapter for Passive Optical Cable	13/898,557	USA	8944704
Mellanox Technologies, Ltd.	Transmit flow for network acceleration architecture	11/132,853	USA	7733875
Mellanox Technologies, Ltd.	Use of free pages in handling of page faults	13/628,187	USA	8745276
Mellanox Technologies, Ltd.	Virtualization of Interrupts	13/207,418	USA	8886862
Mellanox Technologies, Ltd.	Quad Small Form-factor Pluggable Connector: QSFP extraction Latch design for AOC	29/481,151	USA	D744957
Mellanox Technologies, Ltd.	Connector Module	29/464,186	USA	D734728
Mellanox Technologies, Ltd.	Accelerating and Offloading Lock Access Over a Network	14/753,159	USA	Pending
Mellanox Technologies, Ltd.	Accessing Remote Storage Device Using a Local BUS protocol	14/215,097	USA	Pending
Mellanox Technologies, Ltd.	Adaption of data center performance using VCSEL/PD control	14/222,887	USA	Pending
Mellanox Technologies, Ltd.	Adaptive routing controlled by source node	14/673,892	USA	Pending
Mellanox Technologies, Ltd.	Adaptive Routing Using Inter-Switch Notifications	14/662,259	USA	Pending
Mellanox Technologies, Ltd.	Address translation services for direct accessing of local memory over a network fabric	14/953,462	USA	Pending
Mellanox Technologies, Ltd.	Aggregation Protocol	62/211,885	USA	Pending
Mellanox Technologies, Ltd.	Application-assisted handling of page faults in I/O operations	13/628,155	USA	Pending

Mellanox Technologies, Ltd.	Buffering schemes for communication over long haul links	14/207,680	USA	Pending
Mellanox Technologies, Ltd.	Cable Backplane	14/445,079	USA	Pending
Mellanox Technologies, Ltd.	Cable with field-writeable memory	14/527,928	USA	Pending
Mellanox Technologies, Ltd.	Coherency over PCIe	62/246,066	USA	Pending
Mellanox Technologies, Ltd.	Collaborative Hardware Interaction By Multiple Entities Using A Shared Queue	14/918,599	USA	Pending
Mellanox Technologies, Ltd.	Compact Optical Fiber Splitters	13/851,178	USA	Pending
Mellanox Technologies, Ltd.	Configurable AEN Notification	14/534,207	USA	Pending
Mellanox Technologies, Ltd.	Congestion Control Enforcement in a Virtualized Environment	14/338,488	USA	Pending
Mellanox Technologies, Ltd.	Connector Extraction Tool	13/905,149	USA	Pending
Mellanox Technologies, Ltd.	Connector module with internal wireless communication device	14/662,258	USA	Pending
Mellanox Technologies, Ltd.	Credit-based flow control for long-haul links	14/335,962	USA	Pending
Mellanox Technologies, Ltd.	Credit-Based Low-Latency Arbitration with Data Transfer	13/763,676	USA	Pending
Mellanox Technologies, Ltd.	Cross-Channel Network Operations Offloading for Collective Operations	14/324,246	USA	Pending
Mellanox Technologies, Ltd.	Cross-Channel Network Operations Offloading for Collective Operations	14/937,907	USA	Pending
Mellanox Technologies, Ltd.	Decision Mechanisms for Adaptive Routing	14/732,853	USA	Pending
Mellanox Technologies, Ltd.	Detection Of Root And Victim Network Congestion	14/052,743	USA	Pending
Mellanox Technologies, Ltd.	Differentiating among multiple management control instances using IP addresses	14/628,256	USA	Pending
Mellanox Technologies, Ltd.	Differentiating among multiple management control instances using IP	14/700,206	USA	Pending

addresses
Mellanox Technologies, Ltd.	Direct access to local memory in a PCI-e device	14/721,009	USA	Pending
Mellanox Technologies, Ltd.	Direct IO access from a CPU’s instruction stream	14/608,252	USA	Pending
Mellanox Technologies, Ltd.	DMA, MMIO and PCIe emulation by a network device	62/162,854	USA	Pending
Mellanox Technologies, Ltd.	Dragonfly Plus: Communication Over Bipartite Node Groups Connected by a Mesh Network	14/337,334	USA	Pending
Mellanox Technologies, Ltd.	Dynamic optimization for IP forwarding performance	62/239,990	USA	Pending
Mellanox Technologies, Ltd.	Efficient implementation of MPLS tables for multi-level and multi-path scenarios	14/665,005	USA	Pending
Mellanox Technologies, Ltd.	Efficient Management of Network Traffic in a Multi-CPU Server	14/608,265	USA	Pending
Mellanox Technologies, Ltd.	Efficient ordering and flushing mechanisms for peer or remote device	62/183,213	USA	Pending
Mellanox Technologies, Ltd.	Efficient peer-to-peer entity ID-based access control	62/192,582	USA	Pending
Mellanox Technologies, Ltd.	Efficient TCP flow processing on an accelerator	62/163,995	USA	Pending
Mellanox Technologies, Ltd.	End-to-end cache for network elements	14/813,142	USA	Pending
Mellanox Technologies, Ltd.	Flow-based packet modification	14/729,127	USA	Pending
Mellanox Technologies, Ltd.	Handling transport layer operations received out of order	14/132,014	USA	Pending
Mellanox Technologies, Ltd.	Hardware-based congestion control for TCP traffic	62/234,046	USA	Pending
Mellanox Technologies, Ltd.	High-reliability AOC with redundant emitters	14/458,273	USA	Pending

Mellanox Technologies, Ltd.	High-speed optical module with flexible printed circuit board	13/481,874	USA	Pending
Mellanox Technologies, Ltd.	HYBRID TAG MATCHING	14/834,443	USA	Pending
Mellanox Technologies, Ltd.	Integrated Circuit Inductor	14/172,969	USA	Pending
Mellanox Technologies, Ltd.	Integrated optical cooling core for optoelectronic interconnect modules	14/667,941	USA	Pending
Mellanox Technologies, Ltd.	Interconnection Between Silicon Photonics Devices and Optical Fibers	13/935,511	USA	Pending
Mellanox Technologies, Ltd.	Interconnection Between Silicon Photonics Devices and Optical Fibers	PCT/IB2014/060688	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies, Ltd.	Low-Latency Processing in a Network Node	14/247,255	USA	Pending
Mellanox Technologies, Ltd.	Maintaining a system state cache	14/265,397	USA	Pending
Mellanox Technologies, Ltd.	Management of data transmission limits for congestion control	14/730,257	USA	Pending
Mellanox Technologies, Ltd.	Memory sharing using RDMA	14/672,397	USA	Pending
Mellanox Technologies, Ltd.	Method, apparatus and computer product for sending or receiving data over multiple networks	12/785,499	USA	Pending
Mellanox Technologies, Ltd.	Methods and System for Polling Memory Outside a Processor Thread	13/671,475	USA	Pending
Mellanox Technologies, Ltd.	Methods and Systems for Error-Correction Decoding	13/839,193	USA	Pending
Mellanox Technologies, Ltd.	Methods and Systems for Network Congestion Management	13/803,144	USA	Pending
Mellanox Technologies, Ltd.	Module compliance boards for quad small form-factor pluggable (QSFP) devices	14/690,428	USA	Pending
Mellanox Technologies, Ltd.	Mounting rail with internal power cable	13/109,031	USA	Pending
Mellanox Technologies, Ltd.	MPLS forwarding without label swapping	14/634,842	USA	Pending

Mellanox Technologies, Ltd.	Multi-Host Network Interface Controller with Host Management	14/583,124	USA	Pending
Mellanox Technologies, Ltd.	Multi-slot plug-in card	14/963,266	USA	Pending
Mellanox Technologies, Ltd.	Network interface controller supporting network virtualization	14/637,414	USA	Pending
Mellanox Technologies, Ltd.	Network Interface Controller with Compression	13/792,083	USA	Pending
Mellanox Technologies, Ltd.	Network interface controller with direct connection to host memory	14/033,470	USA	Pending
Mellanox Technologies, Ltd.	Network Memory	14/847,021	USA	Pending
Mellanox Technologies, Ltd.	Network with Fallback Routing	14/745,488	USA	Pending
Mellanox Technologies, Ltd.	Network-Attached Memory	14/644,400	USA	Pending
Mellanox Technologies, Ltd.	NIC with switching functionality between its network ports	14/658,260	USA	Pending
Mellanox Technologies, Ltd.	Offloading Node CPU in Distributed Redundant Storage Systems	13/925,868	USA	Pending
Mellanox Technologies, Ltd.	Optical Module	14/354,759	USA	Pending
Mellanox Technologies, Ltd.	Optical Module	PCT/JP2012/077649	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies, Ltd.	Packet steering	13/291,143	USA	Pending
Mellanox Technologies, Ltd.	Packet Switch with Reduced Latency	13/972,968	USA	Pending
Mellanox Technologies, Ltd.	Page resolution status reporting	14/846,870	USA	Pending
Mellanox Technologies, Ltd.	Passing power-related information from a host CPU to a peripheral device	14/836,988	USA	Pending
Mellanox Technologies, Ltd.	Peripheral device assistance in reducing CPU power consumption	14/745,549	USA	Pending

Mellanox Technologies, Ltd.	Polymer-Based Interconnection between Silicon Photonics Devices and Optical Fibers	13/935,515	USA	Pending
Mellanox Technologies, Ltd.	Prioritized Handling of Incoming Packets by a Network Interface Controller	13/481,890	USA	Pending
Mellanox Technologies, Ltd.	Reducing Processor Loading During Housekeeping Operations	14/224,272	USA	Pending
Mellanox Technologies, Ltd.	Remote transactional memory	14/665,043	USA	Pending
Mellanox Technologies, Ltd.	Sharing address translation between CPU and peripheral devices	13/665,946	USA	Pending
Mellanox Technologies, Ltd.	Simplified packet routing	14/046,976	USA	Pending
Mellanox Technologies, Ltd.	Simultaneous Operation of Remote Management and Link Aggregation	14/547,160	USA	Pending
Mellanox Technologies, Ltd.	Storage System and Server	14/215,099	USA	Pending
Mellanox Technologies, Ltd.	Summing Multiple Floating Point Numbers in an Associative Manner	15/041,038	USA	Pending
Mellanox Technologies, Ltd.	Switch fabric support for overlay network features	13/731,030	USA	Pending
Mellanox Technologies, Ltd.	Time-Efficient Network Function Virtualization Architecture	14/616,760	USA	Pending
Mellanox Technologies, Ltd.	Traffic-Dependent Adaptive Interrupt Moderation	14/664,988	USA	Pending
Mellanox Technologies, Ltd.	Transceiver Receptacle Cage	14/684,527	USA	Pending
Mellanox Technologies, Ltd.	Transport-Level Link Aggregation and High Availability for Stateful IO Devices	14/666,342	USA	Pending
Mellanox Technologies, Ltd.	Twin Axial Cable structure for transmitting signals	14/860/166	USA	Pending
Mellanox Technologies, Ltd.	Uniting FDB lookups for encapsulated packets	13/845,182	USA	Pending

Mellanox Technologies, Ltd.	Using a single work item to send multiple messages	62/139,843	USA	Pending
Mellanox Technologies, Ltd.	Wavelength Auto Negotiation	13/958,561	USA	Pending
Mellanox Technologies, Ltd.	New Lens and New MT Spring	29/519,274	USA	Pending
Mellanox Technologies, Ltd.	Quad Small Form-factor Pluggable back shell design for AOC	29/531,312	USA	Pending
Integrity Project Ltd.	System and methods thereof for safe compilation of code into embedded processing systems	14/436,090	USA	Pending

Trademarks and Trademark Applications

Trademark Registrations

Registered Owner	Mark	Registration No.	Jurisdiction of Registration
Mellanox Technologies, Ltd.	BRIDGEX	3710421	USA
Mellanox Technologies, Ltd.	CONNECT-IB	4351512	USA
Mellanox Technologies, Ltd.	CONNECTX	3409869	USA
Mellanox Technologies, Ltd.	COOLBOX	4511847	USA
Mellanox Technologies, Ltd.	CORE-DIRECT	3907266	USA
Mellanox Technologies, Ltd.	GPUDIRECT	4190775	USA
Mellanox Technologies, Ltd.	INFINIBRIDGE	4878036	USA
Mellanox Technologies, Ltd.	INFINIHOST	2858756	USA
Mellanox Technologies, Ltd.	INFINISCALE	2753934	USA
Mellanox Technologies, Ltd.	MELLANOX	2681672	USA
Mellanox Technologies, Ltd.	Mellanox Care	4841308	USA
Mellanox Technologies, Ltd.	MELLANOX FEDERAL SYSTEMS	4538682	USA
Mellanox Technologies, Ltd.	MELLANOX HOSTDIRECT	4872672	USA
Mellanox Technologies, Ltd.	MELLANOX LOGO	4058948	USA
Mellanox Technologies, Ltd.	MELLANOX MULTI-HOST	4872673	USA
Mellanox Technologies, Ltd.	MELLANOX OPEN ETHERNET	4706145	USA
Mellanox Technologies, Ltd.	MELLANOX OPENCLOUD	4834375	USA
Mellanox Technologies, Ltd.	MELLANOX PEERDIRECT	4801924	USA
Mellanox Technologies, Ltd.	MELLANOX SCALABLEHPC	4424317	USA
Mellanox Technologies, Ltd.	MELLANOX TECHNOLOGIES CONNECT ACCELERATE OUTPERFORM	4629210	USA
Mellanox Technologies, Ltd.	MELLANOX VIRTUAL MODULAR SWITCH	4777703	USA
Mellanox Technologies, Ltd.	METRODX	4775512	USA

Mellanox Technologies, Ltd.	METROX	4397687	USA
Mellanox Technologies, Ltd.	MLNX-OS	4165718	USA
Mellanox Technologies, Ltd.	OPEN ETHERNET	4702121	USA
Mellanox Technologies, Ltd.	PHYX	3759256	USA
Mellanox Technologies, Ltd.	SWITCHX	4026514	USA
Mellanox Technologies, Ltd.	TESTX	4502514	USA
Mellanox Technologies, Ltd.	THE GENERATION OF OPEN ETHERNET	4702122	USA
Mellanox Technologies, Ltd.	UFM	4186048	USA
Mellanox Technologies, Ltd.	UNBREAKABLE-LINK	4839235	USA
Mellanox Technologies, Ltd.	VIRTUAL PROTOCOL INTERCONNECT	3723997	USA
Mellanox Technologies TLV Ltd.	VOLTAIRE (and design)	2420470	USA
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Kotura	2979685	USA
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Kotura and design	3186113	USA

Trademark Applications

Registered Owner	Mark	Application No.	Jurisdiction
Mellanox Technologies, Ltd.	25 IS THE NEW 10	86794289	USA
Mellanox Technologies, Ltd.	ACCELIO	86083853	USA
Mellanox Technologies, Ltd.	CLOUDX	86189880	USA
Mellanox Technologies, Ltd.	COMPUSTORX	86170426	USA
Mellanox Technologies, Ltd.	CYPU	86654323	USA
Mellanox Technologies, Ltd.	FPGADIRECT	86543722	USA

Mellanox Technologies, Ltd.	HPC-X	86304831	USA
Mellanox Technologies, Ltd.	LINKX	86288527	USA
Mellanox Technologies, Ltd.	MELLANOX CLOUDX	86130336	USA
Mellanox Technologies, Ltd.	Mellanox Cloudx	86130336	USA
Mellanox Technologies, Ltd.	Mellanox NEO	86669407	USA
Mellanox Technologies, Ltd.	MELLANOX OPENCLOUD	86093584	USA
Mellanox Technologies, Ltd.	Mellanox OpenHPC	86814538	USA
Mellanox Technologies, Ltd.	Mellanox Socket Direct	86763701	USA
Mellanox Technologies, Ltd.	Mellanox Spectrum	86640534	USA
Mellanox Technologies, Ltd.	MELLANOX STORAGEX	86170424	USA
Mellanox Technologies, Ltd.	MELLANOX TUNEX	86160937	USA
Mellanox Technologies, Ltd.	NVMEDIRECT	86543720	USA
Mellanox Technologies, Ltd.	ONE SWITCH. A WORLD OF OPTIONS	86640535	USA
Mellanox Technologies, Ltd.	PLATFORMX	86297229	USA
Mellanox Technologies, Ltd.	PSIPHY	86212542	USA
Mellanox Technologies, Ltd.	SIPHY	86212541	USA
Mellanox Technologies, Ltd.	Spectrum	86654162	USA
Mellanox Technologies, Ltd.	STOREX	86291335	USA
Mellanox Technologies, Ltd.	STPU	86654322	USA
Mellanox Technologies, Ltd.	Switch-EN	86584950	USA
Mellanox Technologies, Ltd.	Switch-IB	86300804	USA
Mellanox Technologies, Ltd.	TUNEX	86160935	USA
Mellanox Technologies, Ltd.	UCX	86693167	USA
Mellanox Technologies, Ltd.	UCX Unified Communication X	86693185	USA

Copyrights and Copyright Applications

Registered Owner	Title	Registration No.
Mellanox Technologies, Ltd.	CIM Provider for Linux/ Windows version 2.0.16.	TXu001834900
Mellanox Technologies, Ltd.	CIM Provider for Vmware version 1.0.	TXu001834912
Mellanox Technologies, Ltd.	Connect-IB 10.10.1000.	TX0007976911
Mellanox Technologies, Ltd.	Connect-IB 10.10.2000.	TX0007976916
Mellanox Technologies, Ltd.	Connect-IB 10.10.3000.	TX0007976918
Mellanox Technologies, Ltd.	Connect-IB 10.10.4020.	TX0007976921
Mellanox Technologies, Ltd.	ConnectX2 Firmware version 2.9.	TXu001834906
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.10.	TXu001834934
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.30.3200.	TX0007977400
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.30.8000.	TX0007977394
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.31.5050.	TX0007977402
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.32.5000.	TX0007976914
Mellanox Technologies, Ltd.	Director Plugin.	TXu001834941
Mellanox Technologies, Ltd.	Fabric Collective Accelerator (FCA) version 3.	TXu001836266
Mellanox Technologies, Ltd.	HPC-X version 1.0.	TX0007977614
Mellanox Technologies, Ltd.	HPC-X version 1.2.	TX0007977616
Mellanox Technologies, Ltd.	Mellanox Fabric Collective Accelerator (FCA) version 2.5.	TX0007977589
Mellanox Technologies, Ltd.	Mellanox Fabric Collective Accelerator (FCA) version 3.0.	TX0007977573
Mellanox Technologies, Ltd.	Mellanox Fabric Collective Accelerator (FCA) version 3.1.	TX0007977578
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 2.7.1.	TXu001834937
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.1.0.	TX0007977618
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.5.0.	TX0007977617
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.6.0.	TX0007977611
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.7.0.	TX0007977615
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.1.	TXu001834914
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.3.	TX0007977517
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.4.	TX0007977566
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.5.	TX0007977569
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.6.	TX0007977571
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA)	TX0007977574

version 6.7.
Mellanox Technologies, Ltd.	Mellanox Messaging Software (MXM) version 2.	TXu001836265
Mellanox Technologies, Ltd.	Mellanox OFED version 1.5.3.	TXu001834897
Mellanox Technologies, Ltd.	Mellanox OFED version 1.8.	TXu001836262
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.2.	TXu001834944
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.3500.	TX0007976900
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.4100.	TX0007976904
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.4304.	TX0007977515
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.4402.	TX0007976906
Mellanox Technologies, Ltd.	SDK EN version 4.1.	TXu001834930
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.1.	TXu001834932
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.000.	TX0007977408
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.000.	TX0007977512
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.4000.	TX0007977412
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.6000.	TX0007977415
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.8000.	TX0007977417
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.2000.	TX0007976922
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.2500.	TX0007976923
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.3000.	TX0007976926
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.3500.	TX0007977078
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.4000.	TX0007977081
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.4500.	TX0007976880
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.4500.	TX0007977083
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.2000.	TX0007977987
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.2500.	TX0007977090
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.3002.	TX0007977134
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.3500.	TX0007977136
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.4000.	TX0007977139
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.4005.	TX0007977140
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) Appliance version 1.8.0.	TX0007977607
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) Appliance version 1.9.0.	TX0007977613
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 3.7.	TXu001822059
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 3.8.	TXu001834899
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.0.	TX0007977612

Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.5.	TX0007977609
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.6.	TX0007977606
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.7.	TX0007977592
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.8.	TX0007977593
Mellanox Technologies, Ltd.	Unified parallel C (UPC) version 2.	TXu001836264
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.6.	TXu001834902
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.6.1.2.	TX0007977472
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.10.0.	TX0007977484
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.10.1.	TX0007977510
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.7.0.	TX0007977474
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.8.24.	TX0007977475
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.9.0.	TX0007977477
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.9.3.	TX0007977480
Mellanox Technologies, Ltd.	Vmware IB Driver version 1.8.2.0.	TX0007977423
Mellanox Technologies, Ltd.	Vmware IB Driver version 1.8.2.4.	TX0007977426
Mellanox Technologies, Ltd.	WinOF Driver version 3.2.	TXu001834910
Mellanox Technologies, Ltd.	WinOF version 4.X.	TXu001836263

Exclusive Copyright Licenses

None.

Schedule IV to
the Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

Exhibit I to
the Collateral Agreement

SUPPLEMENT NO.    dated as of [  ] (this “Supplement”), to the Collateral Agreement dated as of February 22, 2016 (the “Collateral Agreement”), among Mellanox Technologies, Ltd. (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc. (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), each subsidiary of the Company listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrowers are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).

A.  Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto and JPMCB, as Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement and the Credit Agreement referred to therein, as applicable.

C.  The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make extensions of credit to the Borrowers under the Credit Agreement.  Section 6.12 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement [in order to induce the Lenders to make additional extensions of credit under the Credit Agreement] and as consideration for such extensions of credit previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 6.12 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Loan Party, a Subsidiary Loan Party and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities and (b) represents and warrants that the representations and warranties made by it in such capacities thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Collateral Agreement) of the New Subsidiary.  Each reference to a “Loan Party,” “Subsidiary Loan Party” or “Grantor” in

the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office; (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity Interests owned by the New Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary; (c)  Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all exclusive Copyright Licenses under which such Grantor is a licensee and that, in the case of clauses (i), (ii) and (iii) are owned by the New Subsidiary, in each case truly and completely specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor; and (d) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount reasonably estimated to exceed $2,500,000, including a summary description of such claim.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2

SECTION 7.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by
Name:
Title:

3

Schedule I
to Supplement No.    to the
Collateral Agreement

SCHEDULE I

New Subsidiary Information

Name	Jurisdiction of Organization	Chief Executive Office

Schedule II
to Supplement No.    to the
Collateral Agreement

SCHEDULE II

Pledged Equity Interests

Loan Party	Issuer	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

Pledged Debt Securities

Loan Party Creditor	Debtor	Type	Amount

Schedule III
to Supplement No.    to the
Collateral Agreement

SCHEDULE III

Intellectual Property

Schedule IV
to Supplement No.    to the
Collateral Agreement

SCHEDULE IV

Commercial Tort Claims

Exhibit II-A to
the Collateral Agreement

[FORM OF] PATENT SECURITY AGREEMENT dated as of [  ], 201[_] (this “Agreement”), among [  ] (each a “Grantor” and collectively, the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of February 22, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd. and Mellanox Technologies, Inc. (the “Borrowers”), the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Collateral Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrowers, the Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent.  The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties party hereto are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

SECTION 1.  Terms.  Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis. Notwithstanding anything contained in this Agreement to the contrary: (a) with respect to the security interests granted by the Israeli Grantors hereunder, this Agreement and each of the terms hereof relating to Patent Collateral shall be limited solely to Patent Collateral located in the United States of America or governed by the laws of the United States of America (including, for the avoidance of doubt, federal laws and state laws); and (b) in respect of Patent Collateral constituting OCS-Funded Know-How, the creation of any security interest over such Patent Collateral and any realization in respect thereof shall be: (i) subject to the OCS Provision (including the Research Law and the OCS approvals dated January 26, 2016 as may be amended from time to time); and (ii) governed by the laws of the State of Israel and subject to the exclusive jurisdiction of the Israeli courts.

SECTION 2.  Grant of Security Interest.  As security for the payment in full of the Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a)           all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I (as limited by Section 1 above with respect to the security interests granted by the Israeli Grantors hereunder); and

(b)           all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

SECTION 3. Collateral Agreement.  The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NAME OF GRANTOR]

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by
Name:
Title:

SCHEDULE I

Patents Owned by [Name of Grantor]

U.S. Patents

Type	Registration No.

U.S. Patent Applications

Type	Application No.

Exhibit II-B to
the Collateral Agreement

[FORM OF] TRADEMARK SECURITY AGREEMENT dated as of [  ], 201[_] (this “Agreement”), among [  ] (each a “Grantor” and collectively, the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of February 22, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd. and Mellanox Technologies, Inc. (the “Borrowers”), the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Collateral Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrowers, the Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent.  The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties party hereto are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

SECTION 1.  Terms.  Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis. Notwithstanding anything contained in this Agreement to the contrary: (a) with respect to the security interests granted by the Israeli Grantors hereunder, this Agreement and each of the terms hereof relating to Trademark Collateral shall be limited solely to Trademark Collateral located in the United States of America or governed by the laws of the United States of America (including, for the avoidance of doubt, federal laws and state laws); and (b) in respect of Trademark Collateral constituting OCS-Funded Know-How, the creation of any security interest over such Trademark Collateral and any realization in respect thereof shall be: (i) subject to the OCS Provision (including the Research Law and the OCS approvals dated January 26, 2016 as may be amended from time to time); and (ii) governed by the laws of the State of Israel and subject to the exclusive jurisdiction of the Israeli courts.

SECTION 2.  Grant of Security Interest.  As security for the payment in full of the Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)           all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names,

global top level domain names, social media identifiers, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I (as limited by Section 1 above with respect to the security interests granted by the Israeli Grantors hereunder); and

(b)                                                                                                      all goodwill associated therewith or symbolized thereby.

SECTION 3. Collateral Agreement.  The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NAME OF GRANTOR]

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by
Name:
Title:

SCHEDULE I

Trademarks/Trade Names Owned by [Name of Grantor]

U.S. Trademark Registrations

Mark	Registration No.

U.S. Trademark Applications

Mark	Application No.

Exhibit II-C to
the Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [  ], 201[_] (this “Agreement”), among [  ] (each a “Grantor” and collectively, the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of February 22, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd. and Mellanox Technologies, Inc. (the “Borrowers”), the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Collateral Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrowers, the Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent.  The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties party hereto are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

SECTION 1.  Terms.  Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis. Notwithstanding anything contained in this Agreement to the contrary: (a) with respect to the security interests granted by the Israeli Grantors hereunder, this Agreement and each of the terms hereof relating to Copyright Collateral shall be limited solely to Copyright Collateral located in the United States of America or governed by the laws of the United States of America (including, for the avoidance of doubt, federal laws and state laws); and (b) in respect of Copyright  Collateral constituting OCS-Funded Know-How, the creation of any security interest over such Copyright Collateral and any realization in respect thereof shall be: (i) subject to the OCS Provision (including the Research Law and the OCS approvals dated January 26, 2016 as may be amended from time to time); and (ii) governed by the laws of the State of Israel and subject to the exclusive jurisdiction of the Israeli courts.

SECTION 2.  Grant of Security Interest.  As security for the payment in full of the Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author,

assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including, registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I and (iii) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights; and

(b) all exclusive Copyright Licenses under which any Grantor is a licensee, including those listed on Schedule I (as limited by Section 1 above with respect to the security interests granted by the Israeli Grantors hereunder).

SECTION 3. Collateral Agreement.  The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NAME OF GRANTOR]

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by
Name:
Title:

SCHEDULE I

Copyrights

Registered Owner	Title	Copyright Number

Copyright Applications

Registered Owner	Title	Application Number	Filing Date

Exclusive Copyright Licenses

Licensee	Licensor	Title	Copyright Number

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below.  The obligations of the Company under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement.  In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Company”), Mellanox Technologies, Inc., a California corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned hereby certifies, on behalf of the Company solely in his or her capacity as a Financial Officer of the Company and not in a personal capacity, as follows:

1.             I am a Financial Officer of the Company.

2.             [Attached as Schedule I hereto are (a) the audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows required to be delivered by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [•] setting forth in comparative form the figures for the previous fiscal year, all reported on by Pricewaterhouse Coopers LLP1, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year and (b) reasonably detailed calculations demonstrating compliance with the financial covenants contained in Section 6.13 of the Credit Agreement by calculation thereof as of the end of the fiscal period covered by such financial statements.]

[or]

2.             [Attached as Schedule I hereto are (a) the unaudited consolidated balance sheet and statements of income and cash flows required to be delivered by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [•] and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter and (b)

1  An independent registered public accounting firm of recognized national standing may be substituted for Pricewaterhouse Coopers LLP in accordance with Section 5.01(a) of the Credit Agreement.

reasonably detailed calculations demonstrating compliance with the financial covenants contained in Section 6.13 of the Credit Agreement by calculation thereof as of the end of the fiscal period covered by such financial statements.  The financial statements referred to in this Section 2 present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]

[3.           Attached as Schedule II hereto is a completed Supplemental Perfection Certificate, setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from [the most recently delivered Supplemental Perfection Certificate] / [the Perfection Certificate delivered on the Closing Date)].]

[or]

[3.           I hereby certify that there has been no change in any information set forth in [the most recently delivered Supplemental Perfection Certificate] / [the Perfection Certificate delivered on the Closing Date].]2

[3][4].     I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and its subsidiaries during the accounting period covered by the attached financial statements.  The foregoing examination did not disclose, and I have no knowledge of (a) the existence or occurrence of any condition or event that constitutes a Default, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and the action that the Company has taken or proposes to take with respect thereto or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet [most recently delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement] / [referred to in Section 3.04 of the Credit Agreement] that is required to be disclosed in the financial statements that are delivered concurrently with this Compliance Certificate [except as set forth in [a separate attachment to this certificate][note [•] to the financial statements attached hereto]].

[4][5].     Attached as Schedule [II][III] hereto is the name of each Subsidiary, if any, that (a) is an Excluded Subsidiary as of the date of this Certificate but has not been identified as an Excluded Subsidiary, as the case may be, in Schedule 3.12 or in any prior Compliance Certificate or (b) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, as the case may be.

[5][6].     In connection with the annual financial statements delivered pursuant to Section 5.01(a) of the Credit Agreement, attached as Schedule [III][IV] hereto are the amounts of the Available Amount, if any, utilized during the most recent fiscal year included in the attached financial statements, specifying each such use and the amount thereof.

2  Include one of the options for this paragraph 3 only at the time of delivery of financial statements pursuant to Section 5.01(a) of the Credit Agreement.

[6][7].     The foregoing certifications are made and delivered on [•], pursuant to Section 5.01(d) of the Credit Agreement.

[Remainder of page intentionally left blank]

Very truly yours,

MELLANOX TECHNOLOGIES, LTD.

By:
Name:
Title:

EXHIBIT E

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Road OPS 2 Floor 3

Newark, DE 19713

Attention: Christopher Jackson
Telephone: +1 302-634-1198

Fax: +1 302-634-3301
Email: Christopher.jackson@chase.com; 12012443629@tls.ldsprod.com

Copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: Bruce Borden

Telephone: +1 212-270-5799

Fax: +1 212-270-5127

Email: bruce.s.borden@jpmorgan.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel, Mellanox Technologies, Inc., a California corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.  This notice constitutes an Interest Election Request and the Borrower Representative hereby gives you notice, pursuant to Section 2.05 of the Credit Agreement, that it requests the [conversion] / [continuation] of a Borrowing under the Credit Agreement, and in that connection the Borrower Representative specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.	Borrowing to which this request applies:
	Borrower Representative:	Mellanox Technologies, Ltd.
Class:[1]
Principal Amount:

1     Specify Term Loan Borrowing, Incremental Term Loan Borrowing or Refinancing Term Loan Borrowing of a particular Series.

Type:[2]
Interest Period:[3]

2.	Effective date of this election:[4]

3.	Resulting Borrowing[s][5]
Class:[6]
Principal Amount:[7]
Type:[8]
Interest Period:[9]

2     Specify ABR Borrowing or Eurocurrency Borrowing.

3     In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.

4     Must be a Business Day.

5     If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing.  Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.

6     Specify whether the resulting Borrowing is to be a Term Loan Borrowing, Incremental Term Loan Borrowing or Refinancing Term Loan Borrowing of a particular Series.

7     Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.

8     Specify whether the resulting Borrowing is to be an ABR Borrowing or Eurocurrency Borrowing.

9     Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing, shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed by all Lenders participating in the requested Borrowing, twelve months or any other period acceptable to the Administrative Agent), and cannot extend beyond the Maturity Date.  If an Interest Period is not specified, then the Borrower Representative shall be deemed to have selected an Interest Period of three months’ duration.

2

Very truly yours,

MELLANOX TECHNOLOGIES, LTD., as Borrower Representative

By:
Name:
Title:

3

EXHIBIT F

[FORM OF] PERFECTION CERTIFICATE

February 22, 2016

Reference is made to the Credit Agreement, dated as of February 22, 2016 (the “Credit Agreement”), among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the U.S. Collateral Agreement, as applicable.

As of the date hereof, the undersigned, an Authorized Officer of the Company, hereby certifies with respect to each Loan Party, solely in his/her official capacity and not in any individual capacity, to the Administrative Agent and each other Secured Party as follows:

SECTION 1.         Names.

(a)           Set forth on Schedule 1(a) is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document, and its company number (if applicable), (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change and (iii) to our knowledge, each other name (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(b)           Except as set forth on Schedule 1(b), no Loan Party has changed its identity or corporate structure or entered into a similar reorganization within the past five years.  Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization.  With respect to any such change that has occurred within the past five years, Schedules 1(b) and 2 set forth the information required by Sections 1(a) and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2.         Jurisdictions and Locations.  Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction, (iii) the address (including, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable, and (iv) the federal taxpayer identification number of each Loan Party, if applicable.

SECTION 3.         Stock Ownership and other Equity Interests.  Set forth on Schedule 3 is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party (other than Excluded Equity Interests), specifying the issuer and certificate number (if any) of, and the number, class and percentage of ownership represented by, such Equity Interests.

SECTION 4.         Debt Instruments.  Set forth on Schedule 4 is a true and correct list, for each Loan Party, of all promissory notes and other indebtedness evidenced in writing (other than checks to be deposited in the ordinary course of business) owned by such Loan Party having, in each case, a value in excess of $7,500,000 (or its equivalent) in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

SECTION 5.         Mortgage Filings.  Set forth on Schedule 5 is a list of all real property owned by each Loan Party having a fair market value of $7,500,000 or more (or its equivalent), together with (a) the exact name of the Loan Party that owns such real property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such real property reflected in the records of the filing office or registry for such real property identified pursuant to the following clause and (c) the filing office or registry in which a Mortgage with respect to such real property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

SECTION 6.         Intellectual Property.

(a)           Set forth on Schedule 6(a) is a true and correct list, with respect to each Loan Party, of all Patents owned by such Loan Party applied for or registered with the United States Patent and Trademark Office or with the Patent Registrar in Israel, including the name of the registered owner or applicant, title, and registration, publication or application number, as applicable.

(b)           Set forth on Schedule 6(b) is a true and correct list, with respect to each Loan Party, of all Trademarks owned by such Loan Party applied for or registered with the United States Patent and Trademark Office or with the Trademark Registrar in Israel, including the name of the registered owner or applicant and the registration or application number, as applicable.

(c)           Set forth on Schedule 6(c) is a true and correct list, with respect to each Loan Party, of all United States Copyright registrations owned by such Loan Party, including the name of the registered owner, title, and the registration or serial number.

(d)           Set forth on Schedule 6(d) is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee of a Copyright registration thereto, including the name and address of the licensor under such exclusive Copyright License, the Copyright title and registration or serial number, and, if the registered owner of such Copyright is a Person other than the applicable licensor, the name of the registered owner of such Copyright.

(e)           Set forth on Schedule 6(e) in proper form for filing with the United States Patent and Trademark Office, the United States Copyright Office, the Companies Registrar in Israel, the Patent Registrar in Israel and the Trademark Registrar in Israel are the filings necessary to preserve, protect and perfect the security interests in the Trademarks, Patents, Copyrights and Copyright Licenses set forth in Schedule 6(a), Schedule 6(b), Schedule 6(c), and Schedule 6(d), respectively, including duly signed copies of the Patent Security Agreements, Trademark Security Agreements and the Copyright Security Agreements, as applicable.

(f)            Set forth on Schedule 6(f) is a true and correct list, with respect to each Loan Party, of all copyrights owned and all patents and trademarks owned, applied for or registered with the United States Patent and Trademark Office or with the Patent Registrar in Israel or Trademark Registrar in Israel (as applicable), in each case, to the extent such patents, trademarks or copyrights form part of the OCS-Funded Know-How of such Loan Party.

SECTION 7.         Commercial Tort Claims.  Set forth on Schedule 7 is a true and correct list of commercial tort claims in excess of $2,500,000 (or its equivalent) held by any Loan Party, including a brief description thereof.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

MELLANOX TECHNOLOGIES, LTD.

Name:
Title:

Schedule 1(a)

Names

Loan Party’s Exact Legal Name	Other Legal Names during the Past 5 Years (including date of change)	Other Names (including trade names or similar appellations) during the Past 5 Years
Mellanox Technologies, Inc.	N/A	N/A
Mellanox Technologies Silicon Photonics Inc.	Kotura, Inc. (December 18, 2015)	N/A
Mellanox Federal Systems, LLC	N/A	N/A
Mellanox Technologies, Ltd.	N/A	N/A
Mellanox Technologies Distribution Ltd.	N/A	N/A
Mellanox Technologies TLV Ltd.	Voltaire Ltd. (January 10, 2013)	N/A
Integrity Project Ltd.	Elad Raz Nechasim Ltd. (May 15, 2012)	N/A

Schedule 1(b)

Names

Loan Party	Changes in Corporate Structure during the Past 5 Years
Mellanox Technologies, Inc.	Merged with Voltaire USA, LLC in April 2011.
Mellanox Technologies Silicon Photonics Inc.	Acquired by Mellanox Technologies, Inc. in July 2013.
Mellanox Federal Systems, LLC	N/A
Mellanox Technologies, Ltd.	N/A
Mellanox Technologies Distribution Ltd.	N/A
Mellanox Technologies TLV Ltd.	Acquired by Mellanox Technologies, Ltd. in February 2011
Integrity Project Ltd.	Acquired by Mellanox Technologies TLV Ltd. in July 2014

Schedule 2

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Chief Executive Office (including county)	Registered Office Address (including county)	Federal Taxpayer Identification Number (if any)
Mellanox Technologies, Inc.	California	Corporation	C2155872	350 Oakmead Parkway, Suite 100 Sunnyvale, CA 94085	2710 Gateway Oaks Dr Ste 150N, Sacramento, CA 95833	77-0506739
Mellanox Technologies Silicon Photonics Inc.	California	Corporation	C1751446	2630 Corporate Place Monterey Park, CA 91754	818 West Seventh St Ste 930, Los Angeles, CA 90017	95-4499782
Mellanox Federal Systems, LLC	Delaware	LLC	5145344	575 Herndon Parkway Suite 130 Herndon, VA 20170	2711 Centerville Road, Suite 400 Wilmington, DE 19808	45-5142834
Mellanox Technologies, Ltd.	Israel	Corporation	512763285	N/A	Hakidma 26, Yokneam Illit, Israel, 2069200	N/A
Mellanox Technologies Distribution Ltd.	Israel	Corporation	514595412	N/A	Hakidma 26, Yokneam Illit, Israel, 2069200	N/A
Mellanox Technologies TLV Ltd.	Israel	Corporation	512471962	N/A	13 Zarchin Street, Raanana, 4366241	N/A
Integrity Project Ltd.	Israel	Corporation	514333053	N/A	7 Aba Hilel Road, Ramat Gan, 5252204	N/A

Schedule 3

Stock Ownership and Other Equity Interests

Loan Party	Issuer	Certificate Number	Number and Class of Equity Interests	Percentage of Ownership
As at the Closing Date
Mellanox Technologies, Inc.	Mellanox Technologies Silicon Photonics Inc.	C-1	1000 common stock	100%
Mellanox Technologies, Inc.	Mellanox Federal Systems, LLC	N/A	LLC Membership interests	100%
Mellanox Technologies Silicon Photonics Inc.	Arroyo Holding Corp.	N/A	100 common stock	100%
Mellanox Technologies, Ltd.	Mellanox Technologies, Inc.	C-2	1,000 ordinary shares	100%
Mellanox Technologies, Ltd.	Mellanox Technologies TLV Ltd.	N/A	ordinary shares	100%
Mellanox Technologies, Ltd.	Mellanox Technologies Distribution Ltd.	N/A	ordinary shares	100%
Mellanox Technologies TLV Ltd.	Integrity Project Ltd.	N/A	25,000 ordinary shares	100%
As at the Effective Time
Mellanox Technologies, Ltd.	EZchip Semiconductor Ltd.	N/A	30,791,346 ordinary shares	100%

Schedule 4

Debt Instruments

1.             Intercompany Note, dated February 22, 2016, among the Company and the subsidiaries of Company party thereto.

2.             Promissory Notes:

Debtor	Creditor	Principal Amount (USD)
Mellanox Technologies, Inc.	Mellanox Technologies, Ltd.	5,000,000
Mellanox Technologies, Inc.	Mellanox Technologies, Ltd.	8,750,000
Mellanox Technologies, Inc.	Mellanox Technologies, Ltd.	7,500,000
Mellanox Technologies, Inc.	Mellanox Technologies, Ltd.	3,750,000

Schedule 5

Real Property

Loan Party	Common Name and Address	Tax Assessed Value and Book Value	Exact Name of Owner	Exact Name of Mortgagor / Grantor	Filing Office / Registry
N/A	N/A	N/A	N/A	N/A	N/A

Schedule 6(a)

Intellectual Property

Patents and Patent Applications

Loan Party	Title	Application Number	Jurisdiction	Grant Number
Mellanox Technologies Silicon Photonics Inc.	An electro-optic device	09/083,395	USA	5908305
Mellanox Technologies Silicon Photonics Inc.	Application of electrical field power to Light-Transmitting Medium	13/136,828	USA	8410566
Mellanox Technologies Silicon Photonics Inc.	Assembly of an optical component and optical waveguide	09/264,441	USA	5991484
Mellanox Technologies Silicon Photonics Inc.	Assembly of an optical component and optical waveguide	08/853,104	USA	5881190
Mellanox Technologies Silicon Photonics Inc.	Attenuator Having Reduced Optical Loss in the Pass Mode	10/371,642	USA	6853793
Mellanox Technologies Silicon Photonics Inc.	Compact optical equalizer	09/991,893	USA	6853797
Mellanox Technologies Silicon Photonics Inc.	Connection between an integrated optical waveguide and an optical fiber	08/643,476	USA	5787214
Mellanox Technologies Silicon Photonics Inc.	Controlled Selectivity Etch for Use with Optical Component Fabrication	10/345,709	USA	7005247
Mellanox Technologies Silicon Photonics Inc.	Coupling a Light Sensor Array with an Optical Component	10/267,812	USA	7308166
Mellanox Technologies Silicon Photonics Inc.	Coupling a Light Sensor Array with an Optical Component	11/980,205	USA	7769254
Mellanox Technologies Silicon Photonics Inc.	Detector having tuned resistors	11/899,402	USA	8053722
Mellanox Technologies Silicon Photonics Inc.	Device for re-directing light from an optical waveguide	09/019,729	USA	6108472
Mellanox Technologies Silicon Photonics Inc.	Device with Multiple light sensors receiving light signals from a waveguide	13/066,542	USA	8989540

Mellanox Technologies Silicon Photonics Inc.	Edge coupling of optical devices	13/694,070	USA	9217836
Mellanox Technologies Silicon Photonics Inc.	Efficient Coupling of an optical fiber to optical Component	09/854,425	USA	6614965
Mellanox Technologies Silicon Photonics Inc.	Efficient transfer of light signals between optical devices	11/881,745	USA	7646949
Mellanox Technologies Silicon Photonics Inc.	Electro-optic device	09/874,999	USA	6801702
Mellanox Technologies Silicon Photonics Inc.	Electro-optic modulator	10/468,938	USA	7684655
Mellanox Technologies Silicon Photonics Inc.	End user optical Transceiver with Transmit signal attenuation	11/985,062	USA	7917035
Mellanox Technologies Silicon Photonics Inc.	Enhancing uniformity of slab region thickness in optical components	13/506,910	USA	8728837
Mellanox Technologies Silicon Photonics Inc.	Extension of steps in reflective optical gratings	12/800,600	USA	8463093
Mellanox Technologies Silicon Photonics Inc.	External cavity laser	09/144,075	USA	6101210
Mellanox Technologies Silicon Photonics Inc.	Formation of a surface on an Optical Component	09/723,757	USA	6563997
Mellanox Technologies Silicon Photonics Inc.	Formation of facets on an Optical Component	10/455,865	USA	7267780
Mellanox Technologies Silicon Photonics Inc.	Formation of optical components on a Substrate	09/785,565	USA	6596185
Mellanox Technologies Silicon Photonics Inc.	Forming optical device using multiple mask formation techniques	12/384,094	USA	8571362
Mellanox Technologies Silicon Photonics Inc.	Gain medium providing laser and amplification functionality to optical device	13/317,340	USA	9025241
Mellanox Technologies Silicon Photonics Inc.	Grating having reduced mode dispersion	11/807,219	USA	7409123
Mellanox Technologies Silicon Photonics Inc.	High speed optical intensity modulator	11/147,403	USA	7394949

Mellanox Technologies Silicon Photonics Inc.	High speed optical phase modulator	11/146,898	USA	7394948
Mellanox Technologies Silicon Photonics Inc.	High speed optical phase modulator	12/154,435	USA	7542630
Mellanox Technologies Silicon Photonics Inc.	High speed optical transmitter producing modulated light signals	13/385,780	USA	8526769
Mellanox Technologies Silicon Photonics Inc.	In-line light sensor	10/500,318	USA	7386207
Mellanox Technologies Silicon Photonics Inc.	In-line light sensor	12/080,824	USA	7826700
Mellanox Technologies Silicon Photonics Inc.	In-line light sensor	12/807,973	USA	8326094
Mellanox Technologies Silicon Photonics Inc.	Integrated light absorber	09/095,817	USA	6002514
Mellanox Technologies Silicon Photonics Inc.	Integrated optical device	09/864,393	USA	6556759
Mellanox Technologies Silicon Photonics Inc.	Integrated silicon PIN diode electro-optic device	08/617,810	USA	5757986
Mellanox Technologies Silicon Photonics Inc.	Integration of components on optical device	13/385,774	USA	8638485
Mellanox Technologies Silicon Photonics Inc.	Interface between light source and optical component	12/215,693	USA	7658552
Mellanox Technologies Silicon Photonics Inc.	Isolation device	09/850,060	USA	6628852
Mellanox Technologies Silicon Photonics Inc.	Isolation of components on optical device	13/506,705	USA	8989522
Mellanox Technologies Silicon Photonics Inc.	Light monitor configured to tap portion of light signal from mid-waveguide	12/804,769	USA	8411260
Mellanox Technologies Silicon Photonics Inc.	Light sensor with reduced dark current	13/506,071	USA	8842946
Mellanox Technologies Silicon Photonics Inc.	Method of fabricating an integrated optical component	09/686,906	USA	6509139
Mellanox	Multi-channel optical	11/998,846	USA	7542641

Technologies Silicon Photonics Inc.	device
Mellanox Technologies Silicon Photonics Inc.	Multi-channel optical device	13/136,601	USA	8463088
Mellanox Technologies Silicon Photonics Inc.	Multi-channel optical device	12/800,047	USA	8965208
Mellanox Technologies Silicon Photonics Inc.	Multiplexer having improved efficiency	10/644,395	USA	7805037
Mellanox Technologies Silicon Photonics Inc.	Optic system for light attenuation	10/485,970	USA	7065264
Mellanox Technologies Silicon Photonics Inc.	Optical component having a flat top output	09/924,398	USA	6614951
Mellanox Technologies Silicon Photonics Inc.	Optical component having features extending different depths into a light transmitting medium	12/321,368	USA	8021561
Mellanox Technologies Silicon Photonics Inc.	Optical component having flat top output	10/101,481	USA	6792180
Mellanox Technologies Silicon Photonics Inc.	Optical component having reduced dependency on etch depth	13/385,099	USA	8542954
Mellanox Technologies Silicon Photonics Inc.	Optical component having reduced dependency on etch depth	13/385,372	USA	8515214
Mellanox Technologies Silicon Photonics Inc.	Optical component having reduced interference from radiation modes	10/649,044	USA	6970611
Mellanox Technologies Silicon Photonics Inc.	Optical component having selected bandwidth	09/998,381	USA	6714704
Mellanox Technologies Silicon Photonics Inc.	Optical Component Having Waveguides Extending from a Common Region	10/236,505	USA	6921490
Mellanox Technologies Silicon Photonics Inc.	Optical coupler at interface between light sensor and waveguide	12/291,003	USA	7769259
Mellanox Technologies Silicon Photonics Inc.	Optical device having light sensor employing horzontal electric field	12/380,016	USA	8053790
Mellanox Technologies Silicon Photonics Inc.	Optical device having light sensor employing horzontal electric field	12/584,476	USA	8093080

Mellanox Technologies Silicon Photonics Inc.	Optical device having modulator employing horizontal electrical field	12/653,547	USA	8346028
Mellanox Technologies Silicon Photonics Inc.	Optical device having partially butt coupled light sensor	12/799,633	USA	8476576
Mellanox Technologies Silicon Photonics Inc.	Optical device having reduced optical leakage	13/374,784	USA	8817354
Mellanox Technologies Silicon Photonics Inc.	Optical Modulator with Three Dimensional Waveguide Tapers	12/816,935	USA	8401345
Mellanox Technologies Silicon Photonics Inc.	Optical receiver for use with a range of signal strengths	12/077,068	USA	7599596
Mellanox Technologies Silicon Photonics Inc.	Optical system having dynamic waveguide alignment	12/928,077	USA	9217831
Mellanox Technologies Silicon Photonics Inc.	Optical waveguide attenuation	09/116,082	USA	6021248
Mellanox Technologies Silicon Photonics Inc.	Phase Modulator for Semiconductor Waveguide	09/533,942	USA	6298177
Mellanox Technologies Silicon Photonics Inc.	Production of an integrated optical device	09/578,513	USA	6517997
Mellanox Technologies Silicon Photonics Inc.	Reducing optical loss in an optical modulator using depletion region	12/660,149	USA	8737772
Mellanox Technologies Silicon Photonics Inc.	Reducing optical loss in reflective optical grating	12/927,412	USA	8300999
Mellanox Technologies Silicon Photonics Inc.	Rib Waveguide Device With Mode Filter	09/731,843	USA	6516120
Mellanox Technologies Silicon Photonics Inc.	Ring resonator with wavelength selectivity	12/928,076	USA	8897606
Mellanox Technologies Silicon Photonics Inc.	Sensing system having wavelength reflectors that receive modulated light signals	11/292,317	USA	7697121
Mellanox Technologies Silicon Photonics Inc.	Stray light absorption	09/076,743	USA	6298178
Mellanox Technologies Silicon Photonics Inc.	System for managing thermal conduction of optical devices	13/507,491	USA	8731345

Mellanox Technologies Silicon Photonics Inc.	System having light sensor with enhanced sensitivity	12/803,136	USA	8639065
Mellanox Technologies Silicon Photonics Inc.	System having light sensor with enhanced sensitivity including a multiplication layer for generating additional electrons	12/589,501	USA	8242432
Mellanox Technologies Silicon Photonics Inc.	System having optical amplifier incorporated into stacked optical devices	12/008,717	USA	7945131
Mellanox Technologies Silicon Photonics Inc.	System having reduced distance between scintillator and Light Sensor Array	12/156,784	USA	7659519
Mellanox Technologies Silicon Photonics Inc.	Transfer of light signals between optical devices	13/888,229	USA	9052464
Mellanox Technologies Silicon Photonics Inc.	Transfer of light signals between optical fibers and system using optical devices with optical vias	12/148,784	USA	8090231
Mellanox Technologies Silicon Photonics Inc.	Tunable add/drop node	10/158,399	USA	6810168
Mellanox Technologies Silicon Photonics Inc.	Tunable add/drop node for optical network	09/724,179	USA	7113704
Mellanox Technologies Silicon Photonics Inc.	Tunable Filter	09/845,685	USA	6853773
Mellanox Technologies Silicon Photonics Inc.	Tunable optical filter	09/872,472	USA	6674929
Mellanox Technologies Silicon Photonics Inc.	Wafer level testing of optical components	10/186,187	USA	6947622
Mellanox Technologies Silicon Photonics Inc.	Wafer level testing of optical devices	13/694,047	USA	8724100
Mellanox Technologies Silicon Photonics Inc.	Waveguide end face	09/118,739	USA	6266468
Mellanox Technologies Silicon Photonics Inc.	Waveguide tap monitor	10/161,208	USA	6885795
Mellanox Technologies Silicon	Combining light signals from multiple laser	13/385,275	USA	Pending

Photonics Inc.	cavities
Mellanox Technologies Silicon Photonics Inc.	Control of thermal energy in optical devices	14/670,292	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Controlling the composition of electro-absorption media in optical devices	PCT/US/2014/045302	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies Silicon Photonics Inc.	Controlling the composition of electro-absorption media in optical devices	14/322,672	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Coupling between optical devices	13/385,339	USA	Pending
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Edge construction on optical devices	14/974,515	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Electrooptic silicon modulator with enhanced bandwidth	14/282,975	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Enhancing planarization uniformity in optical	13/694,048	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Enhancing the bandwidth of light sensors on planar optical devices	14/853,602	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Enhancing the performance of light sensors that receive light signals from an integrated waveguide	13/889,890	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Integration of laser into optical platform	13/506,629	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Optical Device Having Light Sensor with Doped Regions	13/507,468	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Reducing power requirements for optical links	14/280,067	USA	Pending
Mellanox Technologies Silicon	Reduction of Mode Hopping in a Laser	13/573,892	USA	Pending

Photonics Inc.	Cavity
Mellanox Technologies Silicon Photonics Inc.	Resolution of mode hopping in optical links	14/741,391	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Resolution of mode hopping in the output of laser cavities	14/869,002	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Temperature control of components on an optical device	14/231,383	USA	Pending
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Temperature control of components on an optical device	PCT/US2015/023418	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Temperature control of a component on an optical device	14/337,822	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Temperature control of components on an optical device	14/671,348	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Use of Common Active Materials in Optical Components	14/048,685	USA	Pending
Mellanox Technologies Silicon Photonics Inc.	Wafer level testing of optical devices	14/675,256	USA	Pending
Mellanox Technologies TLV Ltd.	Data Integrity Verification In A Switching Network	09/614,629	USA	6601210
Mellanox Technologies TLV Ltd.	Device, System and Method of Accessing Storage	12/328,140	USA	7921178
Mellanox Technologies TLV Ltd.	Device, system and method of multicast communication	11/727,222	USA	7864787
Mellanox Technologies TLV Ltd.	Device, System and Method for Distributing Messages	12/195,805	USA	8108538

Mellanox Technologies TLV Ltd.	Device, System and Method for Distributing Messages	13/334,216	USA	8244902
Mellanox Technologies TLV Ltd.	Device, system and method of publishing information to multiple subscribers	11/778,109	USA	7802071
Mellanox Technologies TLV Ltd.	Device, system and method of UDP communication	11/727,221	USA	7848322
Mellanox Technologies TLV Ltd.	Filtered application-to-application communication	09/863,423	USA	7216225
Mellanox Technologies TLV Ltd.	Memory system for mapping SCSI commands from client device to memory space of server via SSD	13/064,126	USA	8463866
Mellanox Technologies TLV Ltd.	Network element with shared buffers	13/189,593	USA	8699491
Mellanox Technologies TLV Ltd.	Packet switching based on global identifier	13/154,458	USA	8842671
Mellanox Technologies TLV Ltd.	Reducing Power Consumption in a Fat-Tree Network	13/026,309	USA	8570865
Mellanox Technologies TLV Ltd.	Routing support for lossless data traffic	3/717,733	USA	8982703
Mellanox Technologies TLV Ltd.	Service-oriented infrastructure management	11/635,119	USA	7822594
Mellanox Technologies TLV Ltd.	Service-oriented infrastructure management	12/882,225	USA	8280716
Mellanox Technologies TLV Ltd.	Software Interface Between A Parallel Bus And A Packet Network	148260	Israel	148260
Mellanox Technologies TLV Ltd.	Spanning tree root selection in a hierarchical network	12/426,970	USA	8000336
Mellanox Technologies TLV Ltd.	System and Method for Highly Scalable High-Speed Content-base filtering and load balancing in interconnected fabrics	09/934,535	USA	7346702

Mellanox Technologies TLV Ltd.	Topology-Aware Fabric-Based Offloading of Collective Functions	12/616,152	USA	9110860
Mellanox Technologies TLV Ltd.	Virtual input-output connection for machine virtualization	12/344,235	USA	8201168
Mellanox Technologies TLV Ltd.	Virtual input-output connection for machine virtualization	13/431,995	USA	9203645
Mellanox Technologies TLV Ltd.	Forwarding Database Cache	09/892,852	USA	6438130
Mellanox Technologies TLV Ltd.	High Performance Adaptive Routing	12/910,900	USA	8576715
Mellanox Technologies TLV Ltd.	Data Switch with Shared Port Buffers	12/876,265	USA	8644140
Mellanox Technologies TLV Ltd.	Communication link with intra packet flow control	13/426,748	USA	8908510
Mellanox Technologies TLV Ltd.	Adaptive allocation of headroom in network devices	14/718,114	USA	Pending
Mellanox Technologies TLV Ltd.	Algorithmic Routing in Generalized Fat-Trees	14/979,667	USA	Pending
Mellanox Technologies TLV Ltd.	Atomic update of packet classification rules	14/868,405	USA	Pending
Mellanox Technologies TLV Ltd.	Cell-Based Link-Level Retry Scheme	12/897,808	USA	Pending
Mellanox Technologies TLV Ltd.	Congestion estimation for multi-priority traffic	14/967,403	USA	Pending
Mellanox Technologies TLV Ltd.	Dynamic thresholds for congestion control	14/672,357	USA	Pending
Mellanox Technologies TLV Ltd.	EFFICIENT LOOKUP OF TCAM-LIKE RULES IN RAM	14/827,373	USA	Pending
Mellanox Technologies TLV Ltd.	Error Correction on Demand	14/870,031	USA	Pending
Mellanox Technologies TLV Ltd.	Flexible Allocation of Packet Buffers	14/994,164	USA	Pending
Mellanox Technologies TLV	High performance Bloom Filtering	14/827,402	USA	Pending

Ltd.
Mellanox Technologies TLV Ltd.	Implementing MPLS short-pipe with PHP and pipe models in a lossless network	14/705,003	USA	Pending
Mellanox Technologies TLV Ltd.	Loopback-free adaptive routing	14/970,608	USA	Pending
Mellanox Technologies TLV Ltd.	Memory-efficient handling of multicast traffic	14/961,923	USA	Pending
Mellanox Technologies TLV Ltd.	Physical-layer signaling of flow control updates	14/664,944	USA	Pending
Mellanox Technologies TLV Ltd.	Processing Enhanced Cuckoo Hashing	14/846,777	USA	Pending
Mellanox Technologies TLV Ltd.	Routable Quantized Congestion Notification (R-QCN)	62/200,669	USA	Pending
Mellanox Technologies TLV Ltd.	Routing controlled by subnet managers	13/721,052	USA	Pending
Mellanox Technologies TLV Ltd.	Switch chassis with flexible topology	14/975,788	USA	Pending
Mellanox Technologies, Ltd.	Accurate Global Reference Voltage Distribution System With Local Reference Voltages Referred To Local Ground And Locally Supplied Voltage	12/726,366	USA	9111602
Mellanox Technologies, Ltd.	Self-repair of embedded memory arrays	10/135,361	USA	6667918
Mellanox Technologies, Ltd.	Adapter For High-Speed Ethernet	13/225,584	USA	8419444
Mellanox Technologies, Ltd.	Adapter for pluggable module	12/825,365	USA	7934959
Mellanox Technologies, Ltd.	Adaptive Routing Using Inter-Switch Notifications	13/754,921	USA	9014006
Mellanox Technologies, Ltd.	Auto-negotiation by nodes on an infiniband fabric	11/847,360	USA	7801027
Mellanox Technologies, Ltd.	Bridge Between Parallel Buses Over a Packet-Switched Network	148263	Israel	148263

Mellanox Technologies, Ltd.	Cable with field-writeable memory	13/091,161	USA	8903683
Mellanox Technologies, Ltd.	Connector Receptacle Cage	29/451,884	D737,777	Mellanox Technologies, Ltd.
Mellanox Technologies, Ltd.	Communication over Multiple Virtual Lanes Using a Shared Buffer	13/802,926	USA	8989011
Mellanox Technologies, Ltd.	Communication paths from an InfiniBand host	11/614,057	USA	7730214
Mellanox Technologies, Ltd.	Computer bus with enhanced functionality	13/153,477	USA	8671236
Mellanox Technologies TLV Ltd.	Configurable Access Control Lists Using TCAM	13/310,758	USA	8861347
Mellanox Technologies, Ltd.	Control Message Signature for Device Control	12/498,381	USA	8407478
Mellanox Technologies, Ltd.	Credit-based flow control for ethernet	13/245,886	USA	8867356
Mellanox Technologies, Ltd.	Cross-Channel Network Operations Offloading for Collective Operations	12/945,904	USA	8811417
Mellanox Technologies, Ltd.	Current-triggered low turn-on voltage SCR	11/691,514	USA	7518164
Mellanox Technologies, Ltd.	Data Integrity Verification in a Switching Network	148262	Israel	148262
Mellanox Technologies, Ltd.	Descriptor prefetch mechanism for high latency and out of order DMA device	11/621,789	USA	7620749
Mellanox Technologies, Ltd.	Destination-Based Congestion Control	13/304,654	USA	8705349
Mellanox Technologies, Ltd.	Direct Memory Access to Storage Devices	13/943,809	USA	8949486
Mellanox Technologies, Ltd.	Direct Updating of Network Delay in Synchronization Packets	13/778,180	USA	9031063
Mellanox Technologies, Ltd.	DMA Doorbell	09/870,016	USA	6735642
Mellanox Technologies, Ltd.	Doorbell Handling with Priority Processing Function	10/052,500	USA	8375145
Mellanox Technologies, Ltd.	Dynamically-connected transport services	12/621,523	USA	8213315
Mellanox Technologies, Ltd.	Efficient Access to Connectivity Information Using Cable Identification	13/743,364	USA	9111466

Mellanox Technologies, Ltd.	Efficient delivery of completion notifications	13/682,773	USA	8924605
Mellanox Technologies, Ltd.	Electro-optic integrated circuits and methods for the production thereof	12/198,867	USA	8043877
Mellanox Technologies, Ltd.	Electro-Optical Circuitry Having Integrated Connector and Methods for the Production thereof	10/595,372	USA	7538358
Mellanox Technologies, Ltd.	End-to-end cache for network elements	13/609,378	USA	9130885
Mellanox Technologies, Ltd.	Fibre Channel Controller Shareable by a Plurality of Operating System Domains within a Load-Store Architecture	11/045,870	USA	7512717
Mellanox Technologies, Ltd.	Fibre Channel Controller Shareable by a Plurality of Operating System Domains within a Load-Store Architecture	11/046,537	USA	7493416
Mellanox Technologies, Ltd.	Fibre Channel Controller Shareable by a Plurality of Operating System Domains within a Load-Store Architecture	11/046,564	USA	7617333
Mellanox Technologies, Ltd.	Fibre Channel Processing by a Host Channel Adapter	12/398,194	USA	8948199
Mellanox Technologies, Ltd.	Flip-chip optical interface with micro-lens array	13/677,374	USA	8750657
Mellanox Technologies, Ltd.	Handling Multiple Network Transport Service Levels With Hardware And Sotfware Arbitration	10/052,435	USA	7676597
Mellanox Technologies, Ltd.	Host Channel Adapter With Pattern-type DMA	13/337,178	USA	8751701
Mellanox Technologies, Ltd.	Increasing TCP re-transmission process speed	10/733,630	USA	7177941
Mellanox Technologies, Ltd.	Integer divider module	13/664,428	USA	9032010
Mellanox Technologies, Ltd.	Integrated Circuit Switch with Embedded Processor	148261	Israel	148261
Mellanox Technologies, Ltd.	Integrated Optical Interconnect	13/369,324	USA	8750660

Mellanox Technologies, Ltd.	Integrated optoelectronic interconnects with side-mounted transducers	13/419,447	USA	8871570
Mellanox Technologies, Ltd.	Interrupt Handling in a Virtual Machine Environment	13/652,493	USA	8949498
Mellanox Technologies, Ltd.	ISCSI target offload administrator	10/116,523	USA	7089587
Mellanox Technologies, Ltd.	Limiting number of retransmission attempts for data transfer via network interface controller	10/733,668	USA	7243284
Mellanox Technologies, Ltd.	Liquid cooling system for modular electronic systems	13/245,078	USA	8817473
Mellanox Technologies, Ltd.	Liquid cooling system for modular electronic systems	14/322,973	USA	8879258
Mellanox Technologies, Ltd.	Look-Ahead Handling of Page Faults in I/O Operations	13/628,075	USA	8914458
Mellanox Technologies, Ltd.	Low-latency communications	13/329,342	USA	8869171
Mellanox Technologies, Ltd.	Maintaining consistent quality of service between subnets	13/754,912	USA	9197586
Mellanox Technologies, Ltd.	Method and Apparatus for a Shared I/O Network Interface Controller	11/050,420	USA	8032659
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	10/909,254	USA	8346884
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	13/467,143	USA	9015350
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	13/467,161	USA	9106487
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O network interface controller	13/467,174	USA	8913615
Mellanox Technologies, Ltd.	Method and apparatus for a shared I/O serial ATA controller	10/864,766	USA	7664909
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	10/757,711	USA	7103064
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store	11/235,513	USA	7620066

	fabric
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/235,514	USA	7620064
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/381,561	USA	7782893
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	10/757,713	USA	7457906
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	10/757,714	USA	7046668
Mellanox Technologies, Ltd.	Method and apparatus for shared I/O in a load/store fabric	11/379,264	USA	7706372
Mellanox Technologies, Ltd.	Method, System and Protocol that enable unrestricted user-level access to a network interface adapter	10/750,762	USA	7653754
Mellanox Technologies, Ltd.	Methods and Devices for Active Optical Cable Calibration	13/733,435	USA	9088368
Mellanox Technologies, Ltd.	Methods and Systems for Running Network Protocols Over Peripheral Component Interconnect Express	13/658,976	USA	8990472
Mellanox Technologies, Ltd.	Modulo remainder generator	09/754,479	USA	6728743
Mellanox Technologies, Ltd.	Multiple queue pair access with single doorbell	09/991,692	USA	7543290
Mellanox Technologies, Ltd.	Multiple queue pair access with single doorbell	12/360,119	USA	7929539
Mellanox Technologies, Ltd.	Network acceleration architecture	11/132,100	USA	7760741
Mellanox Technologies, Ltd.	Network adapter utilizing a hashing function for distributing packets to multiple processorsfor parallel processing	09/383,741	USA	6631422
Mellanox Technologies, Ltd.	Network adapter with shared database for message context information	11/329,074	USA	7603429

Mellanox Technologies, Ltd.	Network adapter with shared database for message context information	12/369,795	USA	7930437
Mellanox Technologies, Ltd.	Network Adapter with shared database for message context information	12/208,355	USA	8019902
Mellanox Technologies, Ltd.	Network Adapter with shared database for message context information	13/177,572	USA	8671138
Mellanox Technologies, Ltd.	Network Controller for Obtaining a Plurality of Network Port Identifiers in Response to Load-Store Transactions from a Corresponding Plurality of Operatying System Domains Within a Load-Store Architecture	11/045,869	USA	7502370
Mellanox Technologies, Ltd.	Network interface adapter with shared data send resources	10/000,456	USA	8051212
Mellanox Technologies, Ltd.	Network interface controller supporting network virtualization	13/731,130	USA	9008097
Mellanox Technologies, Ltd.	Network interface controller with circular receive buffer	13/280,457	USA	9143467
Mellanox Technologies, Ltd.	Network Interface Controller with Flexible Memory Handling	13/229,772	USA	8645663
Mellanox Technologies, Ltd.	Network interface device with memory management capabilities	12/430,912	USA	8255475
Mellanox Technologies, Ltd.	Optical interface and splitter with micro-lens array	13/731,025	USA	8870467
Mellanox Technologies, Ltd.	Optical module fabricated on folded printed circuit board	13/366,326	USA	8867870
Mellanox Technologies, Ltd.	Packet Communication Buffering With Dynamic Flow Control	09/758,029	USA	6922408
Mellanox Technologies, Ltd.	Parallel Buses Communications Over A Packet-Switching Fabric	148258	Israel	148258
Mellanox Technologies, Ltd.	Parallel Optics Integrated Cooling	14/294,167	USA	9016957

Mellanox Technologies, Ltd.	Planar optical interface and splitter	13/532,829	USA	8690455
Mellanox Technologies, Ltd.	Precise clock synchronization	12/618,730	USA	8370675
Mellanox Technologies, Ltd.	Prefetching of receive queue descriptors	10/218,605	USA	7631106
Mellanox Technologies, Ltd.	Processing of Block and Transaction signatures	12/573,119	USA	8225182
Mellanox Technologies, Ltd.	Processing of Block and Transaction signatures	13/489,474	USA	8751909
Mellanox Technologies, Ltd.	Processing of data integrity field (DIF)	12/512,026	USA	8365057
Mellanox Technologies, Ltd.	Queue pair context cache	10/052,413	USA	7152122
Mellanox Technologies, Ltd.	Receive Queue Descriptor Pool	10/200,189	USA	7263103
Mellanox Technologies, Ltd.	Recovering dropped instructions in a network interface controller	13/326,354	USA	8694701
Mellanox Technologies, Ltd.	Recovery from iSCSI corruption with RDMA ATP mechanism	10/905,812	USA	7343527
Mellanox Technologies, Ltd.	Reducing Power Consumption in a Fat-Tree Network	14/033,471	USA	9106387
Mellanox Technologies, Ltd.	Reducing size of completion notifications	13/682,772	USA	8959265
Mellanox Technologies, Ltd.	Reliable Message Transmission With Packet-Level Resend	10/119,808	USA	7013419
Mellanox Technologies, Ltd.	Responding to dynamically-connected transport requests	13/535,382	USA	8761189
Mellanox Technologies, Ltd.	Responding to dynamically-connected transport requests	14/277,793	USA	9031086
Mellanox Technologies, Ltd.	Round-robin arbiter with low jitter	10/158,476	USA	7149227
Mellanox Technologies, Ltd.	Self-repair of embedded memory arrays	10/135,361	USA	6667918
Mellanox Technologies, Ltd.	Shared memory access using independent memory maps	13/471,558	USA	9256545
Mellanox Technologies, Ltd.	Sharing A Network Interface Card Among Multiple Hosts	10/127,710	USA	7245627
Mellanox Technologies, Ltd.	Software Interface Between A Parallel Bus And A Packet Network	09/655,919	USA	6668299

Mellanox Technologies, Ltd.	Static Rate Flow Control	10/054,148	USA	7224669
Mellanox Technologies, Ltd.	Switch with Dual-Function Management Port	13/755,137	USA	8908704
Mellanox Technologies, Ltd.	Synchronization Of Interrupts With Data Packets	09/559,352	USA	6243787
Mellanox Technologies, Ltd.	Synchronization Of Interrupts With Data Pockets	10/070,594	USA	6978331
Mellanox Technologies, Ltd.	System and method for accelerating input/output access operation on a virtual machine	14/011,767	USA	9003418
Mellanox Technologies, Ltd.	System and Method for Accelerating Input/Output Access Operation on a Virtual Machine	11/208,528	USA	8645964
Mellanox Technologies, Ltd.	System And Method For Accelerating Input/Output Access Operation On A Virtual Machine	12/699,894	USA	8196144
Mellanox Technologies, Ltd.	System And Method For Accelerating Input/Output Access Operation On A Virtual Machine	13/420,641	USA	8595741
Mellanox Technologies, Ltd.	System and method for sequencing packets for multiprocessor parallelization in a computer network system	09/213,920	USA	6338078
Mellanox Technologies, Ltd.	Terminated input buffer with an offset cancellation circuit	11/744,891	USA	7514978
Mellanox Technologies, Ltd.	Topology-based consolidation of link state information	13/114,071	USA	9225628
Mellanox Technologies, Ltd.	Transceiver Receptacle Cage	14/191,550	USA	9112314
Mellanox Technologies, Ltd.	Transceiver Socket Adapter for Passive Optical Cable	13/898,557	USA	8944704
Mellanox Technologies, Ltd.	Transmit flow for network acceleration architecture	11/132,853	USA	7733875
Mellanox	Use of free pages in	13/628,187	USA	8745276

Technologies, Ltd.	handling of page faults
Mellanox Technologies, Ltd.	Virtualization of Interrupts	13/207,418	USA	8886862
Mellanox Technologies, Ltd.	Quad Small Form-factor Pluggable Connector: QSFP extraction Latch design for AOC	29/481,151	USA	D744957
Mellanox Technologies, Ltd.	Connector Module	29/464,186	USA	D734728
Mellanox Technologies, Ltd.	Accelerating and Offloading Lock Access Over a Network	14/753,159	USA	Pending
Mellanox Technologies, Ltd.	Accessing Remote Storage Device Using a Local BUS protocol	14/215,097	USA	Pending
Mellanox Technologies, Ltd.	Adaption of data center performance using VCSEL/PD control	14/222,887	USA	Pending
Mellanox Technologies, Ltd.	Adaptive routing controlled by source node	14/673,892	USA	Pending
Mellanox Technologies, Ltd.	Adaptive Routing Using Inter-Switch Notifications	14/662,259	USA	Pending
Mellanox Technologies, Ltd.	Address translation services for direct accessing of local memory over a network fabric	14/953,462	USA	Pending
Mellanox Technologies, Ltd.	Aggregation Protocol	62/211,885	USA	Pending
Mellanox Technologies, Ltd.	Application-assisted handling of page faults in I/O operations	13/628,155	USA	Pending
Mellanox Technologies, Ltd.	Buffering schemes for communication over long haul links	14/207,680	USA	Pending
Mellanox Technologies, Ltd.	Cable Backplane	14/445,079	USA	Pending
Mellanox Technologies, Ltd.	Cable with field-writeable memory	14/527,928	USA	Pending
Mellanox Technologies, Ltd.	Coherency over PCIe	62/246,066	USA	Pending
Mellanox Technologies, Ltd.	Collaborative Hardware Interaction By Multiple Entities Using A Shared Queue	14/918,599	USA	Pending
Mellanox Technologies, Ltd.	Compact Optical Fiber Splitters	13/851,178	USA	Pending
Mellanox Technologies, Ltd.	Configurable AEN Notification	14/534,207	USA	Pending

Mellanox Technologies, Ltd.	Congestion Control Enforcement in a Virtualized Environment	14/338,488	USA	Pending
Mellanox Technologies, Ltd.	Connector Extraction Tool	13/905,149	USA	Pending
Mellanox Technologies, Ltd.	Connector module with internal wireless communication device	14/662,258	USA	Pending
Mellanox Technologies, Ltd.	Credit-based flow control for long-haul links	14/335,962	USA	Pending
Mellanox Technologies, Ltd.	Credit-Based Low-Latency Arbitration with Data Transfer	13/763,676	USA	Pending
Mellanox Technologies, Ltd.	Cross-Channel Network Operations Offloading for Collective Operations	14/324,246	USA	Pending
Mellanox Technologies, Ltd.	Cross-Channel Network Operations Offloading for Collective Operations	14/937,907	USA	Pending
Mellanox Technologies, Ltd.	Decision Mechanisms for Adaptive Routing	14/732,853	USA	Pending
Mellanox Technologies, Ltd.	Detection Of Root And Victim Network Congestion	14/052,743	USA	Pending
Mellanox Technologies, Ltd.	Differentiating among multiple management control instances using IP addresses	14/628,256	USA	Pending
Mellanox Technologies, Ltd.	Differentiating among multiple management control instances using IP addresses	14/700,206	USA	Pending
Mellanox Technologies, Ltd.	Direct access to local memory in a PCI-e device	14/721,009	USA	Pending
Mellanox Technologies, Ltd.	Direct IO access from a CPU’s instruction stream	14/608,252	USA	Pending
Mellanox Technologies, Ltd.	DMA, MMIO and PCIe emulation by a network device	62/162,854	USA	Pending
Mellanox Technologies, Ltd.	Dragonfly Plus: Communication Over Bipartite Node Groups Connected by a Mesh Network	14/337,334	USA	Pending
Mellanox Technologies, Ltd.	Dynamic optimization for IP forwarding performance	62/239,990	USA	Pending

Mellanox Technologies, Ltd.	Efficient implementation of MPLS tables for multi-level and multi-path scenarios	14/665,005	USA	Pending
Mellanox Technologies, Ltd.	Efficient Management of Network Traffic in a Multi-CPU Server	14/608,265	USA	Pending
Mellanox Technologies, Ltd.	Efficient ordering and flushing mechanisms for peer or remote device	62/183,213	USA	Pending
Mellanox Technologies, Ltd.	Efficient peer-to-peer entity ID-based access control	62/192,582	USA	Pending
Mellanox Technologies, Ltd.	Efficient TCP flow processing on an accelerator	62/163,995	USA	Pending
Mellanox Technologies, Ltd.	End-to-end cache for network elements	14/813,142	USA	Pending
Mellanox Technologies, Ltd.	Flow-based packet modification	14/729,127	USA	Pending
Mellanox Technologies, Ltd.	Handling transport layer operations received out of order	14/132,014	USA	Pending
Mellanox Technologies, Ltd.	Hardware-based congestion control for TCP traffic	62/234,046	USA	Pending
Mellanox Technologies, Ltd.	High-reliability AOC with redundant emitters	14/458,273	USA	Pending
Mellanox Technologies, Ltd.	High-speed optical module with flexible printed circuit board	13/481,874	USA	Pending
Mellanox Technologies, Ltd.	HYBRID TAG MATCHING	14/834,443	USA	Pending
Mellanox Technologies, Ltd.	Integrated Circuit Inductor	14/172,969	USA	Pending
Mellanox Technologies, Ltd.	Integrated optical cooling core for optoelectronic interconnect modules	14/667,941	USA	Pending
Mellanox Technologies, Ltd.	Interconnection Between Silicon Photonics Devices and Optical Fibers	13/935,511	USA	Pending
Mellanox Technologies, Ltd.	Interconnection Between Silicon Photonics Devices and Optical Fibers	PCT/IB2014/060688	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies, Ltd.	Low-Latency Processing in a Network Node	14/247,255	USA	Pending
Mellanox	Maintaining a system	14/265,397	USA	Pending

Technologies, Ltd.	state cache
Mellanox Technologies, Ltd.	Management of data transmission limits for congestion control	14/730,257	USA	Pending
Mellanox Technologies, Ltd.	Memory sharing using RDMA	14/672,397	USA	Pending
Mellanox Technologies, Ltd.	Method, apparatus and computer product for sending or receiving data over multiple networks	12/785,499	USA	Pending
Mellanox Technologies, Ltd.	Methods and System for Polling Memory Outside a Processor Thread	13/671,475	USA	Pending
Mellanox Technologies, Ltd.	Methods and Systems for Error-Correction Decoding	13/839,193	USA	Pending
Mellanox Technologies, Ltd.	Methods and Systems for Network Congestion Management	13/803,144	USA	Pending
Mellanox Technologies, Ltd.	Module compliance boards for quad small form-factor pluggable (QSFP) devices	14/690,428	USA	Pending
Mellanox Technologies, Ltd.	Mounting rail with internal power cable	13/109,031	USA	Pending
Mellanox Technologies, Ltd.	MPLS forwarding without label swapping	14/634,842	USA	Pending
Mellanox Technologies, Ltd.	Multi-Host Network Interface Controller with Host Management	14/583,124	USA	Pending
Mellanox Technologies, Ltd.	Multi-slot plug-in card	14/963,266	USA	Pending
Mellanox Technologies, Ltd.	Network interface controller supporting network virtualization	14/637,414	USA	Pending
Mellanox Technologies, Ltd.	Network Interface Controller with Compression	13/792,083	USA	Pending
Mellanox Technologies, Ltd.	Network interface controller with direct connection to host memory	14/033,470	USA	Pending
Mellanox Technologies, Ltd.	Network Memory	14/847,021	USA	Pending
Mellanox Technologies, Ltd.	Network with Fallback Routing	14/745,488	USA	Pending
Mellanox Technologies, Ltd.	Network-Attached Memory	14/644,400	USA	Pending
Mellanox Technologies, Ltd.	Network-based computational accelerator	238,690	Israel	Pending

Mellanox Technologies, Ltd.	NIC with switching functionality between its network ports	14/658,260	USA	Pending
Mellanox Technologies, Ltd.	Offloading Node CPU in Distributed Redundant Storage Systems	13/925,868	USA	Pending
Mellanox Technologies, Ltd.	Optical Module	14/354,759	USA	Pending
Mellanox Technologies, Ltd.	Optical Module	PCT/JP2012/077649	World Intellectual Property Org. (WIPO)	Pending
Mellanox Technologies, Ltd.	Packet steering	13/291,143	USA	Pending
Mellanox Technologies, Ltd.	Packet Switch with Reduced Latency	13/972,968	USA	Pending
Mellanox Technologies, Ltd.	Page resolution status reporting	14/846,870	USA	Pending
Mellanox Technologies, Ltd.	Passing power-related information from a host CPU to a peripheral device	14/836,988	USA	Pending
Mellanox Technologies, Ltd.	Peripheral device assistance in reducing CPU power consumption	14/745,549	USA	Pending
Mellanox Technologies, Ltd.	Polymer-Based Interconnection between Silicon Photonics Devices and Optical Fibers	13/935,515	USA	Pending
Mellanox Technologies, Ltd.	Prioritized Handling of Incoming Packets by a Network Interface Controller	13/481,890	USA	Pending
Mellanox Technologies, Ltd.	Reducing Processor Loading During Housekeeping Operations	14/224,272	USA	Pending
Mellanox Technologies, Ltd.	Remote transactional memory	14/665,043	USA	Pending
Mellanox Technologies, Ltd.	Sharing address translation between CPU and peripheral devices	13/665,946	USA	Pending
Mellanox Technologies, Ltd.	Simplified packet routing	14/046,976	USA	Pending
Mellanox Technologies, Ltd.	Simultaneous Operation of Remote Management and Link Aggregation	14/547,160	USA	Pending
Mellanox Technologies, Ltd.	Storage System and Server	14/215,099	USA	Pending

Mellanox Technologies, Ltd.	Summing Multiple Floating Point Numbers in an Associative Manner	15/041,038	USA	Pending
Mellanox Technologies, Ltd.	Switch fabric support for overlay network features	13/731,030	USA	Pending
Mellanox Technologies, Ltd.	Time-Efficient Network Function Virtualization Architecture	14/616,760	USA	Pending
Mellanox Technologies, Ltd.	Traffic-Dependent Adaptive Interrupt Moderation	14/664,988	USA	Pending
Mellanox Technologies, Ltd.	Transceiver Receptacle Cage	14/684,527	USA	Pending
Mellanox Technologies, Ltd.	Transport-Level Link Aggregation and High Availability for Stateful IO Devices	14/666,342	USA	Pending
Mellanox Technologies, Ltd.	Twin Axial Cable structure for transmitting signals	14/860/166	USA	Pending
Mellanox Technologies, Ltd.	Uniting FDB lookups for encapsulated packets	13/845,182	USA	Pending
Mellanox Technologies, Ltd.	Using a single work item to send multiple messages	62/139,843	USA	Pending
Mellanox Technologies, Ltd.	Wavelength Auto Negotiation	13/958,561	USA	Pending
Mellanox Technologies, Ltd.	New Lens and New MT Spring	29/519,274	USA	Pending
Mellanox Technologies, Ltd.	Quad Small Form-factor Pluggable back shell design for AOC	29/531,312	USA	Pending
Integrity Project Ltd.	System and methods thereof for safe compilation of code into embedded processing systems	14/436,090	USA	Pending

Schedule 6(b)

Intellectual Property

Trademarks and Trademark Applications

Trademark Registrations

Registered Owner	Mark	Registration No.	Jurisdiction of Registration
Mellanox Technologies, Ltd.	ACCELIO	259559	Israel
Mellanox Technologies, Ltd.	BRIDGEX	3710421	USA
Mellanox Technologies, Ltd.	CLOUDX	262809	Israel
Mellanox Technologies, Ltd.	COMPUSTORX	262233	Israel
Mellanox Technologies, Ltd.	CONNECT-IB	4351512	USA
Mellanox Technologies, Ltd.	CONNECTX	3409869	USA
Mellanox Technologies, Ltd.	COOLBOX	4511847	USA
Mellanox Technologies, Ltd.	CORE-DIRECT	3907266	USA
Mellanox Technologies, Ltd.	GPUDIRECT	4190775	USA
Mellanox Technologies, Ltd.	INFINIBRIDGE	4878036	USA
Mellanox Technologies, Ltd.	INFINIHOST	2858756	USA
Mellanox Technologies, Ltd.	INFINISCALE	2753934	USA
Mellanox Technologies, Ltd.	MELLANOX	148435	Israel
Mellanox Technologies, Ltd.	MELLANOX	2681672	USA
Mellanox Technologies, Ltd.	Mellanox Care	4841308	USA
Mellanox Technologies, Ltd.	Mellanox Cloudrack	263368	Israel
Mellanox Technologies, Ltd.	MELLANOX CLOUDX	260842	Israel
Mellanox Technologies, Ltd.	Mellanox Cloudx	262250	Israel
Mellanox Technologies, Ltd.	MELLANOX FEDERAL SYSTEMS	4538682	USA
Mellanox Technologies, Ltd.	MELLANOX HOSTDIRECT	262808	Israel
Mellanox Technologies, Ltd.	MELLANOX HOSTDIRECT	4872672	USA
Mellanox Technologies, Ltd.	MELLANOX LOGO	4058948	USA
Mellanox Technologies, Ltd.	MELLANOX MULTI-HOST	262807	Israel
Mellanox Technologies, Ltd.	MELLANOX MULTI-HOST	4872673	USA
Mellanox Technologies, Ltd.	MELLANOX OPEN ETHERNET	253767	Israel

Mellanox Technologies, Ltd.	MELLANOX OPEN ETHERNET	4706145	USA
Mellanox Technologies, Ltd.	MELLANOX OPENCLOUD	259787	Israel
Mellanox Technologies, Ltd.	MELLANOX OPENCLOUD	259788	Israel
Mellanox Technologies, Ltd.	MELLANOX OPENCLOUD	4834375	USA
Mellanox Technologies, Ltd.	MELLANOX PEERDIRECT	261530	Israel
Mellanox Technologies, Ltd.	MELLANOX PEERDIRECT	4801924	USA
Mellanox Technologies, Ltd.	MELLANOX SCALABLEHPC	4424317	USA
Mellanox Technologies, Ltd.	MELLANOX STORAGEX	262234	Israel
Mellanox Technologies, Ltd.	MELLANOX TECHNOLOGIES CONNECT ACCELERATE OUTPERFORM	4629210	USA
Mellanox Technologies, Ltd.	MELLANOX TUNEX	261975	Israel
Mellanox Technologies, Ltd.	MELLANOX VIRTUAL MODULAR SWITCH	255362	Israel
Mellanox Technologies, Ltd.	MELLANOX VIRTUAL MODULAR SWITCH	4777703	USA
Mellanox Technologies, Ltd.	METRODX	4775512	USA
Mellanox Technologies, Ltd.	METROX	4397687	USA
Mellanox Technologies, Ltd.	MLNX-OS	4165718	USA
Mellanox Technologies, Ltd.	OPEN ETHERNET	254973	Israel
Mellanox Technologies, Ltd.	OPEN ETHERNET	4702121	USA
Mellanox Technologies, Ltd.	PHYX	3759256	USA
Mellanox Technologies, Ltd.	PLATFORMX	265608	Israel
Mellanox Technologies, Ltd.	PSIPHY	263418	Israel
Mellanox Technologies, Ltd.	SIPHY	263414	Israel
Mellanox Technologies, Ltd.	SWITCHX	4026514	USA
Mellanox Technologies, Ltd.	TESTX	4502514	USA
Mellanox Technologies, Ltd.	THE GENERATION OF OPEN ETHERNET	254974	Israel

Mellanox Technologies, Ltd.	THE GENERATION OF OPEN ETHERNET	4702122	USA
Mellanox Technologies, Ltd.	TUNEX	26179	Israel
Mellanox Technologies, Ltd.	UFM	4186048	USA
Mellanox Technologies, Ltd.	UNBREAKABLE-LINK	258359	Israel
Mellanox Technologies, Ltd.	UNBREAKABLE-LINK	4839235	USA
Mellanox Technologies, Ltd.	VIRTUAL PROTOCOL INTERCONNECT	3723997	USA
Mellanox Technologies TLV Ltd. (currently recorded as owned by Voltaire Ltd. Company in process of recording name change)	VOLTAIRE (and design)	119518	Israel
Mellanox Technologies TLV Ltd.	VOLTAIRE (and design)	2420470	USA
Mellanox Technologies TLV Ltd. (currently recorded as owned by Voltaire Ltd.; Company in process of recording name change)	Voltaire	133692	Israel
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Kotura	2979685	USA
Mellanox Technologies Silicon Photonics Inc. (currently recorded as owned by Kotura, Inc.; Company in process of recording name change)	Kotura and design	3186113	USA

Trademark Applications

Registered Owner	Mark	Application No.	Jurisdiction
Mellanox Technologies, Ltd.	25 IS THE NEW 10	86794289	USA
Mellanox Technologies, Ltd.	ACCELIO	86083853	USA
Mellanox Technologies, Ltd.	CLOUDX	86189880	USA
Mellanox Technologies, Ltd.	COMPUSTORX	86170426	USA
Mellanox Technologies,	CYPU	86654323	USA

Ltd.
Mellanox Technologies, Ltd.	FPGADIRECT	272546	Israel
Mellanox Technologies, Ltd.	FPGADIRECT	86543722	USA
Mellanox Technologies, Ltd.	HPC-X	86304831	USA
Mellanox Technologies, Ltd.	LINKX	86288527	USA
Mellanox Technologies, Ltd.	MELLANOX CLOUDX	86130336	USA
Mellanox Technologies, Ltd.	Mellanox Cloudx	86130336	USA
Mellanox Technologies, Ltd.	Mellanox NEO	86669407	USA
Mellanox Technologies, Ltd.	MELLANOX OPENCLOUD	86093584	USA
Mellanox Technologies, Ltd.	Mellanox OpenHPC	279761	Israel
Mellanox Technologies, Ltd.	Mellanox OpenHPC	86814538	USA
Mellanox Technologies, Ltd.	Mellanox Socket Direct	278438	Israel
Mellanox Technologies, Ltd.	Mellanox Socket Direct	86763701	USA
Mellanox Technologies, Ltd.	Mellanox Spectrum	86640534	USA
Mellanox Technologies, Ltd.	MELLANOX STORAGEX	86170424	USA
Mellanox Technologies, Ltd.	MELLANOX TUNEX	86160937	USA
Mellanox Technologies, Ltd.	NVMEDIRECT	272548	Israel
Mellanox Technologies, Ltd.	NVMEDIRECT	86543720	USA
Mellanox Technologies, Ltd.	ONE SWITCH. A WORLD OF OPTIONS	86640535	USA
Mellanox Technologies, Ltd.	PLATFORMX	86297229	USA
Mellanox Technologies, Ltd.	PSIPHY	86212542	USA
Mellanox Technologies, Ltd.	SIPHY	86212541	USA
Mellanox Technologies, Ltd.	Spectrum	86654162	USA
Mellanox Technologies, Ltd.	STOREX	265301	Israel
Mellanox Technologies, Ltd.	STOREX	86291335	USA

Mellanox Technologies, Ltd.	STPU	86654322	USA
Mellanox Technologies, Ltd.	Switch-EN	86584950	USA
Mellanox Technologies, Ltd.	Switch-IB	86300804	USA
Mellanox Technologies, Ltd.	TUNEX	86160935	USA
Mellanox Technologies, Ltd.	UCX	86693167	USA
Mellanox Technologies, Ltd.	UCX Unified Communication X	86693185	USA

Schedule 6(c)

Intellectual Property

Copyrights and Copyright Applications

Registered Owner	Title	Registration No.
Mellanox Technologies, Ltd.	CIM Provider for Linux/ Windows version 2.0.16.	TXu001834900
Mellanox Technologies, Ltd.	CIM Provider for Vmware version 1.0.	TXu001834912
Mellanox Technologies, Ltd.	Connect-IB 10.10.1000.	TX0007976911
Mellanox Technologies, Ltd.	Connect-IB 10.10.2000.	TX0007976916
Mellanox Technologies, Ltd.	Connect-IB 10.10.3000.	TX0007976918
Mellanox Technologies, Ltd.	Connect-IB 10.10.4020.	TX0007976921
Mellanox Technologies, Ltd.	ConnectX2 Firmware version 2.9.	TXu001834906
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.10.	TXu001834934
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.30.3200.	TX0007977400
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.30.8000.	TX0007977394
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.31.5050.	TX0007977402
Mellanox Technologies, Ltd.	ConnectX3 Firmware version 2.32.5000.	TX0007976914
Mellanox Technologies, Ltd.	Director Plugin.	TXu001834941
Mellanox Technologies, Ltd.	Fabric Collective Accelerator (FCA) version 3.	TXu001836266
Mellanox Technologies, Ltd.	HPC-X version 1.0.	TX0007977614
Mellanox Technologies, Ltd.	HPC-X version 1.2.	TX0007977616
Mellanox Technologies, Ltd.	Mellanox Fabric Collective Accelerator (FCA) version 2.5.	TX0007977589
Mellanox Technologies, Ltd.	Mellanox Fabric Collective Accelerator (FCA) version 3.0.	TX0007977573
Mellanox Technologies, Ltd.	Mellanox Fabric Collective Accelerator (FCA) version 3.1.	TX0007977578
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 2.7.1.	TXu001834937
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.1.0.	TX0007977618
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.5.0.	TX0007977617
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.6.0.	TX0007977611
Mellanox Technologies, Ltd.	Mellanox Firm Tool (MFT) version 3.7.0.	TX0007977615
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.1.	TXu001834914
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.3.	TX0007977517
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.4.	TX0007977566
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.5.	TX0007977569

Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.6.	TX0007977571
Mellanox Technologies, Ltd.	Mellanox Messaging Accelerator (VMA) version 6.7.	TX0007977574
Mellanox Technologies, Ltd.	Mellanox Messaging Software (MXM) version 2.	TXu001836265
Mellanox Technologies, Ltd.	Mellanox OFED version 1.5.3.	TXu001834897
Mellanox Technologies, Ltd.	Mellanox OFED version 1.8.	TXu001836262
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.2.	TXu001834944
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.3500.	TX0007976900
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.4100.	TX0007976904
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.4304.	TX0007977515
Mellanox Technologies, Ltd.	Mellanox Switch Management System (MLNX_OS) version 3.3.4402.	TX0007976906
Mellanox Technologies, Ltd.	SDK EN version 4.1.	TXu001834930
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.1.	TXu001834932
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.000.	TX0007977408
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.000.	TX0007977512
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.4000.	TX0007977412
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.6000.	TX0007977415
Mellanox Technologies, Ltd.	SwitchX Firmware version 9.2.8000.	TX0007977417
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.2000.	TX0007976922
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.2500.	TX0007976923
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.3000.	TX0007976926
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.3500.	TX0007977078
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.4000.	TX0007977081
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.4500.	TX0007976880
Mellanox Technologies, Ltd.	SwitchX SDK EN 4.1.4500.	TX0007977083
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.2000.	TX0007977987
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.2500.	TX0007977090
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.3002.	TX0007977134
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.3500.	TX0007977136
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.4000.	TX0007977139
Mellanox Technologies, Ltd.	SwitchX SDK VPI 4.1.4005.	TX0007977140
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) Appliance version 1.8.0.	TX0007977607
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) Appliance version 1.9.0.	TX0007977613
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 3.7.	TXu001822059

Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 3.8.	TXu001834899
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.0.	TX0007977612
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.5.	TX0007977609
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.6.	TX0007977606
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.7.	TX0007977592
Mellanox Technologies, Ltd.	Unified Fabric Manager (UFM) version 4.8.	TX0007977593
Mellanox Technologies, Ltd.	Unified parallel C (UPC) version 2.	TXu001836264
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.6.	TXu001834902
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.6.1.2.	TX0007977472
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.10.0.	TX0007977484
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.10.1.	TX0007977510
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.7.0.	TX0007977474
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.8.24.	TX0007977475
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.9.0.	TX0007977477
Mellanox Technologies, Ltd.	Vmware EN Driver version 1.9.9.3.	TX0007977480
Mellanox Technologies, Ltd.	Vmware IB Driver version 1.8.2.0.	TX0007977423
Mellanox Technologies, Ltd.	Vmware IB Driver version 1.8.2.4.	TX0007977426
Mellanox Technologies, Ltd.	WinOF Driver version 3.2.	TXu001834910
Mellanox Technologies, Ltd.	WinOF version 4.X.	TXu001836263

Schedule 6(d)

Intellectual Property

Exclusive Copyright Licenses

None.

Schedule 6(e)

Intellectual Property

Filings

Schedule 6(f)

Intellectual Property

OCS-Funded Know-How

Schedule 7

Commercial Tort Claims

None.

EXHIBIT G

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of February 22, 2016 (the “Credit Agreement”), among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the U.S. Collateral Agreement, as applicable.

This Certificate is dated as of [  ], 201[ ] and is delivered pursuant to Section 5.03(b) of the Credit Agreement (this Certificate and each other Certificate heretofore delivered pursuant to Section 5.03(b) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Closing Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Closing Date and prior to the date hereof, the “Prior Perfection Certificate”).

As of the date hereof, the undersigned, an Authorized Officer of the Company, hereby certifies with respect to each Loan Party, solely in his/her official capacity and not in any individual capacity, to the Administrative Agent and each other Secured Party as follows:

SECTION 1.  Names.

(a)                                Set forth on Schedule 1(a) hereto and Schedule 1(a) to the Prior Perfection Certificate are (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document, and its company number (if applicable), (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change and (iii) to our knowledge, each other name (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(b)                                Except as set forth on Schedule 1(b) hereto and Schedule 1(b) of the Prior Perfection Certificate, no Loan Party has changed its identity or corporate structure or entered into a similar reorganization within the past five years.  Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization.  With respect to any such change that has occurred within the past five years, Schedules 1(b) and 2 hereto and Schedules 1 and 2 of the Prior Perfection Certificate set forth the information required by Sections 1(a) and 2 of this Supplemental Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2.  Jurisdictions and Locations. Set forth on Schedule 2 hereto and Schedule 2 to the Prior Perfection Certificate are (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction, (iii) the address (including, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable, and (iv) the federal taxpayer identification number of each Loan Party, if applicable.

SECTION 3.  Stock Ownership and other Equity Interests.  Set forth on Schedule 3 hereto and Schedule 3 to the Prior Perfection Certificate is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party (other than Excluded Equity Interests), specifying the issuer and certificate number (if any) of, and the number, class and percentage of ownership represented by, such Equity Interests.

SECTION 4.  Debt Instruments.  Set forth on Schedule 4 hereto and Schedule 4 to the Prior Perfection Certificate is a true and correct list, for each Loan Party, of all promissory notes and other indebtedness evidenced in writing (other than checks to be deposited in the ordinary course of business) owned by such Loan Party having, in each case, a value in excess of $7,500,000 (or its equivalent) in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

SECTION 5.  Mortgage Filings.  Set forth on Schedule 5 hereto and Schedule 5 to the Prior Perfection Certificate is a list of all real property owned by each Loan Party having a fair market value of $7,500,000 or more (or its equivalent), together with (a) the exact name of the Loan Party that owns such real property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such real property reflected in the records of the filing office or registry for such real property identified pursuant to the following clause and (c) the filing office or registry in which a Mortgage with respect to such real property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

SECTION 6.  Intellectual Property.

(a)                                 Set forth on Schedule 6(a) hereto and Schedule 6(a) to the Prior Perfection Certificate is a true and correct list, with respect to each Loan Party, of all Patents owned by such Loan Party applied for or registered with the United States Patent and Trademark Office or with the Patent Registrar in Israel, including the name of the registered owner or applicant, title, and registration, publication or application number, as applicable.

(b)                                 Set forth on Schedule 6(b) hereto and Schedule 6(b) to the Prior Perfection Certificate is a true and correct list, with respect to each Loan Party, of all Trademarks owned by such Loan Party applied for or registered with the United States Patent and Trademark Office or with the Trademark Registrar in Israel, including the name of the registered owner or applicant and the registration or application number, as applicable.

(c)                                  Set forth on Schedule 6(c) hereto and Schedule 6(c) to the Prior Perfection Certificate is a true and correct list, with respect to each Loan Party, of all United States

2

Copyright registrations owned by such Loan Party, including the name of the registered owner, title, and the registration or serial number.

(d)                                 Set forth on Schedule 6(d) hereto and Schedule 6(d) to the Prior Perfection Certificate is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee of a Copyright registration thereto, including the name and address of the licensor under such exclusive Copyright License, the Copyright title and registration or serial number, and, if the registered owner of such Copyright is a Person other than the applicable licensor, the name of the registered owner of such Copyright.

(e)                                  Set forth on Schedule 6(e) hereto and Schedule 6(e) to the Prior Perfection Certificate, in proper form for filing with the United States Patent and Trademark Office, the United States Copyright Office, the Companies Registrar in Israel, the Patent Registrar in Israel and the Trademark Registrar in Israel are, with respect to each Loan Party, all the filings necessary to preserve, protect and perfect the security interests in the Trademarks, Patents, Copyrights and Copyright Licenses set forth in Schedule 6(a), Schedule 6(b), Schedule 6(c), and Schedule 6(d), respectively, to this Supplemental Perfection Certificate and the Prior Perfection Certificate, including duly signed copies of the Patent Security Agreements, Trademark Security Agreements and the Copyright Security Agreements, as applicable.

(f)                                   Set forth on Schedule 6(f) is a true and correct list, with respect to each Loan Party, of all copyrights owned and all patents and trademarks owned, applied for or registered with the United States Patent and Trademark Office or with the Patent Registrar in Israel or Trademark Registrar in Israel (as applicable), in each case, to the extent such patents, trademarks or copyrights form part of the OCS-Funded Know-How of such Loan Party.

SECTION 7.                            Commercial Tort Claims.  Set forth on Schedule 7 hereto and Schedule 7 to the Prior Perfection Certificate is a true and correct list of commercial tort claims in excess of $2,500,000 (or its equivalent) held by any Loan Party, including a brief description thereof.

3

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

MELLANOX TECHNOLOGIES, LTD.

By:
Name:
Title:

4

EXHIBIT H

[FORM OF] SOLVENCY CERTIFICATE

February 22, 2016

Pursuant to Section 4.01(k) of Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Company”), Mellanox Technologies, Inc., a California corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, the undersigned chief financial officer of the Company hereby certifies as of the date hereof, solely on behalf of the Company and not in his/her individual capacity and without assuming any personal liability whatsoever, that:

1.                                      I am familiar with the finances, properties, businesses and assets of the Company and its Subsidiaries.  I have reviewed the Loan Documents and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor.  I have also reviewed the consolidated financial statements of the Company and its subsidiaries, including projected financial statements and forecasts relating to income statements and cash flow statements of the Company and its subsidiaries.

2.                                      On the Closing Date, after giving effect to the Transactions, the Company and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, I have executed this Solvency Certificate as of the date first written above.

By:
Name:
Title:

EXHIBIT I-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE FOR FOREIGN LENDERS THAT

ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER]

By:
Name:
Title:
Date:

EXHIBIT I-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE FOR FOREIGN LENDERS THAT

ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio exemption: (a) an IRS Form W-8BEN or an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER]

By:
Name:
Title:
Date:

EXHIBIT I-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE FOR FOREIGN PARTICIPANTS

THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

EXHIBIT I-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE FOR FOREIGN PARTICIPANTS

THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

EXHIBIT J

[FORM OF] CLOSING CERTIFICATE OF [LOAN PARTY]

[•], 2016

Reference is made to the Credit Agreement, dated as of February 22, 2016 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel, Mellanox Technologies, Inc., a California corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section[s] [4.01(c)][4.01(e) [and 4.01(f)]1] of the Credit Agreement, the undersigned Authorized Officer of [   ] (the “Company”) certifies, in the name and on behalf of the Company, and not individually, that:

1.             [The Closing (as defined in the Acquisition Agreement) has occurred, or shall occur substantially simultaneously with the funding of the Initial Term Loans, in all material respects in accordance with the Acquisition Agreement, without giving effect to any amendments, consents or waivers thereto that are materially adverse to the Arrangers or the Lenders, without the prior consent of the Arrangers.

2.             The Specified Representations are true and correct in all material respects as of the date hereof (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty is true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (a) to the extent such representation relates to EZ Chip and its Subsidiaries, the definition thereof shall be the definition of “EZ Chip Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the date hereof and (b) the same shall be true and correct in all respects.  The Specified Acquisition Agreement Representations are true and correct as of the date hereof.

3.             There has not occurred any EZ Chip Material Adverse Effect since September 30, 2015.]2

[4][1].     Attached hereto as Exhibit A is a true, correct and complete copy of [an extract from the Companies Registrar in Israel together with]3 the [Certificate of Incorporation] / [Certificate of Formation] / [Certificate of Organization] / [Articles of Incorporation] of the

1                   Applicable to the Israeli Borrower’s certificate only.

2                   Applicable to the Israeli Borrower’s certificate only.

3                   To be included with respect to the Israeli Loan Parties.

Company (the “Charter”)[, as certified4 by the Secretary of State of the State of [•]].  The Charter is in full force and effect on the date hereof, has not been amended or cancelled and no amendment to the Charter is pending or proposed.

[5][2].     Attached hereto as Exhibit B is a true, correct and complete copy of the [By-Laws] / [Operating Agreement] of the Company.  Such [By-Laws] / [Operating Agreement] [have] / [has] not been amended, repealed, modified, superseded, revoked or restated, and [are] / [is] in full force and effect on the date hereof and no amendment to such [By-Laws] / [Operating Agreement] is pending.

[6][3].     Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions (the “Resolutions”) duly adopted by the [board of directors] / [members] of the Company (the “Authorizing Body”), authorizing the execution, delivery and performance of each of the Loan Documents to which the Company is a party and the transactions contemplated thereby.  The Resolutions (i) were duly adopted by the Authorizing Body and have not been amended, modified, superseded or revoked in any respect and (ii) are in full force and effect on the date hereof.

[7][4].     Attached hereto as Exhibit D is a good standing certificate for the Company [from the Secretary of State in the State in which the Company is [incorporated] / [organized]5].

[8].  [All required authorizations and corporate approvals of the Company in connection with the Transactions to which it is  a party have been obtained by the Company in accordance with Sections 256(d) and 282 of the Israeli Companies Law 5759-1999.]6

4  Applicable only to the US Loan Parties.

5  Applicable only to the US Loan Parties.

6  To be included with respect to the Israeli Loan Parties.

[9][5].     Each individual set forth below is a duly authorized representative of the Company and is authorized to sign the Loan Documents and all other agreements, documents and instruments relating thereto on behalf of the Company.  The signature written below opposite the name of such officer is his or her genuine signature.

Name	Office	Signature
[ ]	[ ]
[ ]	[ ]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

Name:
Title:

I, a duly authorized signatory of the Company, do hereby certify that the person whose signature appears immediately above is a duly authorized signatory of the Company and the signature of such person set forth immediately above is true and genuine.

Name:
Title:

Exhibit A

[Certificate of Incorporation] / [Certificate of Formation] / [Certificate of Organization] /

[Articles of Incorporation]

Exhibit B

[By-Laws] / [Operating Agreement]

Exhibit C

Resolutions

Exhibit D

Good Standing Certificate

EXHIBIT K

[FORM OF] GUARANTEE AGREEMENT

dated as of

February 22, 2016,

among

MELLANOX TECHNOLOGIES LTD.,

MELLANOX TECHNOLOGIES, INC.,

THE SUBSIDIARIES OF MELLANOX TECHNOLOGIES LTD.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Schedules

Schedule I	Subsidiary Guarantors

Exhibits

Exhibit I	Form of Supplement

GUARANTEE AGREEMENT dated as of February 22, 2016 (this “Agreement”), among the Borrowers, the Subsidiaries from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMCB, as Administrative Agent.  The Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Subsidiary Guarantors are Affiliates of the Borrowers and will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                                   Defined Terms.  (a) Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement.

(b)                                 The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.                                   Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Borrowers” has the meaning assigned to such term in the Recitals hereto.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Company” has the meaning assigned to such term in the Recitals hereto.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Direct Borrower Obligations” means, with respect to each Borrower, any Obligations of such Borrower in its capacity as a Borrower under the Credit Agreement, or as a counterparty or direct obligor (or as a guarantor of a non-Loan Party counterparty or direct obligor) with respect to a Secured Cash Management Obligation or a Secured Hedging

Obligation; provided that, for the purposes of determining any Obligations of any Loan Party pursuant to Section 2.01 of this Agreement, the definition of “Direct Borrower Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by such Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party.

“Guarantor Limit” means, with respect to any Person that becomes a Subsidiary Guarantor after the date hereof, any applicable limit on the guarantee of such Subsidiary Guarantor as set forth in the Supplement pursuant to which such Person became a Subsidiary Guarantor.

“Guarantors” means, collectively, each Borrower (with respect to Other Obligations of such Borrower) and each Subsidiary Guarantor.

“Indemnified Amount” has the meaning assigned to such term in Section 3.02.

“Israeli Borrower” has the meaning assigned to such term in the Recitals hereto.

“JPMCB” has the meaning assigned to such term in the Preamble hereto.

“Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations (other than any Excluded Swap Obligation); provided that for the purposes of Article II of this Agreement, the term “Obligations” as it applies to each Borrower shall exclude any Direct Borrower Obligations of such Borrower.

“Other Obligations” mean, with respect to each Borrower, any and all Obligations other than Direct Borrower Obligations of such Borrower.

“Payment in Full” means when all Loan Document Obligations have been paid in full (except contingent indemnification and expense reimbursement obligations and tax gross-up or yield protection obligations which, in each case, survive the termination of the Loan Documents and in respect of which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Subsidiary Guarantors” means, collectively, (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Closing Date.

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“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent.

“U.S. Borrower” has the meaning assigned to such term in the Recitals hereto.

ARTICLE II

Guarantee

SECTION 2.01.                                   Guarantee.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, for the benefit of the Secured Parties, by way of an independent payment obligation, the punctual payment of the Obligations when due (other than, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party).  Each Guarantor (solely in its capacity as such) further agrees that the Obligations may be extended or renewed (in the case of the Loan Document Obligations, in accordance with the terms of the Credit Agreement), in whole or in part, or amended or modified (in the case of the Loan Document Obligations, in accordance with the terms of the Credit Agreement), without notice to or further assent from it, and that it will remain bound by its guarantee hereunder notwithstanding any such extension, renewal, amendment or modification of any Obligation.  To the maximum extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02.                                   Guarantee of Payment; Continuing Guarantee.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrowers, any other Loan Party or any other Person.  Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03.                                   No Limitations.  (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.11 or any Guarantor Limit, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.  Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 4.11 or any Guarantor Limit, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the

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provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii)  the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for any of the Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than Payment in Full).  Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in accordance with and subject to the terms of the Loan Documents in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.  Notwithstanding anything to the contrary contained herein, to the extent MFS holds a U.S. facility security clearance and is operating pursuant to a foreign ownership, control or influence (“FOCI”) mitigation agreement, the terms of such FOCI mitigation agreement shall control and MFS shall be subject to the requirements of such FOCI mitigation agreement and the National Industrial Security Program Operating Manual (“NISPOM”).

(b)                                 To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrowers or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers or any other Loan Party, other than Payment in Full.  The Administrative Agent (acting on behalf of the Secured Parties) may, at its election and in accordance with and subject to the terms of the Loan Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other Loan Party or exercise any other right or remedy available to it against the Borrowers or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent Payment in Full shall have occurred.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrowers or any other Loan Party, as the case may be, or any security.

SECTION 2.04.                                   Reinstatement.  Each Guarantor agrees that, unless released pursuant to Section 4.11(b), this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrowers, any other Loan Party or otherwise.

SECTION 2.05.                                   Agreement to Pay; Subrogation.  In furtherance of the foregoing provisions of this Article II and not in limitation of any other right that the

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Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, but subject to any Guarantor Limit, upon the failure of the Borrowers or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06.                                   Information.  Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrowers’ and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.                                   Keepwell.  Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified Keepwell Provider under this Section 2.07 shall remain in full force and effect until Payment in Full.   Each Qualified Keepwell Provider intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Indemnity, Subrogation, Contribution and Subordination

SECTION 3.01.                                   Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each Guarantor agrees that in the event a payment in respect of any Obligation shall be made by any other Guarantor (other than such Guarantor, if such Obligation is of such  Guarantor) under this Agreement, each Guarantor shall indemnify such other Guarantor for the full amount of such payment and such Guarantor making such payment shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

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SECTION 3.02.                                   Contribution and Subrogation.  Each Guarantor (each such Guarantor (other than, in the case of any payment referred to in this sentence in respect of any Obligation of such Guarantor, such Guarantor) being called a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation (other than any such payment made by any Guarantor in respect of its own Obligations) and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrowers or the applicable Guarantor, as applicable, as provided in Section 3.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment (the “Indemnified Amount”), in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the Closing Date and the denominator shall be the aggregate net worth of all the Contributing Parties on the Closing Date (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 4.12, the date of the supplement hereto executed and delivered by such Contributing Party).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.  Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 3.03.                                   Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation of the Guarantors in respect of the Obligations under applicable law or otherwise shall be fully subordinated to Payment in Full.  No failure on the part of any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.  For avoidance of doubt, nothing herein shall limit or otherwise restrict the payments permitted by Section 6.08 of the Credit Agreement.

ARTICLE IV

Miscellaneous

SECTION 4.01.                                   Notices.  All communications and notices to the Administrative Agent and the Borrowers hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02.                                   Waivers; Amendment.  The parties hereto hereby agree that the provisions of Section 9.02 of the Credit Agreement are incorporated by reference herein and are applicable to this Agreement.

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SECTION 4.03.                                   Administrative Agent’s Fees and Expenses; Indemnification.  (a) The Loan Parties party hereto jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder in accordance with Section 9.03(a) of the Credit Agreement as if each reference therein to the Borrowers were a reference to the Guarantors.

(b)                                 The Guarantors jointly and severally agree to indemnify and hold harmless each Indemnitee in accordance with Section 9.03(b) of the Credit Agreement as if each reference to the Borrowers therein were a reference to the Guarantors.

(c)                                  Any amounts payable hereunder, including as provided in Section 4.03(a) or 4.03(b), shall be additional Obligations guaranteed hereby and secured by the Security Documents.  All amounts due under Section 4.03(a) or 4.03(b) shall be payable in accordance with Section 9.03(e) of the Credit Agreement.

(d)                                 The parties hereto hereby agree that the provisions of Section 9.03(d) of the Credit Agreement are incorporated by reference herein and are applicable to this Agreement.

(e)                                  BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 4.04.                                   Survival.  The parties hereto hereby agree that the provisions of Section 9.05 of the Credit Agreement are incorporated by reference herein and are applicable to this Agreement.

SECTION 4.05.                                   Counterparts; Effectiveness; Successors and Assigns.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or in accordance with the Credit Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4.06.                                   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality

7

and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 4.07.                                   Governing Law; Jurisdiction; Consent to Service of Process.  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 The parties hereto hereby agree that the provisions of Section 9.09 of the Credit Agreement are incorporated by reference herein and are applicable to this Agreement.

SECTION 4.08.                                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

SECTION 4.09.                                   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 4.10.                                   Guarantee Absolute.  All rights of the Administrative Agent hereunder and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on Collateral, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement (other than a release of any Guarantor in accordance with Section 4.11).  Notwithstanding the foregoing, to the extent MFS holds a U.S. facility security clearance and is operating pursuant to a FOCI mitigation agreement, the guarantee by MFS hereunder shall be subject to the requirements of such FOCI mitigation agreement and the NISPOM.

8

SECTION 4.11.                                   Termination or Release.  (a) This Agreement and the guarantees made herein, subject to Section 2.04, shall automatically terminate and be released upon Payment in Full, without any action on the part of any Person.

(b)                                 The guarantees made herein shall also automatically terminate and be released (in whole or in part) at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement, without any action on the part of any Person.

(c)                                  In connection with any termination or release pursuant to this Section 4.11, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense (subject to Section 9.03(a) of the Credit Agreement), all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Administrative Agent pursuant to this Section 4.11 shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.12.                                   Additional Subsidiaries.  Pursuant to the Credit Agreement, certain Subsidiaries not party hereto on the Closing Date may be required to enter into this Agreement.  Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Guarantor hereunder, with the same force and effect as if originally named as such herein.  The execution and delivery of any Supplement shall not require the consent of any other Loan Party.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 4.13.                                   Administrative Agent Appointed Attorney-in-Fact.  Each Guarantor hereby appoints the Administrative Agent the attorney-in-fact of such Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

SECTION 4.14.                                   Secured Cash Management Obligations and Secured Hedging Obligations.  No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder other than in its capacity as a Lender or the Administrative Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article VIII of the Credit Agreement.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article VIII of the Credit Agreement.

[Signature Pages Follow]

9

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MELLANOX TECHNOLOGIES, LTD.

by

Name:
Title:

MELLANOX TECHNOLOGIES, INC.

by

Name:
Title:

MELLANOX TECHNOLOGIES DISTRIBUTION LTD.

by

Name:
Title:

MELLANOX TECHNOLOGIES TLV LTD.

by

Name:
Title:

MELLANOX TECHNOLOGIES SILICON PHOTONICS INC.

by

Name:
Title:

10

MELLANOX FEDERAL SYSTEMS, LLC.

by

Name:
Title:

INTEGRITY PROJECT LTD.

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by

Name:
Title:

11

Schedule I to

the Guarantee Agreement

SUBSIDIARY GUARANTORS

Subsidiary Name	Jurisdiction of Incorporation
Mellanox Technologies Distribution Ltd.	Israel
Mellanox Technologies TLV Ltd.	Israel
Mellanox Technologies Silicon Photonics Inc.	California
Mellanox Federal Systems, LLC	Delaware
Integrity Project Ltd.	Israel

Exhibit I to the
Guarantee Agreement

SUPPLEMENT NO.    dated as of [  ] (this “Supplement”), to the Guarantee Agreement dated as of February 22, 2016 (the “Guarantee Agreement”), among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Israeli Borrower” or the “Company”), Mellanox Technologies, Inc., a California corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), each subsidiary of the Company listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and each Borrower (with respect to Other Obligations of such Borrower) are referred to collectively herein as the “Guarantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).

A.  Reference is made to the Credit Agreement dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto and JPMCB, as Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement referred to therein, as applicable.

C.  The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make extensions of credit to the Borrowers under the Credit Agreement.  Section 4.12 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement [in order to induce the Lenders to make additional extensions of credit under the Credit Agreement] and as consideration for such extensions of credit previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 4.12 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Loan Party, a Subsidiary Guarantor and a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it in such capacities.  Each reference to a “Loan Party”, “Subsidiary Guarantor” or “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary.  The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses subject to Section 9.03(a) of the Credit Agreement.

[SECTION 10.  [Insert limitations, if any, consistent with the terms as set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement].]

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

2

[NAME OF NEW SUBSIDIARY]

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by

Name:
Title:

3

Schedule I

to Supplement No.    to the

Guarantee Agreement

SCHEDULE I

New Subsidiary Information

Name	Jurisdiction of Organization

EXHIBIT L

FORM OF INTERCOMPANY NOTE

February 22, 2016

Each of the parties identified on Schedule 1 hereto (each, an “Issuer”) hereby acknowledges that it owes, and promises to pay, when due, to each applicable party identified on Schedule 2 hereto (each, a “Holder” and, together with the Issuers, a “Note Party”), in the applicable currency in immediately available funds, at such location as the applicable Holder shall from time to time designate, all Indebtedness (as defined in the Credit Agreement (as defined below)) as may be owing from time to time on and after the date hereof by each such Issuer to each such applicable Holder, whether owing in consideration of loans, advances or other extensions of credit, together with interest thereon (if any) at such rate as may be agreed upon from time to time.

Each Issuer shall pay all amounts owing under this Note to the applicable Holder on demand of such Holder. Each Holder may make demand for all or any subset of the amounts owing to such Holder under this Note, by all Issuers or any Issuer, without the consent or permission of any Issuer or other Holder.

Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to any Issuer, all amounts owed by such Issuer to each Holder shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

All payments under this Note shall be made without setoff, counterclaim or deduction of any kind.  If any Default or Event of Default under the Credit Agreement (as defined below) exists, then no amount owing by any Issuer to any Holder shall be reduced in any way by any outstanding obligations of the Holder to such Issuer, whether such obligations are monetary or otherwise.  Each Holder is hereby authorized to record all Indebtedness owing by the Issuers to such Holder, all of which shall be evidenced by this Note, and all repayments thereof, in its books and records in accordance with its usual practice, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of any Holder to record such information shall not affect any Issuer’s obligations hereunder.

Each Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. No delay on the part of any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective against any party hereto unless the same shall be in writing and signed and delivered by such party. This Note shall be construed as a separate agreement with respect to each item of Indebtedness governed by this Note owed by an Issuer to a Holder and may be amended, modified, supplemented, waived or released with respect to any such Issuer or such Holder with respect to such item of Indebtedness without the approval of any other party hereto and without affecting the obligations of any other Issuer or Holder hereunder.

Upon execution and delivery after the date hereof by the Company (as defined below) or any subsidiary of the Company of a counterpart signature page hereto, such subsidiary shall become an Issuer and/or Holder, as applicable, hereunder with the same force and effect as if originally named as an Issuer and/or a Holder, as applicable, hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

Pursuant to the Credit Agreement, dated as of February 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mellanox Technologies, Ltd., a public company formed under the laws of the State of Israel (the “Company”), Mellanox Technologies, Inc., a California corporation, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), this Note shall be pledged by the Holders (and each Holder hereby so pledges it) in accordance with the applicable Security Document (as defined in the Credit Agreement) to secure the Senior Indebtedness (as defined in Annex A hereto).  The liens and security interests granted by the Holders in this Note are expressly subject to the terms of any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement.

This Note, and all of each Issuer’s obligations hereunder, shall be subordinate and junior to all Senior Indebtedness (as defined in Annex A hereto), regardless of the tranche(s), class(es) or series of Senior Indebtedness, with respect to which such Issuer, or the Holder of obligations owed by such Issuer, is obligated or provides security, on the terms and conditions set forth in Annex A hereto, which Annex A is incorporated herein by reference and made a part hereof in its entirety.

With respect to any Issuer and any Holder between whom Indebtedness exists as of the date of this Note (such Indebtedness, “Existing Obligations”), (a) if any Existing Obligation is evidenced by a promissory note or other instrument or agreement in existence as of the date hereof (an “Original Note”), it is agreed to between such Issuer and such Holder that notwithstanding any provision to the contrary in this Note (other than the following proviso), the Original Note shall remain in effect in its present form; provided that (i) if and to the extent the Issuer of such Original Note is a Loan Party (as defined in the Credit Agreement), then such Original Note is hereby amended so that all of such Issuer’s obligations under such Original Note shall be subordinate and junior to all Senior Indebtedness (as defined in Annex A hereto), regardless of the tranche(s), class(es) or series of Senior Indebtedness, with respect to which such Issuer, or the Holder of obligations owed by such Issuer, is obligated or provides security, on the terms and conditions set forth in Annex A hereto, which Annex A is incorporated herein by reference and made a part of such Original Note in its entirety and (ii) if and to the extent the Holder of such Original Note is a Loan Party, then such Original Note shall have been pledged pursuant to the Collateral Agreements (as defined in the Credit Agreement) to the extent required by the Collateral and Guarantee Requirement (as defined in the Credit Agreement).

THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

[ ]

By:

Name:
Title:

[Signature Page to Intercompany Note]

ANNEX A

SUBORDINATION PROVISIONS

SECTION 1.01. Subordination of Liabilities. Each Issuer, for itself, and its successors and assigns, covenants and agrees, and each Holder of the Note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

SECTION 1.02. Issuers Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon, premium, if any, or fees or any amounts owing in respect thereof) in accordance with the terms of the Credit Agreement, whether at stated maturity, by acceleration or otherwise, all Senior Indebtedness shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(b) No Issuer may, directly or indirectly, make any payment of any  Subordinated Indebtedness or acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default under the Credit Agreement referred to below or any other issue of Senior Indebtedness is then in existence or would result therefrom.  Each Holder hereby agrees that, so long as any such Default or Event of Default exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note.

(c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, any Issuer shall make any payment on account of (or any Holder receives any payment on account of) the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, first, to the Agent, for application, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, to the payment of the Obligations (as defined in the Credit Agreement) (the “Credit Agreement Obligations”), remaining unpaid to the extent necessary to pay all such Credit Agreement Obligations in full in cash in accordance with the terms of the Credit Agreement, after giving effect to any concurrent payment or distribution to or for the holders of such Credit Agreement Obligations, and second, to the holders of other Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any such

Senior Indebtedness may have been issued, as their respective interests may appear, for application, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, to the payment of all such Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

SECTION 1.03. Subordination to Prior Payment of All Senior Indebtedness, Dissolution, Liquidation or Reorganization of Issuers. Upon any distribution of assets of any Issuer upon dissolution, winding up, liquidation or reorganization of such Issuer (in each case, except as expressly permitted by the Credit Agreement), whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise:

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Holder is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b) any payment or distributions of assets of such Issuer of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, first, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, directly to the Agent to the extent necessary to make payment in full in cash of all Credit Agreement Obligations remaining unpaid after giving effect to any concurrent payment or distribution to the holders of Credit Agreement Obligations and second, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, directly to the holders of other Senior Indebtedness, their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of such Issuer of any kind or character, whether they be cash, property or securities, shall be received by the Holder on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over first, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, to the Agent, for application to the payment of the Credit Agreement Obligations until all Credit Agreement Obligations shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of Credit Agreement Obligations, and second, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, each Issuer shall give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of such Issuer (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

SECTION 1.04  Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, each Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuers applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of any Issuer or by or on behalf of any Holder by virtue of this Annex A that otherwise would have been made to a Holder shall, as between such Issuer, its creditors other than the holders of Senior Indebtedness, and such Holder, be deemed to be payment by such Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 1.05. Obligation of the Issuers Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Issuers and the Holders, the obligation of each Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of the Issuers other than the holders of the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Issuers received upon the exercise of any such remedy.  Upon any distribution of assets of an Issuer, each Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

SECTION 1.06. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of an Issuer or by any act or failure to act in good faith by any such holder, or by any noncompliance by an Issuer with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean the Credit Agreement Obligations.

SECTION 1.08. Miscellaneous.  If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by an Issuer or any other person is rescinded or must otherwise be returned by the holder of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Issuer or such other persons), the subordination provisions set forth herein shall continue to be effective and be reinstated, as the case may be, all as though such payment had not been made.

SCHEDULE 1

Issuers

Mellanox Technologies, Ltd.

Mellanox Technologies, Inc.

Mellanox Technologies Distribution Ltd.

Mellanox Technologies TLV Ltd.

Mellanox Technologies Silicon Photonics Inc.

Mellanox Federal Systems, LLC

Integrity Project Ltd.

SCHEDULE 2

Holders

Mellanox Technologies, Ltd.

Mellanox Technologies, Inc.

Mellanox Technologies Distribution Ltd.

Mellanox Technologies TLV Ltd.

Mellanox Technologies Silicon Photonics Inc.

Mellanox Federal Systems, LLC

Integrity Project Ltd.

NOTE POWER

For value received, each of the undersigned entities hereby sells, assigns and transfers unto                             all of its right, title and interest in that certain Intercompany Note dated [         ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Note”) and does hereby irrevocably constitute and appoint                             attorney to transfer the Note with full power of substitution in the premises.

Dated:

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Note Power as of the day and year first written above.

[ ]

By:

Name:
Title: